Filed pursuant to Rule 424(b)(3)
File No. 333-176938

PROSPECTUS

United States Natural Gas Fund, LP®

457,300,000 Units

United States Natural Gas Fund, LP, a Delaware limited partnership, is a commodity pool that issues units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (“NYSE Arca”). United States Natural Gas Fund, LP is referred to as USNG throughout this document. The investment objective of USNG is for the daily changes in percentage terms of its units’ net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the price of the futures contract on natural gas traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USNG’s expenses (the “Benchmark Futures Contract”), less USNG’s expense.

The units may be purchased from USNG only in one or more blocks of 100,000 units, as described in “Creation and Redemption of Units.” A block of 100,000 units is called a Basket. USNG issues and redeems units in Baskets on a continuous basis to certain authorized purchasers as described in “Plan of Distribution.” The price of a creation basket or a redemption basket is equal to the net asset value of 100,000 units on the day that the order to create the creation basket or redeem the redemption basket is accepted by the marketing agent.

Authorized purchasers that purchase creation baskets may offer and sell units from these baskets to the public at prices that are expected to reflect, among other factors, the trading price of units on the NYSE Arca, the net asset value of USNG and the supply and demand for units at the time of sale. Authorized purchasers will not receive from USNG or any of its affiliates, any fee or other compensation in connection with the sale of units. USNG will continuously offer creation baskets consisting of 100,000 units to authorized purchasers through ALPS Distributors, Inc., which is the marketing agent. A list of USNG’s current authorized purchasers is available from the marketing agent.

USNG is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

Some of the risks of investing in USNG include:

•	Investing in natural gas interests subjects USNG to the risks of the natural gas industry which could result in large fluctuations in the price of USNG’s units.

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If certain correlations do not exist, then investors may not be able to use USNG as a cost-effective way to invest indirectly in natural gas or as a hedge against the risk of loss in natural gas-related transactions.

•	USNG does not expect to make cash distributions.

•	USNG and its general partner may have conflicts of interest, which may permit them to favor their own interests to your detriment.

This is a best efforts offering; the marketing agent is not required to sell any specific number or dollar amount of units, but will use its best efforts to sell units. An authorized purchaser is under no obligation to purchase units. This is intended to be a continuous offering and is not expected to terminate until all of the registered units have been sold or three years from the date of the original prospectus, whichever is earlier, although the offering may be temporarily suspended if and when no suitable investments for USNG are available or practicable. In no event may the aggregate compensation paid to the marketing agent and any affiliate of the General Partner for distribution related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

Investing in USNG involves other significant risks. See “What Are the Risk Factors Involved with an Investment in USNG?” beginning on page 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS IT PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Unit	Per Basket
Price of the units*	$21.75	$2,175,000

*	Based on closing net asset value on March 26, 2013. The price may vary based on net asset value in effect on a particular day. No commissions or discounts are paid to authorized purchasers in connection with the sale of creation baskets. The General Partner pays certain fees to ALPS Distributors, Inc. in its role as Marketing Agent of units of USNG. See “Fees to be Paid by USNG” on page 62.

The date of this prospectus is April 29, 2013.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 62 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL'S OBLIGATIONS OR THE POOL'S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

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UNITED STATES NATURAL GAS FUND, LP

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about USNG and its units, it does not contain or summarize all of the information about USNG and the units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in USNG?” beginning on page 12, before making an investment decision about the units.

Overview of USNG

United States Natural Gas Fund, LP, a Delaware limited partnership (“USNG” or “Us” or “We”), is a commodity pool that issues units that may be purchased and sold on the NYSE Arca. It is managed and controlled by its general partner, United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (“General Partner”). The General Partner is a single member limited liability company formed in Delaware on May 10, 2005 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The investment objective of USNG is for the daily changes in percentage terms of its units’ net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the price of the futures contract on natural gas traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USNG’s expenses (the “Benchmark Futures Contract”). The General Partner does not intend to operate USNG in a fashion such that its per unit NAV will equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas. It is not the intent of USNG to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. USNG may invest in interests other than the Benchmark Futures Contract to comply with accountability levels and position limits. For a detailed discussion of accountability levels and position limits, see “What are Futures Contracts?”

The net assets of USNG consist primarily of investments in futures contracts for natural gas that are traded on the NYMEX, ICE Futures Exchange (“Ice Futures”) or other U.S. and foreign exchanges (collectively, “Natural Gas Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other natural gas-related investments such as cash-settled options on Natural Gas Futures Contracts, forward contracts for natural gas, cleared swap contracts, and non-exchange traded (“over-the-counter”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, as well as futures contracts for crude oil, heating oil, gasoline, and other petroleum-based fuels and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). Market conditions that the General Partner currently anticipates could cause USNG to invest in Other Natural Gas-Related Investments include those allowing USNG to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Natural Gas Futures Contracts and Other Natural Gas-Related Investments collectively are referred to as “Natural Gas Interests” in this prospectus. The General Partner is authorized by USNG in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants (an “FCM” and collectively, “FCMs”).

In order for a hypothetical investment in units to break even over the next 12 months, assuming a selling price of $18.79 per Unit, the investment would have to generate a 1.12% return. For more information, see “—Breakeven Analysis.”

The General Partner endeavors to place USNG’s trades in Natural Gas Futures Contracts and Other Natural Gas-Related Investments and otherwise manage USNG’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily change in USNG’s NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which USNG calculates its NAV, and

•	B is the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

The General Partner believes that market arbitrage opportunities will cause daily changes in USNG’s unit price on the NYSE Arca to closely track daily changes in USNG’s NAV per unit. The General Partner further believes that the daily changes in prices of the Benchmark Futures Contract have historically closely tracked the daily changes in spot prices of natural gas. The General Partner believes that the net effect of these two expected relationships and the expected relationship described above between USNG’s NAV and the Benchmark Futures Contract, will be that the daily changes in the price of USNG’s units on the NYSE Arca will closely track, in percentage terms, the daily changes in the spot price of 10,000 million British thermal units (“mmBtu”) of natural gas, less USNG’s expenses.

The General Partner employs a “neutral” investment strategy intended to track the changes in the price of the Benchmark Futures Contract regardless of whether the price goes up or goes down. USNG’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USNG’s units for the purpose of investing indirectly in natural gas in a cost-effective manner, and/or to permit participants in the natural gas or other industries to hedge the risk of losses in their natural gas-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in natural gas and/or the risks involved in hedging may exist. In addition, an investment in USNG involves the risk that the changes in the price of USNG’s units will not accurately track the changes in the price of the Benchmark Futures Contract, and that changes in the Benchmark Futures Contract will not closely correlate with changes in the spot price of natural gas.

As an example, for the year ended December 31, 2012, the actual total return of USNG as measured by changes in its per unit NAV was (27.09)%. This is based on an initial per unit NAV of $25.88 (adjusted to give effect to the reverse unit split of 4-for-1 executed on February 21, 2012) on December 31, 2011 and an ending per unit NAV as of December 31, 2012 of $18.87. During this time period, USNG made no distributions to its unitholders. However, if USNG’s daily changes in its per unit NAV had instead exactly tracked the changes in the daily total return of the Benchmark Futures Contract, USNG would have had an estimated per unit NAV of $19.08 as of December 31, 2012, for a total return over the relevant time period of (26.28)%. The difference between the actual per unit NAV total return of USNG of (27.09)% and the expected total return based on the Benchmark Futures Contract of (26.28)% was an error over the time period of (0.81)%, which is to say that USNG’s actual total return underperformed the benchmark result by that percentage. The General Partner believes that a portion of the difference between the actual total return and the expected benchmark total return can be attributed to the net impact of the expenses that USNG pays, offset in part by the income that USNG collects on its cash and cash equivalent holdings. During the year ended December 31, 2012, USNG earned dividend and interest income of $369,153, which is equivalent to a weighted average income rate of approximately 0.03% for such period. In addition, during the year ended December 31, 2012, USNG also collected $216,000 from its Authorized Purchasers for creating or redeeming baskets of units. This income also contributed to USNG’s actual total return. During the year ended December 31, 2012, USNG incurred total expenses of $11,283,153. Income from dividends and interest and Authorized Purchaser collections net of expenses was $(10,698,000), which is equivalent to a weighted average net income rate of approximately (1.03)% for the year ended December 31, 2012.

USNG’s investment objective is to track the changes in the price of the Benchmark Futures Contract, not to have the market price of its units match, dollar for dollar, changes in the spot price of natural gas. Contango and backwardation have impacted the total return on an investment in USNG’s units during the past year relative to a hypothetical direct investment in natural gas and, in the future, it is likely that the relationship between the market price of USNG’s units and changes in the spot prices of natural gas will continue to be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing natural gas, which could be substantial.

One factor that impacts the total return that will result from investing in near month futures contracts and “rolling” those contracts forward each month is the price relationship between the current near month contract and the next month contract. For example, if the price of the near month contract is higher than the next month contract (a situation referred to as “backwardation” in the futures market), then absent any other change there is a tendency for the price of a next month contract to rise in value as it becomes the near month contract and approaches expiration. Conversely, if the price of a near month contract is lower than the next month contract (a situation referred to as “contango” in the futures market), then absent any other change there is a tendency for the price of a next month contract to decline in value as it becomes the near month contract and approaches expiration.

As an example, assume that the price of natural gas for immediate delivery (the “spot” price), was $5.00 per 10,000 mmBtu, and the value of a position in the near month futures contract was also $5.00. Over time, the price of 10,000 mmBtu of natural gas will fluctuate based on a number of market factors, including demand for natural gas relative to its supply. The value of the near month contract will likewise fluctuate in reaction to a number of market factors. If investors seek to maintain their position in a near month contract and not take delivery of the natural gas, every month they must sell their current near month contract as it approaches expiration and invest in the next month contract.

If the futures market is in backwardation, e.g., when the expected price of natural gas in the future would be less, the investor would be buying a next month contract for a lower price than the current near month contract. Using the $5.00 per 10,000mm Btu price above to represent the front month price, the price of the next month contract could be $4.90 per 10,000 mmBtu, which is 2% cheaper than the front month contract. Hypothetically, and assuming no other changes to either prevailing natural gas prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $4.90 next month contract would rise as it approaches expiration and becomes the new near month contract with a price of $5.00. In this example, the value of an investment in the second month contract would tend to rise faster than the spot price of natural gas, or fall slower. As a result, it would be possible in this hypothetical example for the spot price of natural gas to have risen 10% after some period of time, while the value of the investment in the second month futures contract could have risen 12%, assuming backwardation is large enough or enough time has elapsed. Similarly, the spot price of natural gas could have fallen 10% while the value of an investment in the futures contract could have fallen only 8%. Over time, if backwardation remained constant, the difference would continue to increase.

If the futures market is in contango, the investor would be buying a next month contract for a higher price than the current near month contract. Using again the $5.00 per 10,000 mmBtu price above to represent the front month price, the price of the next month contract could be $5.10 per 10,000 mmBtu, which is 2% more expensive than the front month contract. Hypothetically, and assuming no other changes to either prevailing natural gas prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the next month contract would fall as it approaches expiration and becomes the new near month contract with a price of $5.00. In this example, the value of an investment in the second month would tend to rise slower than the spot price of natural gas, or fall faster. As a result, it would be possible in this hypothetical example for the spot price of natural gas to have risen 10% after some period of time, while the value of the investment in the second month futures contract will have risen only 8%, assuming contango is large enough or enough time has elapsed. Similarly, the spot price of natural gas could have fallen 10% while the value of an investment in the second month futures contract could have fallen 12%. Over time, if contango remained constant, the difference would continue to increase.

The Benchmark Futures Contract is changed from the near month contract to the next month contract over a four-day period. See “How Does USNG Operate” for a more extensive discussion of how USNG rolls its positions in Natural Gas Interests on a monthly basis.

USNG creates units only in blocks of 100,000 units called Creation Baskets and redeems units only in blocks of 100,000 units called Redemption Baskets. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Baskets are generally created when there is sufficient demand for units that the market price per unit is at a premium to the NAV per unit. Authorized Purchasers will then sell such units, which will be listed on the NYSE Arca, to the public at per-unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of USNG at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Natural Gas Futures Contracts market and the market for Other Natural Gas-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between USNG’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Similarly, baskets are generally redeemed when the market price per unit is at a discount to the NAV per unit. Retail investors seeking to purchase or sell units on any day will effect such transactions in the secondary market, on the NYSE Arca, at the market price per unit, rather than in connection with the creation or redemption of baskets.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, accountability levels and position limits on certain of the Natural Gas Futures Contracts or Other Natural Gas-Related Investments in which USNG intends to invest may practically limit the number of Creation Baskets that will be sold if the General Partner determines that the other investment alternatives available to USNG at that time will not enable it to meet its stated investment objective. In this regard, the General Partner also manages the United States 12 Month Natural Gas Fund, LP (“US12NG”) that currently invests in 12 futures contracts for natural gas as traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following eleven months, for a total of 12 consecutive months’ contracts. Any futures contracts held by US12NG or any other Related Public Fund may be aggregated with the ones held by USNG in determining NYMEX accountability levels and position limits.

In managing USNG’s assets, the General Partner does not use a technical trading system that automatically issues buy and sell orders. The General Partner instead employs quantitative methodologies whereby each time one or more baskets are purchased or redeemed, the General Partner will purchase or sell Natural Gas Futures Contracts and Other Natural Gas-Related Investments with an aggregate market value that approximates the amount of Treasuries, cash and/or cash equivalents received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The units can be directly purchased from or redeemed by USNG only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 100,000 units. Individual investors, therefore, are not able to directly purchase units from or redeem units with USNG. Some of the information contained in this prospectus, including information about buying and redeeming units directly from and to USNG is only relevant to Authorized Purchasers. Units are listed and traded on the NYSE Arca under the ticker symbol “UNG” and may be purchased and sold as individual units. Individuals interested in purchasing units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, units are not redeemable securities. There is no guarantee that units will trade at or near the per-unit NAV.

Principal Offices of USNG and the General Partner

USNG was organized as a limited partnership under Delaware law on September 11, 2006. USNG is operated pursuant to the Fourth Amended and Restated Agreement of Limited Partnership dated March 1, 2013 (“LP Agreement”). USNG’s principal office is located at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The General Partner’s principal office is also located at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The telephone number for each of USNG and the General Partner is 510.522.9600.

Principal Investment Risks of an Investment in USNG

An investment in USNG involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 12.

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The price relationship between the near month contract to expire and the next month contract to expire that compose the Benchmark Futures Contract will vary and may impact both the total return over time of USNG’s NAV, as well as the degree to which its total return tracks other natural gas price indices’ total returns. In cases in which the near month contract’s price is lower than the next month contract’s price (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in natural gas prices the value of the benchmark contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in natural gas prices the value of the benchmark contract would tend to rise as it approaches expiration.

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Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, USNG generally does not distribute cash to limited partners or other unitholders. You should not invest in USNG if you will need cash distributions from USNG to pay taxes on your share of income and gains of USNG, if any, or for any other reason.

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Investors may choose to use USNG as a means of investing indirectly in natural gas and there are risks involved in such investments. There are significant risks and hazards that inherent in the natural gas oil industry that may cause the price of natural gas to widely fluctuate.

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To the extent that investors use USNG as a means of indirectly investing in natural gas, there is the risk that the daily changes in the price of USNG’s units on the NYSE Arca will not closely track the daily changes in the spot price of natural gas. This could happen if the price of units traded on the NYSE Arca does not correlate closely with USNG’s NAV; the changes in USNG’s NAV do not correlate closely with the changes in the price of the Benchmark Futures Contract or the changes in the price of the Benchmark Futures Contract do not closely correlate with the changes in the cash or spot price of natural gas. This is a risk because if the correlations do not exist, then investors may not be able to use USNG as a cost-effective way to indirectly invest in natural gas or as a hedge against the risk of loss in natural gas-related transactions.

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The General Partner endeavors to manage USNG’s positions in Natural Gas Interests so that USNG’s assets are, unlike those of other commodity pools, not leveraged (i.e., so that the aggregate value of USNG’s unrealized losses from its investments in such Natural Gas Interests at any time will not exceed the value of USNG’s assets). There is no assurance that the General Partner will successfully implement this investment strategy. If the General Partner permits USNG to become leveraged, you could lose all or substantially all of your investment if USNG’s trading positions suddenly turn unprofitable.

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Investors, including those who directly participate in the natural gas, may choose to use USNG as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

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Regulation of the commodity interest and energy markets is extensive and constantly changing. On July 21, 2010, a broad financial regulatory reform bill, “The Dodd-Frank Wall Street Reform and Consumer Protection Act,” was signed into law that includes provisions altering the regulation of commodity interests. The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The new law and the rules currently being promulgated thereunder may negatively impact USNG’s ability to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties.

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USNG invests primarily in Natural Gas Futures Contracts that are traded in the United States. However, a portion of USNG’s trades may take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.

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USNG may also invest in Other Natural Gas-Related Investments, many of which are negotiated contracts that are not as liquid as Natural Gas Futures Contracts and expose USNG to credit risk that its counterparty may not be able to satisfy its obligations to USNG.

•	USNG pays fees and expenses that are incurred regardless of whether it is profitable.

•	You will have no rights to participate in the management of USNG and will have to rely on the duties and judgment of the General Partner to manage USNG.

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The structure and operation of USNG may involve conflicts of interest. For example, a conflict may arise because the General Partner and its principals and affiliates may trade for themselves. In addition, the General Partner has sole current authority to manage the investments and operations, which may create a conflict with the unitholders’ best interests. The General Partner may also have a conflict to the extent that its trading decisions may be influenced by the effect they would have on the United States Oil Fund, LP (“USOF”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”), the United States Short Oil Fund, LP (“USSO”), the United States Diesel-Heating Oil Fund, LP (“USDHO”), the United States 12 Month Natural Gas Fund, LP (“US12NG”), the United States Brent Oil Fund, LP (“USBO”), the United States Commodity Index Fund (“USCI”), the United States Metals Index Fund (“USMI”), the United States Agriculture Index Fund (“USAG”), the United States Copper Index Fund (“CPER”), and the United States Asian Commodities Basket Fund (“UAC”) or any other commodity pool the General Partner may form and manage in the future. UAC has been declared effective by the regulatory agencies which have regulatory authority over the Sponsor and UAC, but at the time of filing this prospectus, UAC has not been made available to the public. USOF, US12OF, UGA, USSO, USDHO, US12NG, USBO, USCI, USMI, USAG and CPER are referred to herein as the “Related Public Funds.”

For additional risks, see “What Are the Risk Factors Involved with an Investment in USNG?”

Financial Condition of USNG

USNG’s NAV is calculated shortly after the close of the core trading session on the NYSE Arca.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $18.79 per unit which equals the NAV per unit on January 31, 2013. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$18.79
Management Fee (0.60%)(1)	$0.12
Creation Basket Fee(2)	$(0.01)
Estimated Brokerage Fee (0.291%)(3)	$0.05
Interest Income (0.07%)(4)	$(0.02)
Registration Fee(5)	$0.01
NYMEX Licensing Fee(6)	$0.01
Independent Directors and Officers’ Fees(7)	$0.01
Fees and expenses associated with tax accounting and reporting(8)	$0.04
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.21
Percentage of initial selling price per unit	1.12%

(1)	USNG is contractually obligated to pay the General Partner a management fee based on average daily net assets and paid monthly of 0.60% per annum on average net assets of $1,000,000,000 or less. For purposes of this example we assumed that the average daily net assets are $1,000,000,000 or less. If the average daily net assets were greater than $1,000,000,000 then the management fee would be 0.50% on the incremental average daily net assets and the breakeven amount would be lower.
(2)	Authorized Purchasers are required to pay a Creation Basket fee of $1,000 for each order they place to create one or more baskets. An order must be at least one basket, which is 100,000 units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $.01 (1,000/100,000).
(3)	This amount is based on the actual brokerage fees for USNG calculated on an annualized basis.
(4)	USNG earns interest on funds it deposits with the FCM and the Custodian and it estimates that the interest rate will be 0.07% based on the current interest rate on three-month Treasury Bills as of January 31, 2013. The actual rate may vary.
(5)	USNG pays fees to the SEC and Financial Industry Regulatory Authority (“FINRA”) to register its units for sale. This amount is based on actual registration fees for USNG calculated on an annualized basis. This fee may vary in future years.
(6)	The NYMEX Licensing Fee is 0.015% on aggregate net assets of the Related Public Funds, except USBO, USCI, USAG, CPER and USMI. For more information see “Fees to be Paid by USNG.”
(7)	The foregoing assumes that the assets of USNG are aggregated with those of the Related Public Funds, that the aggregate fees paid to the independent directors for 2012 was $540,586, that the allocable portion of the fees borne by USNG equals $172,838 and that USNG has $1,102,092,306 in assets, which is the amount of assets as of January 31, 2013.
(8)	USNG assumed the aggregate costs attributable to tax accounting and reporting for 2012 were approximately $1,900,000. The number in the break-even table assumes USNG has $1,102,092,306 in assets which is the amount of assets as of January 31, 2013.

The Offering

Offering	USNG is offering Creation Baskets consisting of 100,000 units through ALPS Distributors, Inc. (“Marketing Agent”) as marketing agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 100,000 units at USNG’s NAV. This is a continuous offering under Rule 415 of the Securities Act of 1933 (the “1933 Act”) and is not expected to terminate until all of the registered units have been sold or three years from the date of the original prospectus, whichever is earlier, although the offering may be temporarily suspended during such period when suitable investments for USNG are not available or practicable. It is anticipated that when all registered units have been sold pursuant to this registration statement, additional units will be registered in subsequent registration statements.

Use of Proceeds	The General Partner applies substantially all of USNG’s assets toward trading in Natural Gas Futures Contracts and Other Natural Gas-Related Investments and investing in Treasuries, cash and/or cash equivalents. The General Partner deposits a portion of USNG’s net assets with the FCM, UBS Securities LLC, or other custodian to be used to meet its current or potential margin or collateral requirements in connection with its investment in Natural Gas Futures Contracts and Other Natural Gas-Related Investments. USNG uses only Treasuries, cash and/or cash equivalents to satisfy these requirements. The General Partner believes that all entities that will hold or trade USNG’s assets will be based in the United States and will be subject to United States regulations. Approximately 10% to 30% of USNG’s assets are normally committed as margin for Natural Gas Futures Contracts and collateral for Other Natural Gas-Related Investments. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of USNG’s assets, of which the General Partner expects to be the vast majority, is held in Treasuries, cash and/or cash equivalents by its custodian, Brown Brothers Harriman & Co. (the “Custodian”). All interest income earned on these investments is retained for USNG’s benefit.

NYSE Arca Symbol	UNG

Creation and Redemption	Currently, Authorized Purchasers pay a $1,000 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of units. The per unit price of units offered in Creation Baskets on any day is the total NAV of USNG calculated shortly after the close of the core trading session of the NYSE Arca on that day divided by the number of issued and outstanding units. The General Partner shall notify the Depository Trust Company (“DTC”) of any change in the transaction fee and will not implement any increase in the fee for Creation or Redemption Baskets until 30 days after the date of notice.

Registration Clearance and Settlement	Individual certificates will not be issued for the units. Instead, units will be represented by one or more global certificates, which will be deposited by the Custodian with DTC and registered in the name of Cede & Co., as nominee for DTC.

The administrator, Brown Brothers Harriman & Co. (“Administrator”) has been appointed registrar and transfer agent for the purpose of registering and transferring units. The General Partner will recognize transfer of units only if such transfer is done in accordance with the LP Agreement, including the delivery of a transfer application.

Net Asset Value	The NAV is calculated by taking the current market value of USNG’s total assets, subtracting any liabilities and dividing that number by the total number of outstanding units. Under USNG’s current operational procedures, the Administrator calculates the NAV of USNG once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session of the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the NYMEX closing price (determined at the earlier of the close of the NYMEX or 2:30 p.m. New York time) for the contracts held on the NYMEX, but calculates or determines the value of all other USNG investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time. The NYSE Arca currently calculates an approximate NAV every 15 seconds throughout each day USNG’s units are traded on the NYSE Arca for as long as the main pricing mechanisms are open for the Futures Exchanges upon which the Benchmark Futures Contract is traded.

Fund Expenses

USNG pays the General Partner a management fee of 0.60% of NAV on the first $1,000,000,000 of daily net assets and 0.50% of NAV after the first $1,000,000,000 of daily net assets on an annualized basis. Brokerage fees for Treasuries, Natural Gas Futures Contracts, and Other Natural Gas-Related Investments were 0.291% of average net assets on an annualized basis through January 31, 2013 and were paid to unaffiliated brokers. USNG also pays any licensing fees for the use of intellectual property. Registration fees paid to the SEC, FINRA, or other regulatory agency in connection with the initial offers and sales of the units and the legal, printing, accounting and other expenses associated with such registrations were paid by the General Partner, but the fees and expenses associated with subsequent registrations of units are borne by USNG. The licensing fee paid to the NYMEX is 0.015% of NAV. The assets of USNG are aggregated with those of the Related Public Funds, other than USBO, USCI, USMI, USAG and CPER for the purpose of calculating the NYMEX licensing fee. USNG expressly disclaims any association with the NYMEX or endorsement of USNG by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX. USNG also is responsible for the fees and expenses, which may include directors and officers liability insurance, of the independent directors of the General Partner in connection with their activities with respect to USNG. These director fees and expenses may be shared with other funds managed by the General Partner. These fees and expenses, in total, amounted to $540,586 for 2012, and USNG’s portion was $172,838, though these amounts may change in future years. The General Partner, and not USNG, is responsible for payment of the fees of USNG’s Marketing Agent, Administrator and Custodian. USNG and/or the General Partner may be required to indemnify the Marketing Agent, Administrator or Custodian under certain circumstances. USNG also pays the fees and expenses associated with its tax accounting and reporting requirements.

Termination Events	USNG shall continue in effect from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events: the death, adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of a General Partner who is the sole remaining General Partner, unless a majority in interest of limited partners within ninety (90) days after such event elects to continue the partnership and appoints a successor general partner; or the affirmative vote of a majority in interest of the limited partners subject to certain conditions. Upon termination of the partnership, the affairs of the partnership shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the partnership shall then be determined by the General Partner. Thereupon, the assets of the partnership shall be distributed pro rata to the partners in accordance with their units.

Withdrawal	As discussed in the LP Agreement, if the General Partner gives at least fifteen (15) days’ written notice to a limited partner, then the General Partner may for any reason, in its sole discretion, require any such limited partner to withdraw entirely from the partnership or to withdraw a portion of its partner capital account. If the General Partner does not give at least fifteen (15) days’ written notice to a limited partner, then it may only require withdrawal of all or any portion of the capital account of any limited partner in the following circumstances:

(i) the unitholder made a misrepresentation to the General Partner in connection with its purchase of units; or

(ii) the limited partner’s ownership of units would result in the violation of any law or regulation applicable to the partnership or a partner.

Authorized Purchasers	USNG has entered into agreements with several Authorized Purchasers. A current list of Authorized Purchasers is available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the General Partner.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN USNG?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in our periodic reports, which include USNG’s financial statements and the related notes, that are incorporated by reference. See “Incorporation By Reference of Certain Information.”

Risks Associated With Investing Directly or Indirectly in Natural Gas

Investing in Natural Gas Interests subjects USNG to the risks of the natural gas industry and this could result in large fluctuations in the price of USNG’s units.

USNG is subject to the risks and hazards of the natural gas industry because it invests in Natural Gas Interests. The risks and hazards that are inherent in the natural gas industry may cause the price of natural gas to widely fluctuate. If the changes in percentage terms of USNG’s units accurately track the changes in percentage terms of the Benchmark Futures Contract or the spot price of natural gas, then the price of its units may also fluctuate. The exploration for, and production of, natural gas are uncertain processes with many risks. The cost of drilling, completing and operating wells for natural gas is often uncertain, and a number of factors can delay or prevent drilling operations or production of natural gas, including:

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or repairs;

•	fires or other accidents;

•	adverse weather conditions;

•	pipeline ruptures or spills or other supply disruptions; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment.

Natural gas transmission, distribution, gathering, and processing activities involve numerous risks that may affect the price of natural gas.

There are a variety of hazards inherent in natural gas transmission, distribution, gathering, and processing, such as leaks, explosions, pollution, release of toxic substances, adverse weather conditions (such as hurricanes and flooding), pipeline failure, abnormal pressures, uncontrollable flows of natural gas, scheduled and unscheduled maintenance, physical damage to the gathering or transportation system, and other hazards which could affect the price of natural gas. To the extent these hazards limit the supply or delivery of natural gas, natural gas prices will increase.

The price of natural gas may fluctuate on a seasonal and quarterly basis and this would result in fluctuations in the price of USNG’s units.

Natural gas prices fluctuate seasonally. For example, in some parts of the United States and other markets, the natural gas demand for power peaks during the cold winter months, with market prices peaking at that time. As a result, in the future, the overall price of natural gas may fluctuate substantially on a seasonal and quarterly basis and thus make consecutive period to period comparisons less relevant.

Natural gas transmission and storage operations are subject to government regulations and rate proceedings which could have an impact on the price of natural gas.

Natural gas transmission and storage operations in North America are subject to regulation and oversight by the Federal Energy Regulatory Commission, various state regulatory agencies, and Canadian regulatory authorities. These regulatory bodies have the authority to effect rate settlements on natural gas storage, transmission and distribution services. As a consequence, the price of natural gas may be affected by a change in the rate settlements effected by one or more of these regulatory bodies.

Daily changes in USNG’s per unit NAV may not correlate with daily changes in the price of the Benchmark Futures Contract. If this were to occur, investors may not be able to effectively use USNG as a way to hedge against natural gas-related losses or as a way to indirectly invest in natural gas.

The General Partner endeavors to invest USNG’s assets as fully as possible in short-term Natural Gas Futures Contracts and Other Natural Gas-Related Investments so that the daily changes in percentage terms of the per unit NAV closely correlate with the daily changes in percentage terms in the price of the Benchmark Futures Contract. However, daily changes in USNG’s per unit NAV may not correlate with the daily changes in the price of the Benchmark Futures Contract for several reasons as set forth below:

•

USNG (i) may not be able to buy/sell the exact amount of Natural Gas Futures Contracts and Other Natural Gas-Related Investments to have a perfect correlation with per unit NAV; (ii) may not always be able to buy and sell Natural Gas Futures Contracts or Other Natural Gas-Related Investments at the market price; and (iii) is required to pay fees, including brokerage fees and the management fee, which will have an effect on the correlation.

•

Short-term supply and demand for natural gas may cause the changes in the market price of the Benchmark Futures Contract to vary from the changes in USNG’s per unit NAV if USNG has fully invested in Natural Gas Futures Contracts that do not reflect such supply and demand and it is unable to replace such contracts with Natural Gas Futures Contracts that do reflect such supply and demand.

•

USNG sells and buys only as many Natural Gas Futures Contracts and Other Natural Gas-Related Investments that it can to get the daily changes in percentage terms of the per unit NAV as close as possible to the daily changes in percentage terms in the price of the Benchmark Futures Contract. The remainder of its assets are invested in Treasuries, cash and/or cash equivalents and are used to satisfy initial margin and additional margin requirements, if any, and to otherwise support its investments in Natural Gas Interests. Investments in Treasuries, cash and/or cash equivalents, both directly and as margin, provide rates of return that vary from changes in the price of the Benchmark Futures Contract.

•

Because USNG incurs certain expenses in connection with its investment activities, and holds most of its assets in more liquid short-term securities for margin and other liquidity purposes and for redemptions that may be necessary on an ongoing basis, the General Partner is generally not able to fully invest USNG’s assets in Natural Gas Futures Contracts or Other Natural Gas-Related Investments and there cannot be perfect correlation between changes in USNG’s per unit NAV and changes in the price of the Benchmark Futures Contract.

•

As USNG grows, there may be more or less correlation. For example, if USNG only has enough money to buy three Futures Contracts and it needs to buy four contracts to track the price of natural gas then the correlation will be lower, but if it buys 20,000 Natural Gas Futures Contracts and it needs to buy 20,001 contracts then the correlation will be higher. At certain asset levels, USNG may be limited in its ability to purchase the Benchmark Futures Contract or other Natural Gas Futures Contracts due to accountability levels imposed by the relevant exchanges. To the extent that USNG invests in these other Natural Gas Futures Contracts or Other Natural Gas-Related Investments, the correlation with the Benchmark Futures Contract may be lower. If USNG is required to invest in other Natural Gas Futures Contracts and Other Natural Gas-Related Investments that are less correlated with the Benchmark Futures Contract, USNG would likely invest in over-the-counter contracts to increase the level of correlation of USNG’s assets. Over-the-counter contracts entail certain risks described below under “Over-the-Counter Contract Risk.”

•

USNG may not be able to buy the exact number of Natural Gas Futures Contracts and Other Natural Gas-Related Investments to have a perfect correlation with the Benchmark Futures Contract if the purchase price of Natural Gas Futures Contracts required to be fully invested in such contracts is higher than the proceeds received for the sale of a Creation Basket on the day the basket was sold. In such case, USNG could not invest the entire proceeds from the purchase of the Creation Basket in such Natural Gas Futures Contracts (for example, assume USNG receives $4,000,000 for the sale of a Creation Basket and assume that the price of a Natural Gas Futures Contract for natural gas is $59,950, then USNG could only invest in 66 Natural Gas Futures Contracts with an aggregate value of $3,956,700), USNG would be required to invest a percentage of the proceeds in cash, Treasuries or other liquid securities to be deposited as margin with the FCM through which the contracts were purchased. The remainder of the purchase price for the Creation Basket would remain invested in Treasuries, cash and/or cash equivalents or other liquid securities as determined by the General Partner from time to time based on factors such as potential calls for margin or anticipated redemptions. If the trading market for Natural Gas Futures Contracts is suspended or closed, USNG may not be able to purchase these investments at the last reported price.

If daily changes in USNG’s per unit NAV do not correlate with daily changes in the price of the Benchmark Futures Contract, then investing in USNG may not be an effective way to hedge against natural gas-related losses or indirectly invest in natural gas.

The Benchmark Futures Contract may not correlate with the spot price of natural gas and this could cause changes in the price of the units to substantially vary from the changes in the spot price of natural gas. If this were to occur, then investors may not be able to effectively use USNG as a way to hedge against natural gas-related losses or as a way to indirectly invest in natural gas. In addition, the price relationship between the near month contract and the next month contract that compose the Benchmark Futures Contract will vary and may impact both the total return over time of USNG’s NAV, as well as the degree to which its total return tracks other natural gas price indices’ total returns.

When using the Benchmark Futures Contract as a strategy to track the spot price of natural gas, at best the correlation between changes in prices of such Natural Gas Interests and the spot price of natural gas can be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative natural gas market, supply of and demand for such Natural Gas Interests and technical influences in futures trading. If there is a weak correlation between the Natural Gas Interests and the spot price of natural gas, then even in situations where there is also tracking among the price of units, the per unit NAV of such units and Natural Gas Interests, the price of units may not accurately track the spot price of natural gas and investors may not be able to effectively use USNG as a way to hedge the risk of losses in their natural gas-related transactions or as a way to indirectly invest in natural gas.

Backwardation and contango may increase USNG’s tracking error and/or negatively impact total return.

The design of USNG’s Benchmark Futures Contract is such that every month it begins by using the near month contract to expire until the near month contract is within two weeks of expiration, when, over a four-day period, it transitions to the next month contract to expire as its benchmark contract and keeps that contract as its benchmark until it becomes the near month contract and close to expiration. In the event of a natural gas futures market where near month contracts trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in natural gas prices the value of the benchmark contract would tend to rise as it approaches expiration. As a result, the total return of the Benchmark Futures Contract would tend to track higher. Conversely, in the event of a natural gas futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in natural gas prices the value of the Benchmark Futures Contract would tend to decline as it approaches expiration. As a result the total return of the Benchmark Futures Contract would tend to track lower. When compared to total return of other price indices, such as the spot price of natural gas, the impact of backwardation and contango may lead the total return of USNG’s per unit NAV to vary significantly. In the event of a prolonged period of contango, and absent the impact of rising or falling natural gas prices, this could have a significant negative impact on USNG’s NAV and total return.

USNG may experience a loss if it is required to sell Treasuries at a price lower than the price at which they were acquired.

The value of Treasuries generally moves inversely with movements in interest rates. If USNG is required to sell Treasuries at a price lower than the price at which they were acquired, USNG will experience a loss. This loss may adversely impact the price of the units and may decrease the correlation among the price of units, the NAV of units, the price of the Benchmark Futures Contract and Other Natural Gas-Related Investments, and the spot price of natural gas.

Certain of USNG’s investments could be illiquid which could cause large losses to investors at any time or from time to time.

USNG may not always be able to liquidate its positions in its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its natural gas production or exports, or in another major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, USNG has not and does not intend at this time to establish a credit facility, which would provide an additional source of liquidity and instead relies only on the Treasuries, cash and/or cash equivalents that it holds. The anticipated large value of the positions in Futures Contracts that the General Partner will acquire or enter into for USNG increases the risk of illiquidity. The Other Natural Gas-Related Investments that USNG invests in, such as negotiated over-the-counter contracts, may have a greater likelihood of being illiquid since they are contracts between two parties that take into account not only market risk, but also the relative credit, tax, and settlement risks under such contracts. Such contracts also have limited transferability that results from such risks and from the contract’s express limitations.

Because both Natural Gas Futures Contracts and Other Natural Gas-Related Investments may be illiquid, USNG’s Natural Gas Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of hedgers and speculators in futures markets has shifted such that natural gas purchasers are the predominant hedgers in the market, USNG might have to reinvest at higher futures prices or choose Other Natural Gas-Related Investments.

The changing nature of the hedgers and speculators in the natural gas market influences whether futures prices are above or below the expected future spot price. In order to induce speculators to take the corresponding long side of the same futures contract, natural gas producers must generally be willing to sell futures contracts at prices that are below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the natural gas who purchase futures contracts to hedge against a rise in prices, then speculators will only take the short side of the futures contract if the futures price is greater than the expected future spot price of natural gas. This can have significant implications for USNG when it is time to reinvest the proceeds from a maturing Natural Gas Futures Contract into a new Natural Gas Futures Contract.

While USNG does not intend to take physical delivery of natural gas under its Natural Gas Futures Contracts, physical delivery under such contracts impacts the value of the contracts.

While it is not the current intention of USNG to take physical delivery of natural gas under its Natural Gas Futures Contracts, futures contracts are not required to be cash-settled and it is possible to take delivery under some of these contracts. Storage costs associated with purchasing natural gas could result in costs and other liabilities that could impact the value of Natural Gas Futures Contracts or Other Natural Gas- Related Investments. Storage costs include the time value of money invested in natural gas as a physical commodity plus the actual costs of storing the natural gas less any benefits from ownership of natural gas that are not obtained by the holder of a futures contract. In general, Natural Gas Futures Contracts have a one-month delay for contract delivery and the back month (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change for natural gas while USNG holds Natural Gas Futures Contracts or Other Natural Gas-Related Investments, the value of the Natural Gas Futures Contracts or Other Natural Gas- Related Investments, and therefore USNG’s NAV, may change as well.

Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect USNG.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside the United States have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on USNG is impossible to predict, but it could be substantial and adverse.

The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. To date, the CFTC has issued proposed versions of all of the rules it is required to promulgate under the Dodd-Frank Act, but it continues to issue proposed versions of additional rules that it has authority to promulgate. In addition, the CFTC has begun to issue final rules under the Dodd-Frank Act, including rules relating to recordkeeping and reporting of swap transactions, mandatory clearing of certain classes of credit default swaps and interest rate swaps, as well as the definition of key terms such as “swap” and “swap dealer.” Final rules are likely to continue to be adopted throughout. The effect of future regulatory change on USNG, and the exact timing of such changes, is impossible to predict but it may be substantial and adverse. Specifically, the new law, the rules that have been promulgated thereunder, and the rules that are expected to be promulgated may negatively impact the ability of USNG to meet its investment objective, either through position limits or requirements imposed on it and/or on its’ counterparties. In particular, new position limits imposed on USNG or any counterparties may impact the ability of USNG to invest in a manner that most efficiently meets its investment objective. New requirements, including capital imposed on the counterparties of USNG and the mandatory clearing and margining of swaps, may increase the cost of USNG investments and doing business. For a more detailed discussion of the regulations to be imposed by the CFTC and the SEC and the potential impacts thereof on USNG, see “Regulation” on page 5 of the Statement of Additional Information (“SAI”)

Investing in USNG for purposes of hedging may be subject to several risks including the possibility of losing the benefit of favorable market movement.

Participants in the natural gas or in other industries may use USNG as a vehicle to hedge the risk of losses in their natural gas-related transactions. There are several risks in connection with using USNG as a hedging device.

While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. In a hedging transaction, the hedger may be concerned that the hedged item will increase in price, but must recognize the risk that the price may instead decline and if this happens he will have lost his opportunity to profit from the change in price because the hedging transaction will result in a loss rather than a gain. Thus, the hedger foregoes the opportunity to profit from favorable price movements.

An investment in USNG may provide little or no diversification benefits. Thus, in a declining market, USNG may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in USNG while incurring losses with respect to other asset classes.

Historically, Natural Gas Futures Contracts and Other Natural Gas-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, USNG’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in the units. In such a case, USNG may have no gains to offset losses from other investments, and investors may suffer losses on their investment in USNG at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on natural gas prices and natural gas-linked instruments, including Natural Gas Futures Contracts and Other Natural Gas-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject USNG’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of natural gas and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, USNG cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

USNG’s Operating Risks

USNG is not a registered investment company so unitholders do not have the protections of the 1940 Act.

USNG is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The General Partner is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of USNG, the General Partner relies heavily on Messrs. Howard Mah and John Hyland. If Messrs. Mah or Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of USNG. Furthermore, Messrs. Mah and Hyland are currently involved in the management of the Related Public Funds. The General Partner has also filed registration statements to register units of United States Sugar Fund (“USSF”), United States Natural Gas Double Inverse Fund “(UNGD”), United States Gasoil Fund (“USGO”) and UAC, each a series of the United States Commodity Funds Trust I, and US Golden Currency Fund (“HARD”), a series of the United States Currency Funds Trust. Mr. Mah is also employed by Ameristock Corporation, a registered investment adviser that until January 11, 2013 managed a public mutual fund. On January 11, 2013, Ameristock Mutual Fund, Inc. was reorganized with and into the Drexel Hamilton Centre American Equity Fund, a series of the Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds and its advisor, Drexel Hamilton Investment Partners, are not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the General Partner. After the consummation of the reorganization and liquidation, the Ameristock Corporation maintained its non-advisory assets. It is estimated that Mr. Mah will spend approximately 98% of his time on USNG and Related Public Fund matters. Mr. Hyland will spend approximately 100% of his time on USNG and Related Public Fund matters. To the extent that the General Partner establishes additional funds, even greater demands will be placed on Messrs. Mah and Hyland, as well as the other officers of the General Partner and its Board.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause a tracking error, which could cause the price of units to substantially vary from the price of the Benchmark Futures Contract and prevent investors from being able to effectively use USNG as a way to hedge against natural gas-related losses or as a way to indirectly invest in natural gas.

Designated contract markets, such as the NYMEX and ICE Futures, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by USNG is not) may hold, own or control. In addition to accountability levels and position limits, the NYMEX and ICE Futures also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

In late 2011, the CFTC adopted the Position Limit Rules, which were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012 decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect USNG, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy) while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, USNG may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect USNG, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of USNG to meet its investment objectives through limits that may inhibit the General Partner’s ability to sell additional Creation Baskets of USNG.

All of these limits may potentially cause a tracking error between the price of the units and the price of the Benchmark Futures Contract. This may in turn prevent investors from being able to effectively use USNG as a way to hedge against natural gas-related losses or as a way to indirectly invest in natural gas.

USNG has not limited the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Natural Gas Futures Contracts and Other Natural Gas-Related Investments. If USNG encounters accountability levels, position limits, or price fluctuation limits for Natural Gas Futures Contracts on the NYMEX or ICE Futures, it may then, if permitted under applicable regulatory requirements, purchase Natural Gas Futures Contracts and Other Natural Gas-Related Investments on other exchanges that trade listed natural gas futures. In addition, if USNG exceeds accountability levels on either the NYMEX or ICE Futures and is required by such exchanges to reduce its holdings, such reduction could potentially cause a tracking error between the price of the units and the price of the Benchmark Futures Contract.

To the extent that the General Partner uses spreads and straddles as part of its trading strategy, there is the risk that the per unit NAV may not closely track the changes in the Benchmark Futures Contract.

If the General Partner were to utilize a spread or straddle position and the spread performed differently than expected, the results could impact USNG’s tracking error. This could affect USNG’s investment objective of having its per unit NAV closely track the changes in the Benchmark Futures Contract. Additionally, a loss on a spread position would negatively impact USNG’s absolute return.

USNG and the General Partner may have conflicts of interest, which may permit them to favor their own interests to the detriment of unitholders.

USNG and the General Partner may have inherent conflicts to the extent the General Partner attempts to maintain the General Partner’s asset size in order to preserve its fee income and this may not always be consistent with the General Partner’s objective of having the value of its units’ per unit NAV track the changes in the Benchmark Futures Contract. The General Partner’s officers, directors and employees do not devote their time exclusively to USNG. These persons are directors, officers or employees of other entities that may compete with USNG for their services. They could have a conflict between their responsibilities to USNG and to those other entities.

In addition, the General Partner’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as USNG trades using the clearing broker to be used by USNG. A potential conflict also may occur if the General Partner’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the General Partner.

The General Partner has sole current authority to manage the investments and operations of USNG, and this may allow it to act in a way that furthers its own interests which may create a conflict with the best interests of investors. Limited partners have limited voting control, which will limit the ability to influence matters such as amendment of the LP Agreement, change in USNG’s basic investment policy, dissolution of this fund, or the sale or distribution of USNG’s assets.

The General Partner serves as the general partner to each of USNG, USOF, US12OF, UGA, USDHO, USSO, US12NG and USBO and the sponsor for USCI, CPER, USAG and USMI, and will serve as the sponsor for USSF, UNGD, USGO, UAC and HARD, if such funds offer their securities to the public or begin operations. The General Partner may have a conflict to the extent that its trading decisions for USNG may be influenced by the effect they would have on the other funds it manages. These trading decisions may be influenced since the General Partner also serves as the general partner or sponsor for all of the funds and is required to meet all of the funds’ investment objectives as well as USNG’s. If the General Partner believes that a trading decision it made on behalf of USNG might (i) impede its other funds from reaching their investment objectives, or (ii) improve the likelihood of meeting its other funds’ objectives, then the General Partner may choose to change its trading decision for USNG, which could either impede or improve the opportunity for USNG to meet its investment objective. In addition, the General Partner is required to indemnify the officers and directors of its other funds if the need for indemnification arises. This potential indemnification will cause the General Partner’s assets to decrease. If the General Partner’s other sources of income are not sufficient to compensate for the indemnification, then the General Partner may terminate and investors could lose their investment.

Unitholders may only vote on the removal of the General Partner and limited partners have only limited voting rights. Unitholders and limited partners will not participate in the management of USNG and do not control the General Partner so they will not have influence over basic matters that affect USNG. In addition, USNG could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

Limited partners will have limited voting rights with respect to USNG’s affairs. Unitholders must apply to become limited partners, and unitholders that have not applied to become limited partners have no voting rights, other than to remove the General Partner as the general partner of USNG. Even then, unitholders may remove the General Partner only if 66 2/3% of the unitholders elect to do so. Unitholders and limited partners will not be permitted to participate in the management or control of USNG or the conduct of its business. Unitholders and limited partners must therefore rely upon the duties and judgment of the General Partner to manage USNG’s affairs.

USNG may terminate at any time, regardless of whether USNG has incurred losses, subject to the terms of the LP Agreement. In particular, unforeseen circumstances, including the death, adjudication of incompetence, bankruptcy, dissolution, or removal of the General Partner as the general partner of USNG could cause USNG to terminate unless a majority interest of the limited partners within 90 days of the event elects to continue the partnership and appoints a successor general partner, or the affirmative vote of a majority in interest of the limited partners subject to certain conditions. However, no level of losses will require the General Partner to terminate USNG. USNG’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

The General Partner may manage a large amount of assets and this could affect USNG’s ability to trade profitably.

Increases in assets under management may affect trading decisions. In general, the General Partner does not intend to limit the amount of assets of USNG that it may manage. The more assets the General Partner manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

Limited partners may have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.

Under Delaware law, a limited partner might be held liable for USNG’s obligations as if it were a general partner if the limited partner participates in the control of the partnership’s business and the persons who transact business with the partnership think the limited partner is the general partner.

A limited partner will not be liable for assessments in addition to its initial capital investment in any of USNG’s capital securities representing units. However, a limited partner may be required to repay to USNG any amounts wrongfully returned or distributed to it under some circumstances. Under Delaware law, USNG may not make a distribution to limited partners if the distribution causes USNG’s liabilities (other than liabilities to partners on account of their partnership interests and nonrecourse liabilities) to exceed the fair value of USNG’s assets. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

With adequate notice, a limited partner may be required to withdraw from the partnership for any reason.

If the General Partner gives at least fifteen (15) days’ written notice to a limited partner, then the General Partner may for any reason, in its sole discretion, require any such limited partner to withdraw entirely from the partnership or to withdraw a portion of its partner capital account. The General Partner may require withdrawal even in situations where the limited partner has complied completely with the provisions of the LP Agreement.

USNG does not expect to make cash distributions.

USNG has not previously made any cash distributions and intends to re-invest any realized gains in additional Natural Gas Interests rather than distributing cash to limited partners. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, USNG generally does not expect to distribute cash to limited partners. An investor should not invest in USNG if it will need cash distributions from USNG to pay taxes on its share of income and gains of USNG, if any, or for any other reason. Although USNG does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Natural Gas Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

There is a risk that USNG will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USNG may not earn any profit.

USNG pays brokerage charges of approximately 0.291% of average total net assets through January 31, 2013, based on FCM fees of $3.50 per buy or sell, management fees of 0.60% of NAV on the first $1,000,000,000 of its average net assets and 0.50% of NAV after the first $1,000,000,000 of its average net assets, and over-the-counter spreads and extraordinary expenses (e.g., subsequent offering expenses, other expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the LP Agreement and under agreements entered into by the General Partner on USNG’s behalf and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation) that cannot be quantified.

These fees and expenses must be paid in all cases regardless of whether USNG’s activities are profitable. Accordingly, USNG must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

If offerings of the units do not raise sufficient funds to pay USNG’s future expenses and no other source of funding of expenses is found, USNG may be forced to terminate and investors may lose all or part of their investment.

Prior to the offering of units that commenced on April 18, 2007, all of USNG’s expenses were funded by the General Partner and its affiliates. These payments by the General Partner and its affiliates were designed to allow USNG the ability to commence the public offering of its units. USNG now directly pays certain of these fees and expenses. The General Partner will continue to pay other fees and expenses, as set forth in the LP Agreement. If the General Partner and USNG are unable to raise sufficient funds to cover their expenses or locate any other source of funding, USNG may be forced to terminate and investors may lose all or part of their investment.

USNG may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing arrangements between the clearing brokers and USNG generally are terminable by the clearing brokers once the clearing broker has given USNG notice. Upon termination, the General Partner may be required to renegotiate or make other arrangements for obtaining similar services if USNG intends to continue trading in Natural Gas Futures Contracts or Other Natural Gas-Related Investments at its present level of capacity. The services of any clearing broker may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated clearing arrangements.

USNG may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The General Partner does not employ trading advisors for USNG; however, it reserves the right to employ them in the future. The only advisor to USNG is the General Partner. A lack of independent trading advisors may be disadvantageous to USNG because it will not receive the benefit of a trading advisor’s expertise.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of USNG.

If a substantial number of requests for redemption of Redemption Baskets are received by USNG during a relatively short period of time, USNG may not be able to satisfy the requests from USNG’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in USNG’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The financial markets are currently in a slow period of recovery and the financial markets are still relatively fragile.

Since 2008, the financial markets have experienced very difficult conditions and volatility as well as significant adverse trends. The conditions in these markets have resulted in a decrease in availability of corporate credit and liquidity and have led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and have contributed to further consolidation within the financial services industry. In addition, the Administration and Congress have periodically been reaching impasses in passing a fiscal budget which could create long-term concerns regarding the credit of the United States and interest earned, as well as the United States Government’s ability to pay its obligations to holders of Treasuries. If low interest rates on Treasuries continue or if USNG is not able to redeem its investments in Treasuries prior to maturity and the U.S. Government cannot pay its obligations, USNG would be negatively impacted. In addition, USNG might also be negatively impacted by its use of money market mutual funds to the extent those funds might themselves be using Treasuries. Although the financial markets saw signs of recovery beginning in late 2010 and 2011, economic growth in 2012 was slow and the financial markets are still fragile. A poor financial recovery could adversely affect the financial condition and results of operations of USNG’s service providers and Authorized Purchasers which would impact the ability of the General Partner to achieve USNG’s investment objective.

The failure or bankruptcy of a clearing broker or USNG’s Custodian could result in a substantial loss of USNG’s assets and could impair USNG in its ability to execute trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker but the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as USNG, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the complete loss of USNG’s assets posted with the clearing broker; though the majority of USNG’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian and would not be impacted by the bankruptcy of a clearing broker. USNG also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent USNG’s clearing broker is required to post USNG’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If USNG’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by USNG and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear USNG’s trades.

In addition, the majority of USNG’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of USNG’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of USNG’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the General Partner has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may utilize USNG’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. The General Partner has a patent for USNG’s business method and has registered its trademarks. USNG does not currently have any proprietary software. However, if it obtains proprietary software in the future, then any unauthorized use of USNG’s proprietary software and other technology could also adversely affect its competitive advantage. USNG may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the General Partner or claim that the General Partner has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the General Partner may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the General Partner is successful and regardless of the merits, may result in significant costs, divert its resources from USNG, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of USNG depends on the ability of the General Partner to accurately implement trading systems, and any failure to do so could subject USNG to losses on such transactions.

The General Partner uses mathematical formulas built into a generally available spreadsheet program to decide whether it should buy or sell Natural Gas Interests each day. Specifically, the General Partner uses the spreadsheet to make mathematical calculations and to monitor positions in Natural Gas Interests and Treasuries and correlations to the Benchmark Futures Contract. The General Partner must accurately process the spreadsheets’ outputs and execute the transactions called for by the formulas. In addition, USNG relies on the General Partner to properly operate and maintain its computer and communications systems. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the General Partner uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the General Partner’s and USNG’s reputations, increased operational expenses and diversion of technical resources. Any failure, inaccuracy or delay in implementing any of the formulas or systems, including implementing upgrades and compatibility with the computer systems of third parties, and executing USNG’s transactions could impair its ability to achieve USNG’s investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt USNG’s trading activity and materially affect USNG’s profitability.

The operations of USNG, the exchanges, brokers and counterparties with which USNG does business, and the markets in which USNG does business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Global anti-terrorism initiatives, political unrest in the Middle East and Southeast Asia, as well as political hostility towards the United States, continue to fuel this concern.

Risk of Leverage and Volatility

If the General Partner permits USNG to become leveraged, investors could lose all or substantially all of their investment if USNG’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate value in excess of the commodity pool’s assets. While this leverage can increase the pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts can cause significant losses to the pool. While the General Partner has not and does not currently intend to leverage USNG’s assets, it is not prohibited from doing so under the LP Agreement or otherwise.

The price of natural gas is volatile which could cause large fluctuations in the price of units.

Movements in the price of natural gas may be the result of factors outside of the General Partner’s control and may not be anticipated by the General Partner. Among the factors that can cause volatility in the price of natural gas are:

•	worldwide or regional demand for energy, which is affected by economic conditions;

•	the domestic and foreign supply and inventories of oil and gas;

•	weather conditions, including abnormally mild winter or summer weather, and abnormally harsh winter or summer weather;

•	availability and adequacy of pipeline and other transportation facilities;

•	availability of storage facilities;

•	domestic and foreign governmental regulations and taxes;

•	political conditions in gas or oil producing regions;

•	technological advances relating to energy usage or relating to technology for exploration, production, refining and petrochemical manufacturing;

•	the ability of members of OPEC to agree upon and maintain oil prices and production levels;

•	the price and availability of alternative fuels;

•	the impact of energy conservation efforts; and

•	the impact of environmental and other governmental regulations.

Over-the-Counter Contract Risk

Currently, over-the-counter transactions are subject to changing regulation.

A portion of USNG’s assets may be used to trade over-the-counter contracts, such as forward contracts or swap or spot contracts. Currently, over-the-counter contracts are typically contracts traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions and that prior to the passage of the Dodd-Frank Act had been essentially unregulated by the CFTC. The markets for over-the-counter contracts have relied upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general, forward contracts have not been cleared or guaranteed by a third party. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin). The final determination does not extend to other foreign derivatives, such as foreign exchange options, certain currency swaps and non-deliverable forwards. While the Dodd-Frank Act and certain regulations adopted thereunder are intended to provide additional protections to participants in the over-the-counter market, the current regulation of the over-the-counter contracts could expose USNG in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered DCOs. This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective on February 11, 2013. Determination on other types of swaps are expected in the future, and, when finalized, could require USNG to centrally clear certain over-the-counter instruments presently entered into and settled on a bi-lateral basis. See “Item 1. Business – Regulation” for a discussion of how the over-the-counter market will be subject to much more extensive CFTC oversight and regulation after the implementation of the Dodd-Frank Act.

USNG will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by USNG or held by special purpose or structured vehicles.

USNG faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to USNG, in which case USNG could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, USNG may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. USNG may obtain only limited recovery or may obtain no recovery in such circumstances.

USNG may be subject to liquidity risk with respect to its over-the-counter contracts.

Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact USNG’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the- counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing over-the-counter derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such over-the-counter derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating over-the-counter contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding over-the-counter derivatives transaction.

The Dodd-Frank Act requires the CFTC and SEC to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. At this time, the CFTC has proposed a rule addressing this statutory right of certain market participants but has not yet implemented any final rules. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin).

Risk of Trading in International Markets

Trading in international markets could expose USNG to credit and regulatory risk.

USNG invests primarily in Natural Gas Futures Contracts, a significant portion of which are traded on United States exchanges, including the NYMEX. However, a portion of USNG’s trades may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. The CFTC, NFA and the domestic exchanges have little, if any, regulatory authority over the activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, and have little, if any, power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as USNG, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, USNG has less legal and regulatory protection than it does when it trades domestically.

In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USNG to credit risk. Trading in non-U.S. markets also leaves USNG susceptible to swings in the value of the local currency against the U.S. dollar. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject USNG to foreign exchange risk.

The price of any non-U.S. commodity interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to USNG even if the contract traded is profitable.

USNG’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, USNG may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the General Partner bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its units.

Cash or property will be distributed at the sole discretion of the General Partner. The General Partner has not and does not currently intend to make cash or other distributions with respect to units. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of USNG’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its units may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its units.

Due to the application of the assumptions and conventions applied by USNG in making allocations for tax purposes and other factors, an investor’s allocable share of USNG’s income, gain, deduction or loss may be different than its economic profit or loss from its units for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to units could be reallocated if the IRS does not accept the assumptions and conventions applied by USNG in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to partnerships are complex and their application to large, publicly traded partnerships such as USNG is in many respects uncertain. USNG applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects unitholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service will successfully challenge USNG’s allocation methods and require USNG to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

USNG could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the units.

USNG has received an opinion of counsel that, under current U.S. federal income tax laws, USNG will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of USNG’s annual gross income consists of “qualifying income” as defined in the Code, (ii) USNG is organized and operated in accordance with its governing agreements and applicable law and (iii) USNG does not elect to be taxed as a corporation for federal income tax purposes. Although the General Partner anticipates that USNG has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. USNG has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that USNG is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to unitholders, USNG would be subject to tax on its net income for the year at corporate tax rates. In addition, although the General Partner does not currently intend to make distributions with respect to units, any distributions would be taxable to unitholders as dividend income. Taxation of USNG as a corporation could materially reduce the after-tax return on an investment in units and could substantially reduce the value of the units.

USNG is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and therefore, USNG has a more complex tax treatment than traditional mutual funds.

USNG is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law. No U.S. federal income tax is paid by USNG on its income. Instead, USNG will furnish unitholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. unitholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of USNG. This must be reported without regard to the amount (if any) of cash or property the unitholder receives as a distribution from USNG during the taxable year. A unitholder, therefore, may be allocated income or gain by USNG but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USNG does business or owns property or where the unitholders reside. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in USNG. It is each unitholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN UNITS; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT TO DIFFERENT INVESTORS.

THE OFFERING

What is USNG?

USNG is a Delaware limited partnership organized on September 11, 2006. USNG maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. USNG is a commodity pool. It operates pursuant to the terms of the LP Agreement dated as of March 1, 2013, which grants full management control to the General Partner.

USNG is a publicly traded limited partnership which seeks to have the daily changes in percentage terms of its units’ NAV track the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract for natural gas traded on the NYMEX, less USNG’s expenses. The General Partner does not intend to operate USNG in a fashion such that its per unit NAV will equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas. It is not the intent of USNG to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. USNG invests in a mixture of listed natural gas futures contracts, other non-listed natural gas-related investments, Treasuries, cash and/or cash equivalents. USNG began trading on April 18, 2007.

On February 21, 2012, after the close of trading on NYSE Arca, Inc., United States Natural Gas Fund, LP (the “Registrant”) effected a four-for-one reverse unit split and post-split of the Registrant began trading on February 22, 2012. The Registrant previously announced the reverse unit split in its press release dated February 1, 2012. As a result of the reverse unit split, every four pre-split units of the Registrant were automatically exchange for on post-split unit. Immediately prior to the reverse unit split there were 174,297,828 units of the Registrant issued and outstanding, each representing a NAV of $5.51. Immediately after the reverse unit split the number of issued and outstanding units of the Registrant decreased to 43,574,457, not accounting for fractional units, and the NAV relating to each unit increased to $22.04. As of January 31, 2013, USNG had total net assets of $1,102,092,306 and had outstanding units of 58,666,476.

Who is the General Partner?

Our sole General Partner is United States Commodity Funds LLC, a single member limited liability company that was formed in the state of Delaware on May 10, 2005. It maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The General Partner is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that previously owned an insurance company organized under Bermuda law (which has been liquidated) and a registered investment adviser firm named Ameristock Corporation, which has been distributed to the Wainwright shareholders. The General Partner is a member of the NFA and is registered with the CFTC as of December 1, 2005. The General Partner’s registration as a CPO with the NFA was approved on December 1, 2005. The General Partner also manages the Related Public Funds.

See “Composite Performance Data for USNG” on page 37. See also “Prior Performance of the General Partner and Related Public Funds” on page SAI-10.

The General Partner is required to evaluate the credit risk of USNG to the FCM, oversee the purchase and sale of USNG’s units by certain Authorized Purchasers, review daily positions and margin requirements of USNG, and manage USNG’s investments. The General Partner also pays the fees of the Marketing Agent, the Administrator, and the Custodian. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the General Partner for distribution related services in connection with this offering exceed ten percent (10%) or the gross proceeds of this offering.

Limited partners have no right to elect the General Partner on an annual or any other continuing basis. If the General Partner voluntarily withdraws, however, the holders of a majority of USNG’s outstanding units (excluding for purposes of such determination units owned, if any, by the withdrawing General Partner and its affiliates) may elect its successor. The General Partner may not be removed as general partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of our outstanding units (excluding units, if any, owned by the General Partner and its affiliates), subject to the satisfaction of certain conditions set forth in the LP Agreement.

The business and affairs of our General Partner are managed by a board of directors (the “Board”), which is comprised of four management directors some of whom are also its executive officers (the “Management Directors”) and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, the Management Directors have the authority to manage the General Partner pursuant to its Limited Liability Company Agreement, as amended from time to time. Through its Management Directors, the General Partner manages the day-to-day operations of USNG. The Board has an audit committee which is made up of the three independent directors (Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III). The audit committee is governed by an audit committee charter that is posted on USNG’s website. Gordon L. Ellis and Malcolm R. Fobes III meet the financial sophistication requirements of the NYSE Arca and the audit committee charter.

Mr. Nicholas Gerber and Mr. Howard Mah serve as executive officers of the General Partner. USNG has no executive officers. Its affairs are generally managed by the General Partner. The following individuals serve as Management Directors of the General Partner.

Nicholas Gerber has been the President and CEO of the General Partner since June 9, 2005 and a Management Director of the General Partner since May 10, 2005. He maintains his main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. He has been listed with the CFTC as a Principal of the General Partner since November 29, 2005, as Branch Manager of the General Partner since May 15, 2009, and registered with the CFTC as an Associated Person of the General Partner on December 1, 2005. Mr. Gerber also served as Vice President/Chief Investment Officer of Lyon’s Gate Reinsurance Company, Ltd., a company formed to reinsure workmen’s compensation insurance, from June 2003 to December 2009. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. He is also the founder of Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since March 1995. From August 1995 to January 2013, Mr. Gerber was the portfolio manager of the Ameristock Mutual Fund, Inc. a mutual fund registered under the Investment Company Act of 1940, focused on large cap U.S. equities that, as of December 31, 2012, had $126,879,540 in assets. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the General Partner. He has also been a Trustee for the Ameristock ETF Trust since June 2006, and served as a portfolio manager for the Ameristock/ Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 50 years old.

In concluding that Mr. Gerber should serve as Management Director of the General Partner, the General Partner considered his broad business experiences in the industry including: forming and managing investment companies and commodity pools, raising capital for such entities and founding and managing non-finance related companies.

Howard Mah has been a Management Director of the General Partner since May 10, 2005, Secretary of the General Partner since June 9, 2005, Chief Financial Officer of the General Partner since May 23, 2006 and Treasurer since February 23, 2012. He has been listed with the CFTC as a Principal of the General Partner since

November 29, 2005. In these roles, Mr. Mah is currently involved in the management of USNG and the Related Public Funds and will be involved in the management of USSF, UNGD, USGO, UAC and HARD, if such funds commence operations. Mr. Mah also served as the General Partner’s Chief Compliance Officer from May 2006 until February 2013. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He served as Secretary and Chief Compliance Officer of the Ameristock ETF Trust from February 2007 until June 2008 when the trust was liquidated, Chief Compliance Officer of Ameristock Corporation since January 2001; a tax and finance consultant in private practice since January 1995, Secretary of Ameristock Mutual Fund, Inc. from June 1995 to January 2013 and Ameristock Focused Value Fund from December 2000 to January 2005; Chief Compliance Officer of Ameristock Mutual Fund, Inc. from August 2004 to January 2013 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 48 years old.

In concluding that Mr. Mah should serve as Management Director of the General Partner, the General Partner considered his background in accounting and finance, as well as his experience as Chief Compliance Officer for the General Partner and Ameristock Corporation.

Andrew F. Ngim has been a Management Director of the General Partner since May 10, 2005 and Treasurer of the General Partner from June 9, 2005 to February 23, 2012. Mr. Ngim has acted as Portfolio Manager for USCI, CPER, USAG and USMI since January 31, 2013. He has been listed with the CFTC as a Principal of the General Partner since November 29, 2005. Mr. Ngim is currently involved in the management of USNG and the Related Public Funds and will be involved in the management of USSF, UNGD, USGO, UAC and HARD, if such funds commence operations. He received a Bachelor of Arts from the University of California at Berkeley in 1983. Mr. Ngim was Ameristock Corporation’s Managing Director from January 1999 to January 2013 and co-portfolio manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013 when such fund was liquidated, Trustee of the Ameristock ETF Trust from February 2007 to June 2008, and served as a portfolio manager for the Ameristock/ Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008, when such funds were liquidated. Mr. Ngim is 52 years old.

In concluding that Mr. Ngim should serve as Management Director of the General Partner, the General Partner considered his broad career in the financial services industry.

The following individuals provide significant services to USNG but are employed by the General Partner.

John P. Love, CFA has acted as a Portfolio Manager since the launch of USOF in 2006 and is currently the Portfolio Manager for USNG, UGA, USDHO and US12NG. Effective March 1, 2010, Mr. Love became the Senior Portfolio Manager for the Related Public Funds and is expected to be the Portfolio Manager for USSF, UNGD, USGO, UAC and HARD if such funds commence operations. Mr. Love is also employed by the General Partner. He has been listed with the CFTC as a Principal of the General Partner since January 17, 2006. Mr. Love also served as the operations manager of Ameristock Corporation from October 2002 to January 2007, where he was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock Focused Value Fund and for the firm in general. Mr. Love holds a Series 7 and a Series 3 license and was registered with the CFTC as an Associated Person of the General Partner from December 1, 2005 through April 16, 2009. Mr. Love received his CFA designation in 2012. He is a member of the CFA Institute (formerly AIMR) and the CFA Society of Los Angeles. Mr. Love is a graduate of the University of Southern California. Mr. Love is 41 years old.

John T. Hyland, CFA is employed by the General Partner and has acted as the Chief Investment Officer for the Related Public Funds since January 2008. Mr. Hyland has been Portfolio Manager for USOF, USNG, US12OF, UGA, USDHO, USSO, US12NG, USBO, USCI and CPER beginning in April 2006, April 2007, December 2007, February 2008, April 2008, September 2009, November 2009, June 2010, August 2010 and November 2011, respectively. He will also be the Chief Investment Officer for USSF, UNGD, USGO, UAC and HARD upon the commencement of such funds’ operations. Since December 1, 2005, Mr. Hyland has been registered with the CFTC as an Associated Person of the General Partner and since January 17, 2006, he has been listed with the CFTC as a Principal of the General Partner. As part of his responsibilities for the General Partner and the Related Public Funds, Mr. Hyland oversees the day-to-day trading, helps set investment policies and oversees the Related Public Funds’ activities with their futures commission brokers, custodian-administrator and marketing agent. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that provided portfolio management and new fund development expertise to non-U.S. institutional investors through December 2009. Since January 2010, Towerhouse Capital Management has been inactive. Mr. Hyland was a Principal for Towerhouse in charge of portfolio research and product development regarding U.S. and non-U.S. real estate related securities. Mr. Hyland received his CFA designation in 1994. Mr. Hyland is a member of the CFA Institute (formerly AIMR) and is a member and former president of the CFA Society of San Francisco. He is also a member of the National Association of Petroleum Investment Analysts, a not-for-profit organization of investment professionals focused on the oil industry. He is a graduate of the University of California, Berkeley. Mr. Hyland is 53 years old.

Ray W. Allen acts as a Portfolio Manager for USOF, US12OF, USSO and USBO. He has been employed by the General Partner since January 14, 2008. He holds a Series 3 license and registered with the CFTC as an Associated Person of the General Partner from March 25, 2008 to November 1, 2012. He has been listed with the CFTC as a Principal of the General Partner since March 18, 2009. Mr. Allen’s responsibilities include daily trading and operations for USOF, US12OF, USSO and USBO. Mr. Allen also acted as a Portfolio Manager for UGA, USDHO and US12NG until March 1, 2010. In addition, from February 2002 to October 2007, Mr. Allen was responsible for analyzing and evaluating the creditworthiness of client companies at Marble Bridge Funding Group Inc., in Walnut Creek, CA. Marble Bridge Funding Group Inc. is a commercial finance company providing capital to entrepreneurial companies. For the period from October 2007 to January 14, 2008, Mr. Allen was not employed by the General Partner and did not engage in any business-related activity. Mr. Allen received a BA in Economics from the University of California at Berkeley in 1980. Mr. Allen is 56 years old.

The following individuals serve as independent directors of the General Partner.

Carolyn M. Yu has acted as Associate Counsel since August 2011 and Chief Compliance Officer for the General Partner since February 2013. Ms. Yu has been employed by the General Partner since August 2011 and pending listing with the CFTC as a Principal of the General Partner. Ms. Yu was previously employed by the State of Hawaii as Branch Chief for the Securities Enforcement Branch from February 2008 to August 2011. Ms. Yu holds a Juris Doctor from Golden Gate University School of Law and a Bachelor of Science in Business Administration from San Francisco State University. Ms. Yu is 54 years old.

Peter M. Robinson has been an independent director of the General Partner since September 30, 2005 and, as such, serves on the Board of the General Partner, which acts on behalf of USNG and the Related Public Funds. He has been listed with the CFTC as a Principal of the General Partner since December 2005. Mr. Robinson has been employed as a Research Fellow with the Hoover Institution since 1993. The Hoover Institution is a public policy think tank located on the campus of Stanford University. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 55 years old.

In concluding that Mr. Robinson should serve as independent director of the General Partner, the General Partner considered his broad experience in the United States government, including his employment at the SEC, and his knowledge of and insight into public policy.

Gordon L. Ellis has been an independent director of the General Partner since September 30, 2005 and, as such, serves on the Board of the General Partner, which acts on behalf of USNG and the Related Public Funds. He has been listed with the CFTC as a Principal of the General Partner since November 2005. Mr. Ellis was a founder and Chairman of International Absorbents, Inc., a NYSE listed company and the parent company of Absorption Corp., since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis was also a director of Absorption Corp., International Absorbents, Inc.’s wholly-owned subsidiary which is engaged in developing, manufacturing and marketing a wide range of animal care and industrial absorbent products. International Absorbents and Absorption Corp were sold to a private investment banking firm in May 2010. Mr. Ellis continues as a director of the privatized firm. Mr. Ellis was chairman and a founder of Polymer Solutions, Inc. from April 1986 to February 2004, a former publicly-held company that sold all of its assets to a senior coatings manufacturer effective February 3, 2004. Polymer Solutions previously developed and manufactured paints, coatings, stains and primers for wood furniture manufacturers. Mr. Ellis is founder and chairman of Lupaka Gold Corp. since November 2000, a Toronto Stock Exchange listed company developing a precious metal deposit in South America (from November 2000 to May 2010, Lupaka Gold Corp. was called Kcrok Enterprises Ltd.). Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). Mr. Ellis is a professional engineer with an MBA in international finance. Mr. Ellis is 66 years old.

In concluding that Mr. Ellis should serve as independent director of the General Partner, the General Partner considered his experience serving as the Chairman and Chief Executive Officer of a former publicly-traded corporation as well as his experience as an entrepreneur.

Malcolm R. Fobes III has been an independent director of the General Partner since September 30, 2005 and, as such, serves on the Board of the General Partner, which acts on behalf of USNG and the Related Public Funds. He has been listed with the CFTC as a Principal of the General Partner since November 2005. Mr. Fobes is the founder, Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California- based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Since June 1997, Mr. Fobes has been the Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Mr. Fobes also serves as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. From April 2000 to July 2006, Mr. Fobes also served as co- portfolio manager of The Wireless Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in companies engaged in the development, production, or distribution of wireless-related products or services. In these roles, Mr. Fobes has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Fobes was also contributing editor of Start a Successful Mutual Fund: The Step-by- Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes holds a B.S. degree in Finance with a minor in Economics from San Jose State University in California. Mr. Fobes is 48 years old.

In concluding that Mr. Fobes should serve as independent director of the General Partner, the General Partner considered his background as founder, Chairman and Chief Executive Officer of a registered investment adviser as well as Chairman, President, Chief Financial Officer and Portfolio Manager of a mutual fund investment company.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the General Partner: Nicholas Gerber, Melinda Gerber, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, John Hyland, Ray Allen, Carolyn Yu (pending), Wainwright Holdings Inc. and Margaret Johnson. These individuals are Principals due to their positions; however, Nicholas Gerber and Melinda Gerber are also Principals due to their controlling stake in Wainwright. None of the Principals owns or has any other beneficial interest in USNG. John Love and John Hyland make trading and investment decisions for USNG. John Love and Ray Allen execute trades on behalf of USNG. In addition, Nicholas Gerber and John Hyland are registered with the CFTC as Associated Persons of the General Partner and are NFA Associate Members. John Hyland is registered (pending) with the CFTC as a Swaps Associated Person of the General Partner.

Compensation to the General Partner and Other Compensation

USNG does not directly compensate any of the executive officers noted above. The executive officers noted above are compensated by the General Partner for the work they perform on behalf of USNG and other entities controlled by the General Partner . USNG does not reimburse the General Partner for, nor does it set the amount or form of any portion of, the compensation paid to the executive officers by the General Partner. USNG pays fees to the General Partner pursuant to the LP Agreement under which it is obligated to pay the General Partner an annualized fee of 0.60% of NAV on the first $1,000,000,000 of assets and 0.50% of NAV after the first $1,000,000,000 of its average net assets. For 2012, USNG paid the General Partner aggregate management fees of $6,154,688.

Director Compensation

The following table sets forth compensation earned during the year ended December 31, 2012, by the directors of the General Partner. USNG’s portion of the aggregate fees paid to the directors for the year ended December 31, 2012 was $107,604.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Plan	All Other Compensation	Total
Management Directors
Nicholas Gerber	$0	NA	NA	NA	$0	$0	$0
Andrew F. Ngim	$0	NA	NA	NA	$0	$0	$0
Howard Mah	$0	NA	NA	NA	$0	$0	$0
Independent Directors
Peter M. Robinson	$101,000	NA	NA	NA	$0	$0	$101,000
Gordon L. Ellis	$101,000	NA	NA	NA	$0	$0	$101,000
Malcolm R. Fobes III(1)	$121,000	NA	NA	NA	$0	$0	$121,000

(1)	Mr. Fobes serves as chairman of the audit committee of the General Partner and receives additional compensation in recognition of the additional responsibilities he has undertaken in this role.

Market Price of Units

USNG’s units have traded on the NYSE Arca under the symbol “UNG” since November 25, 2008. Prior to trading on the NYSE Arca, USNG’s units previously traded on the AMEX under the symbol “UNG” since its initial public offering on April 18, 2007. The following table sets forth the range of reported high and low sales prices of the units as reported on the AMEX and NYSE Arca, as applicable, for the periods indicated below.

	High	Low
Fiscal year 2012*
First quarter	$26.88	$15.92
Second quarter	$19.43	$14.25
Third quarter	$22.04	$17.69
Fourth quarter	$23.35	$18.87

	High		Low
Fiscal year 2011
First quarter	$47.20	**	$40.40	*
Second quarter	$49.28	**	$42.28	**
Third quarter	$45.76	**	$36.04	**
Fourth quarter	$36.12	**	$25.84	**

*	Adjusted to give effect to the reverse unit split of 2-for-1 executed on March 8, 2011 and the reverse unit split of 4-for-1 executed on February 21, 2012.
**	Adjusted to give effect to the reverse unit split of 4-for-1 executed on February 21, 2012.

As of December 31, 2012, USNG had approximately 139,657 holders of units.

Prior Performance of USNG

USNG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USNG is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the changes in the price of the futures contract for natural gas traded on the NYMEX, less USNG’s expenses. USNG’s units began trading on April 18, 2007 and are offered on a continuous basis. USNG may invest in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. As of January 31, 2013, the total amount of money raised by USNG from its authorized purchasers was $16,540,421,723; the total number of authorized purchasers of USNG was 17; the number of baskets purchased by authorized purchasers of USNG was 12,409; the number of baskets redeemed by authorized purchasers of USNG was 8,279; and the aggregate amount of units purchased was 1,240,900,000.

	# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Units
USNG	17	12,409	8,279	58,666,476

Since the commencement of the offering of USNG units to the public on April 18, 2007 to January 31, 2013, the simple average daily change in its benchmark futures contract was (0.167)% while the simple average daily change in the NAV of USNG over the same time period was 0.165%. The average daily difference was 0.001% (or 0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.364%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the units and the daily NAV of USNG, since inception through January 31, 2013. The first row shows the average amount of the variation between USNG’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. Management of the Sponsor believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

USNG
Average Difference	$0.39
Max Premium %	2.37%
Max Discount %	(2.42)%

For more information on the performance of USNG, see the Performance Tables below.

USNG:

Experience in Raising and Investing in USNG Through January 31, 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$24,056,500,000
Dollar Amount Raised	$16,540,421,723
Organizational and Offering Expenses:**
SEC registration fee	$1,341,530
FINRA registration fee	$377,500
Listing fee	$5,000
Auditor’s fees and expenses	$39,350
Legal fees and expenses	$621,670
Printing expenses	$76,946
Length of USNG offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through April 2007, these expenses were paid for by an affiliate of the General Partner in connection with the initial public offering. Following April 2007, USNG has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses Paid by USNG Through January 31, 2013 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$52,668,333
Amount Paid or Accrued in Portfolio Brokerage Commissions	$28,240,194
Other Amounts Paid or Accrued*	$27,760,298
Total Expenses Paid or Accrued	$108,668,825

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.

Expenses Paid by USNG Through January 31, 2013 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.54% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.29% annualized
Other Amounts Paid or Accrued*	0.29% annualized
Expenses Waived	(0.29)% annualized
Total Expenses Paid or Accrued	0.99% annualized

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.

COMPOSITE PERFORMANCE DATA FOR USNG

Name of Commodity Pool: United States Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 18, 2007

Aggregate Subscriptions (from inception through March 31, 2012): $16,540,421,723

Total Net Assets as of March 31, 2012: $1,102,092,306

NAV per Unit as of March 31, 2012: $18.79

Worst Monthly Percentage Draw-down: Jul 2008 (32.13)%

Worst Peak-to-Valley Draw-down: Jun 08 — March 12 (96.81)%

Number of Unitholders (as of December 31, 2012): 139,657

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	8.87%	(21.49)%	(7.65)%	(0.17)%	(17.62)%	(0.42)%
February	15.87%	(5.47)%	(6.02)%	(10.02)%	(2.49)%
March	6.90%	(11.81)%	(21.05)%	6.68%	(22.99)%
April	6.42%	(13.92)%	(.87)%	5.39%	2.19%
May	6.53%	10.37%	8.19%	(2.23)%	3.00%
June	13.29%	(4.63)%	5.14%	(7.00)%	14.36%
July	(32.13)%	(8.70)%	6.43%	(4.90)%	13.96%
August	(13.92)%	(27.14)%	(22.95)%	(2.58)%	(14.16)%
September	(9.67)%	26.03%	(3.13)%	(11.85)%	13.32%
October	(12.34)%	(13.31)%	(5.83)%	.33%	1.78%
November	(6.31)%	(11.86)%	(1.37)%	(13.40)%	(6.58)%
December	(14.32)%	13.91%	4.53%	(17.26)%	(7.09)%
Annual Rate of Return	(35.68)%	(56.73)%	(40.42)%	(46.08)%	(27.09)%	(0.42	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider that “draw-down” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

Other Related Commodity Trading and Investment Management Experience

Until December 31, 2009, Ameristock Corporation was an affiliate of the General Partner. Ameristock Corporation is a California-based registered investment advisor registered under the Investment Advisors Act of 1940, as amended, that has sponsored and provided portfolio management services to mutual funds from 1995 until January 2013. Ameristock Corporation was the investment adviser to the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940 focused on large cap U.S. equities that, as of December 31, 2012, had $126,879,540 in assets. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the General Partner.

Ameristock Corporation was also the investment advisor to the Ameristock ETF Trust, an open-end management investment company registered under the 1940 Act that consisted of five separate investment portfolios, each of which sought investment results, before fees and expenses, that corresponded generally to the price and yield performance of a particular U.S. Treasury securities index owned and compiled by Ryan Holdings LLC and Ryan ALM, Inc. The Ameristock ETF Trust has liquidated each of its investment portfolios and has wound up its affairs.

How Does USNG Operate?

An investment in the units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in natural gas prices. An investment in the units allows both retail and institutional investors to easily gain this exposure to the natural gas market in a transparent, cost-effective manner.

The net assets of USNG consist primarily of investments in futures contracts for natural gas that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Natural Gas Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other natural gas-related investments such as cash-settled options on Natural Gas Futures Contracts, forward contracts for natural gas, cleared swap contracts and non-exchange traded (“over-the-counter”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, as well as futures contracts for crude oil, heating oil, gasoline, and other petroleum-based fuels and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). Market conditions that the General Partner currently anticipates could cause USNG to invest in Other Natural Gas-Related Investments include those allowing USNG to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Natural Gas Futures Contracts and Other Natural Gas-Related Investments collectively are referred to as “Natural Gas Interests” in this prospectus. USNG invests substantially the entire amount of its assets in Natural Gas Futures Contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of USNG are available on USNG’s website at www.unitedstatesnaturalgasfund.com.

The investment objective of USNG is for the daily changes in percentage terms of its units’ per unit NAV to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the daily changes in the price of the Futures Contract on natural gas traded on the

NYMEX that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire (the “Benchmark Futures Contract”), less USNG’s expenses. It is not the intent of USNG to be operated in a fashion such that its per unit NAV will equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas. It is not the intent of USNG to be operated in a fashion such that its per unit NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. USNG may invest in interests other than the Benchmark Futures Contract to comply with accountability levels and position limits. For a detailed discussion of accountability levels and position limits, see “What are Futures Contracts?.”

The General Partner employs a “neutral” investment strategy in order to track changes in the price of the Benchmark Futures Contract regardless of whether the price goes up or goes down. USNG’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USNG’s units for the purpose of investing indirectly in natural gas in a cost-effective manner, and/or to permit participants in the natural gas or other industries to hedge the risk of losses in their natural gas-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in natural gas and/or the risks involved in hedging may exist. In addition, an investment in USNG involves the risk that the changes in the price of USNG’s units will not accurately track the changes in the Benchmark Futures Contract, and that changes in the Benchmark Futures Contract will not closely correlate with changes in the spot prices of natural gas.

The Benchmark Futures Contract is changed from the near month contract to the next month contract over a four-day period. Each month, the Benchmark Futures Contract changes starting at the end of the day on the date two weeks prior to expiration of the near month contract for that month. During the first three days of the period, the applicable value of the Benchmark Futures Contract is based on a combination of the near month contract and the next month contract as follows: (1) day 1 consists of 75% of the then near month contract’s price plus 25% of the price of the next month contract, divided by 75% of the near month contract’s prior day’s price plus 25% of the price of the next month contract, (2) day 2 consists of 50% of the then near month contract’s price plus 50% of the price of the next month contract, divided by 50% of the near month contract’s prior day’s price plus 50% of the price of the next month contract, and (3) day 3 consists of 25% of the then near month contract’s price plus 75% of the price of the next month contract, divided by 25% of the near month contract’s prior day’s price plus 75% of the price of the next month contract. On day 4, the Benchmark Futures Contract is the next month contract to expire at that time and that contract remains the Benchmark Futures Contract until the beginning of the following month’s change in the Benchmark Futures Contract over a four-day period.

On each day during the four-day period, the General Partner anticipates it will “roll” USNG’s positions in Natural Gas Interests by closing, or selling, a percentage of USNG’s positions in Natural Gas Interests and reinvesting the proceeds from closing those positions in new Natural Gas Interests that reflect the change in the Benchmark Futures Contract.

The anticipated dates that the monthly four-day roll period will commence are posted on USNG’s website at www.unitedstatesnaturalgasfund.com, and are subject to change without notice.

USNG’s total portfolio composition is disclosed on its website each business day that the NYSE Arca is open for trading. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Natural Gas Interest, the specific types of Other Natural Gas-Related Investments and characteristics of such Other Natural Gas-Related Investments, the name and value of each Treasury and cash equivalent, and the amount of cash held in USNG’s portfolio. USNG’s website is publicly accessible at no charge. USNG’s assets used for margin and collateral are held in segregated accounts pursuant to the Commodity Exchange Act (the “CEA”) and CFTC regulations.

The units issued by USNG may only be purchased by Authorized Purchasers and only in blocks of 100,000 units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of the units in the Creation Basket. Similarly, only Authorized Purchasers may redeem units and only in blocks of 100,000 units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of units in the Redemption Basket. The purchase price for Creation Baskets, and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by USNG. The NYSE Arca publishes an approximate per unit NAV intra-day based on the prior day’s per unit NAV and the current price of the Benchmark Futures Contract, but the price of Creation Baskets and Redemption Baskets is determined based on the actual per unit NAV calculated at the end of the day.

While USNG issues units only in Creation Baskets, units are listed on the NYSE Arca and investors may purchase and sell units at market prices like any listed security.

The General Partner believes that market arbitrage opportunities will cause the daily changes in USNG’s unit price on the NYSE Arca to closely track the daily changes in USNG’s NAV per unit. The General Partner further believes that the daily changes in USNG’s NAV in percentage terms will closely track the daily changes in percentage terms in the Benchmark Futures Contract, less USNG’s expenses. The following two graphs demonstrate the correlation between the daily changes in the NAV of USNG and the daily changes in the Benchmark Futures Contract both since the initial public offering of USNG’s units on April 18, 2007 through December 31, 2012 and during the last thirty valuation days ended December 31, 2012.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An investment in the units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in natural gas prices. An investment in the units allows both retail and institutional investors to easily gain this exposure to the natural gas market in a transparent, cost-effective manner.

The expected correlation of the price of USNG’s units, USNG’s NAV and the price of the Benchmark Futures Contract and the spot price of natural gas is illustrated in the following diagram:

The General Partner employs a “neutral” investment strategy in order to track changes in the price of the Benchmark Futures Contract regardless of whether the price goes up or goes down. USNG’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USNG’s units for the purpose of investing indirectly in natural gas in a cost-effective manner, and/or to permit participants in the oil or other industries to hedge the risk of losses in their natural gas-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in natural gas and/or the risks involved in hedging may exist. In addition, an investment in USNG involves the risk that the changes in the price of USNG’s units will not accurately track the changes in the Benchmark Futures Contract, and that changes in the Benchmark Futures Contract will not closely correlate with changes in the spot prices of natural gas.

As an example, for the year ended December 31, 2012, the actual total return of USNG as measured by changes in its per unit NAV was (27.09)%. This is based on an initial per unit NAV of $25.88* on December 31, 2011 and an ending per unit NAV as of December 31, 2012 of $18.87. During this time period, USNG made no distributions to its unitholders. However, if USNG’s daily changes in its per unit NAV had instead exactly tracked the changes in the daily total return of the Benchmark Futures Contract, USNG would have had an estimated per unit NAV of $19.08 as of December 31, 2012, for a total return over the relevant time period of (26.28)%. The difference between the actual per unit NAV total return of USNG of (27.09)% and the expected total return based on the Benchmark Futures Contract of (26.28)% was an error over the time period of (0.81)%, which is to say that USNG’s actual total return underperformed the benchmark result by that percentage.

* Adjusted to give effect to the reverse unit split of 4-for-1 executed on February 21, 2012.

USNG’s investment objective is to track the changes in the price of the Benchmark Futures Contract, not to have the market price of its units match, dollar for dollar, changes in the spot price of natural gas. Contango and backwardation have impacted the total return on an investment in USNG’s units during the past year relative to a hypothetical direct investment in natural gas and, in the future, it is likely that the relationship between the market price of USNG’s units and changes in the spot prices of natural gas will continue to be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing natural gas, which could be substantial.

Term Structure of Natural Gas Futures Prices and the Impact on Total Returns. Several factors determine the total return from investing in a futures contract position. One factor that impacts the total return that will result from investing in near month futures contracts and “rolling” those contracts forward each month is the price relationship between the current near month contract and the next month contract. For example, if the price of the near month contract is higher than the next month contract (a situation referred to as “backwardation” in the futures market), then absent any other change there is a tendency for the price of a next month contract to rise in value as it becomes the near month contract and approaches expiration. Conversely, if the price of a near month contract is lower than the next month contract (a situation referred to as “contango” in the futures market), then absent any other change there is a tendency for the price of a next month contract to decline in value as it becomes the near month contract and approaches expiration.

As an example, assume that the price of natural gas for immediate delivery (the “spot price”) was $7 per 10,000 MMBtu, and the value of a position in the near month futures contract was also $7. Over time, the price of 10,000 MMBtu of natural gas will fluctuate based on a number of market factors, including demand for natural gas relative to its supply. The value of the near month contract will likewise fluctuate in reaction to a number of market factors. If investors seek to maintain their position in a near month contract and not take delivery of the natural gas, every month they must sell their current near month contract as it approaches expiration and invest in the next month contract.

If the futures market is in backwardation, e.g., when the expected price of natural gas in the future would be less, the investor would be buying a next month contract for a lower price than the current near month contract. Using the $7 per MMBtu price above to represent the front month price, the price of the next month contract could be $6.86 per barrel, that is, 2% cheaper than the front month contract. Hypothetically, and assuming no other changes to either prevailing natural gas prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $6.86 next month contract would rise as it approaches expiration and becomes the new near month contract with a price of $7. In this example, the value of an investment in the second month contract would tend to rise faster than the spot price of natural gas, or fall slower. As a result, it would be possible in this hypothetical example for the spot price of natural gas to have risen 10% after some period of time, while the value of the investment in the second month futures contract would have risen 12%, assuming backwardation is large enough or enough time has elapsed. Similarly, the spot price of natural gas could have fallen 10% while the value of an investment in the futures contract could have fallen only 8%. Over time, if backwardation remained constant, the difference would continue to increase.

If the futures market is in contango, the investor would be buying a next month contract for a higher price than the current near month contract. Using again the $7 per MMBtu price above to represent the front month price, the price of the next month contract could be $7.14 per barrel, that is, 2% more expensive than the front month contract. Hypothetically, and assuming no other changes to either prevailing natural gas prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the next month contract would fall as it approaches expiration and becomes the new near month contract with a price of $7. In this example, it would mean that the value of an investment in the second month would tend to rise slower than the spot price of natural gas, or fall faster. As a result, it would be possible in this hypothetical example for the spot price of natural gas to have risen 10% after some period of time, while the value of the investment in the second month futures contract will have risen only 8%, assuming contango is large enough or enough time has elapsed. Similarly, the spot price of natural gas could have fallen 10% while the value of an investment in the second month futures contract could have fallen 12%. Over time, if contango remained constant, the difference would continue to increase.

The chart below compares the price of the near month contract to the average price of the near 12 month contracts over the last 10 years (2002-2012) for natural gas. When the price of the near month contract is higher than the average price of the near 12 month contracts, the market would be described as being in backwardation. When the price of the near month contract is lower than the average price of the near 12 month contracts, the market would be described as being in contango. Although the prices of the near month contract and the average price of the near 12 month contracts do tend to move up or down together, it can be seen that at times the near month prices are clearly higher than the average price of the near 12 month contracts (backwardation), and other times they are below the average price of the near 12 month contracts (contango). In addition, investors can observe that natural gas prices, both front month and the average of the near 12 months, often display a seasonal pattern in which the price of natural gas tends to rise in the early winter months and decline in the summer months. This mirrors the physical demand for natural gas, which typically peaks in the winter.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An alternative way to view backwardation and contango data over time is to subtract the dollar price of the near month Natural Gas Futures Contract from the dollar price of the near 12 month Natural Gas Futures Contracts. If the resulting number is a positive number, then the near month price is higher than the average price of the near 12 months and the market could be described as being in backwardation. If the resulting number is a negative number, then the near month price is lower than the average price of the near 12 months and the market could be described as being in contango. The chart below shows the results from subtracting the average dollar price of the near 12 month contracts from the near month price for the 10 year period between December 31, 2003 and December 31, 2012. Investors will note that the natural gas market spent time in both backwardation and contango. Investors will further note that the markets display a seasonal pattern that corresponds to the seasonal demand patterns for natural gas above. That is, in many, but not all, cases the average price of the near 12 month contracts is higher than the near month during the approach to the winter months as the price of natural gas for delivery in those winter months rises on expectations of demand. At the same time, the price of the near month, when that month is just before the onset of winter, does not rise as far or as fast as the average price of the near 12 month contracts whose delivery falls during the winter season.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An investment in a portfolio that involved owning only the near month contract would likely produce a different result than an investment in a portfolio that owned an equal number of each of the near 12 months’

worth of contracts. Generally speaking, when the natural gas futures market is in backwardation, the near month only portfolio would tend to have a higher total return than the 12 month portfolio. Conversely, if the natural gas futures market was in contango, the portfolio containing 12 months’ worth of contracts would tend to outperform the near month only portfolio. The chart below shows the annual results of owning a portfolio consisting of the near month contract and a portfolio containing the near 12 months’ worth of contracts. In addition, the chart shows the annual change in the spot price of natural gas. In this example, each month, the near month only portfolio would sell the near month contract at expiration and buy the next month out contract. The portfolio holding an equal number of the near 12 months’ worth of contracts would sell the near month contract at expiration and replace it with the contract that becomes the new twelfth month contract.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT USNG WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.

FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

As seen in the chart above, there have been periods of both positive and negative annual total returns for both hypothetical portfolios over the last 10 years. In addition, there have been periods during which the near month only approach had higher returns, and periods where the 12 month approach had higher total returns. The above chart does not represent the performance history of USNG or any Related Public Fund.

Historically, the natural gas futures markets have experienced periods of contango and backwardation. Because natural gas demand is seasonal, it is possible for the price of Natural Gas Futures Contracts for delivery within one or two months to rapidly move from backwardation into contango and back again within a relatively short period of time of less than one year. While the investment objective of USNG is not to have the market price of its units match, dollar for dollar, changes in the spot price of natural gas, contango impacted the total return on an investment in USNG units during the year ended December 31, 2012 relative to a hypothetical direct investment in natural gas. For example, an investment in USNG units made on December 31, 2011 and held to December 31, 2012 decreased, based upon the changes in the NAV for USNG units on those days, by approximately 27.09%, while the spot price of natural gas for immediate delivery during the same period increased by approximately 12.00% (note: this comparison ignores the potential costs associated with physically owning and storing natural gas, which could be substantial). By comparison, an investment made in USNG units on December 31, 2010 and held to December 31, 2011 decreased, based upon the changes in the NAV for USNG units on those days, by approximately 46.08%, while the spot price of natural gas for immediate delivery during the same period decreased by approximately 32.15% (note: this comparison ignores the potential costs associated with physically owning and storing natural gas, which could be substantial).

Periods of contango or backwardation do not materially impact USNG’s investment objective of having the daily percentage changes in its per unit NAV track the daily percentage changes in the price of the Benchmark Futures Contract since the impact of backwardation and contango tend to equally impact the daily percentage changes in price of both USNG’s units and the Benchmark Futures Contract. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods and, because of the seasonal nature of natural gas demand, both may occur within a single year’s time.

Natural Gas Market. During the year ended December 31, 2012, natural gas prices in the United States were volatile and finished the period higher than the beginning of the year. Prices were impacted by several factors. The continued existence of a historic storage surplus weighed on prices during the first few months of the year, with prices reaching a low of $1.983 on April 12, 2012. However, reduced natural gas production and a reduction of the surplus contributed to an increase in natural gas prices since mid-April 2012. As of December 31, 2012, the amount of natural gas in storage had reached 3.517 billion cubic feet, which was approximately 8.3% and 1.3% above the five-year average and 2011 levels, respectively, but down from the peak surpluses that existed earlier in 2012.

By comparison, during the year ended December 31, 2011, natural gas prices in the United States were impacted by several factors. During the first quarter of 2011, the amount of natural gas in storage remained near the high of average levels as compared to 2010 levels. During the second and third quarter of 2011, the amount of natural gas in storage fell below 2010 levels to the approximate median of the maximum-minimum range of the previous five years. However, during the fourth quarter of 2011, the amount of natural gas in storage rose well above 2010 levels and the five-year average high storage level. As of December 31, 2011, the amount of natural gas in storage had reached 3.472 billion cubic feet, which was approximately 15% and 12% above the five-year average and 2010 levels, respectively. Although prices were volatile, they tended to trend along with the seasonal changes in natural gas storage levels during the first and second quarters but diverged from the seasonal trend during the third and fourth quarters. Warmer weather during most of the year contributed to the volatility in prices. In addition, increased natural gas production also contributed to a decline in natural gas prices during the year ended December 31, 2011, with prices reaching a low of $2.989 on December 31, 2011.

By comparison, during the year ended December 31, 2010, natural gas prices in the United States were impacted by several factors. At the beginning of 2010, the amount of natural gas in storage was at higher than average levels versus the previous five years and versus 2009 levels. During all of 2010, the seasonally adjusted inventory levels of stored natural gas remained above five-year averages and above 2009 levels. In addition, a combination of mild U.S. economic growth and increased natural gas production both contributed to a very significant decline in natural gas prices during most of 2010, with prices reaching a low of $3.292 near the end of October 2010 before finally ending the year with a price of $4.405.

Natural Gas Price Movements in Comparison to Other Energy Commodities and Investment Categories. The General Partner believes that investors frequently measure the degree to which prices or total returns of one investment or asset class move up or down in value in concert with another investment or asset class. Statistically, such a measure is usually done by measuring the correlation of the price movements of the two different investments or asset classes over some period of time. The correlation is scaled between 1 and -1, where 1 indicates that the two investment options move up or down in price or value together, known as “positive correlation,” and -1 indicates that they move in completely opposite directions, known as “negative correlation.” A correlation of 0 would mean that the movements of the two are neither positively nor negatively correlated, known as “non-correlation.” That is, the investment options sometimes move up and down together and other times move in opposite directions.

For the ten year time period between 2003 and 2012, the table below compares the monthly movements of natural gas prices versus the monthly movements of the prices of several other energy commodities, such as crude oil, diesel-heating oil, and unleaded gasoline, as well as several major non-commodity investment asset classes, such as large cap U.S. equities, U.S. government bonds and global equities. It can be seen that over this particular time period, the movement of natural gas on a monthly basis was not strongly correlated with the movements of unleaded gasoline, crude oil, large cap U.S. equities, U.S. government bonds or global equities. Movements in natural gas had a positive, yet moderate, correlation to movements in diesel-heating oil.

Correlation Matrix December 31, 2003-2012	Large Cap U.S. Equities (S&P 500)	U.S. Gov’t. Bonds (EFFAS U.S. Gov’t. Bond Index)	Global Equities (FTSE World Index)	Crude Oil	Diesel- Heating Oil	Unleaded Gasoline	Natural Gas
Large Cap U.S. Equities (S&P 500)	1.000	(0.275)	0.965	0.346	0.290	0.227	0.069
U.S. Gov’t. Bonds (EFFAS U.S. Gov’t. Bond Index)		1.000	(0.260)	(0.217)	(0.162)	(0.233)	0.055
Global Equities (FTSE World Index)			1.000	0.423	0.363	0.278	0.119
Crude Oil				1.000	0.831	0.734	0.366
Diesel-Heating Oil					1.000	0.721	0.485
Unleaded Gasoline						1.000	0.281
Natural Gas							1.000

Source: Bloomberg, NYMEX

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The table below covers a more recent, but much shorter, range of dates than the above table. It can be seen that over this particular time period, the movement of natural gas on a monthly basis was negatively, although weakly, correlated with large-cap U.S. equities, global equities, crude oil, diesel-heating oil and unleaded gasoline. However, U.S. government bonds had a positive, yet weak, correlation over the shorter time period.

Correlation Matrix 12 Months ended December 31, 2012	Large Cap U.S. Equities (S&P 500)	U.S. Gov’t. Bonds (EFFAS U.S. Gov’t. Bond Index)	Global Equities (FTSE World Index)	Crude Oil	Diesel- Heating Oil	Unleaded Gasoline	Natural Gas
Large Cap U.S. Equities (S&P 500)	1.000	(0.652)	0.943	0.639	0.733	0.735	(0.210)
U.S. Gov’t. Bonds (EFFAS U.S. Gov’t. Bond Index)		1.000	(0.652)	(0.350)	(0.411)	(0.361)	0.121
Global Equities (FTSE World Index)			1.000	0.698	0.763	0.567	(0.083)
Crude Oil				1.000	0.890	0.515	(0.212)
Diesel-Heating Oil					1.000	0.598	(0.203)
Unleaded Gasoline						1.000	(0.457)
Natural Gas							1.000

Source: Bloomberg, NYMEX

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Investors are cautioned that the historical price relationships between natural gas and various other energy commodities, as well as other investment asset classes, as measured by correlation may not be reliable predictors of future price movements and correlation results. The results pictured above would have been different if a different range of dates had been selected. The General Partner believes that natural gas has historically not demonstrated a strong correlation with equities or bonds over long periods of time. However, the General Partner also believes that in the future it is possible that natural gas could have long term correlation results that indicate prices of natural gas more closely track the movements of equities or bonds. In addition, the General Partner believes that, when measured over time periods shorter than ten years, there will always be some periods where the correlation of natural gas to equities and bonds will be either more strongly positively correlated or more strongly negatively correlated than the long term historical results suggest.

The correlations between natural gas, crude oil, diesel-heating oil and gasoline are relevant because the General Partner endeavors to invest USNG’s assets in Natural Gas Futures Contracts and Other Natural Gas-Related Investments so that daily changes in percentage terms in USNG’s per unit NAV correlate as closely as possible with daily changes in percentage terms in the price of the Benchmark Futures Contract. If certain other fuel-based commodity futures contracts do not closely correlate with the Natural Gas Futures Contract, then their use could lead to greater tracking error. As noted above, the General Partner also believes that the daily changes in percentage terms in the price of the Benchmark Futures Contract will closely correlate with daily changes in percentage terms in the spot price of natural gas.

What is USNG’s Investment Strategy?

In managing USNG’s assets, the General Partner does not use a technical trading system that issues buy and sell orders. The General Partner instead employs a quantitative methodology whereby each time a Creation Basket is sold, the General Partner purchases Natural Gas Interests, such as the Benchmark Futures Contract, that have an aggregate market value that approximates the amount of Treasuries and/or cash received upon the issuance of the Creation Basket.

By remaining invested as fully as possible in Natural Gas Futures Contracts or Other Natural Gas-Related Investments, the General Partner believes that the daily changes in percentage terms in USNG’s per unit NAV will continue to closely track the daily changes in percentage terms in the price of the Benchmark Futures Contract. The General Partner believes that certain arbitrage opportunities result in the price of the units traded on the NYSE Arca closely tracking the per unit NAV of USNG. Additionally, Natural Gas Futures Contracts traded on the NYMEX have closely tracked the spot price of natural gas. Based on these expected interrelationships, the General Partner believes that the changes in the price of USNG’s units traded on the NYSE Arca have closely tracked and will continue to closely track the changes in the spot price of natural gas.

The General Partner endeavors to place USNG’s trades in Natural Gas Futures Contracts and Other Natural Gas-Related Investments and otherwise manage USNG’s investments so that “A” will be within plus/minus 10 percent of “B,” where:

• A is the average daily change in USNG’s per unit NAV for any period of 30 successive valuation days; i.e., any NYSE Arca trading day as of which USNG calculates its per unit NAV; and

• B is the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

The General Partner believes that market arbitrage opportunities will cause the daily changes in USNG’s unit price on the NYSE Arca to closely track the daily changes in USNG’s per unit NAV. The General Partner believes that the net effect of these two expected relationships and the relationships described above between USNG’s per unit NAV and the Benchmark Futures Contract will be that the daily changes in the price of USNG’s units on the NYSE Arca will closely track, in percentage terms, the changes in the spot price of a barrel of natural gas, less USNG’s expenses.

The specific Futures Contracts purchased depend on various factors, including a judgment by the General Partner as to the appropriate diversification of USNG’s investments in futures contracts with respect to the month of expiration, and the prevailing price volatility of particular contracts. While the General Partner has made significant investments in NYMEX Natural Gas Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the natural gas market, position limits or other regulatory requirements limiting USNG’s holdings, and market conditions, it may invest in Natural Gas Futures Contracts traded on other exchanges or invest in Other Natural Gas-Related Investments. To the extent that USNG invests in Other Natural Gas-Related Investments, it would prioritize investments in contracts and instruments that are economically equivalent to the Benchmark Futures Contract, including cleared swaps that satisfy such criteria, and then, to a lesser extent, it would invest in other types of cleared swaps and other contracts, instruments and non-cleared swaps, such as swaps in the over-the-counter market. If USNG is required by law or regulation, or by one of its regulators, including a futures exchange, to reduce its position in the Natural Gas Futures Contract to the applicable position limit or to a specified accountability level or if market conditions dictate it would be more appropriate to invest in Other Natural Gas-Related Investments, a substantial portion of USNG’s assets could be invested in accordance with such priority in Other Natural Gas-Related Investments that are intended to replicate the return on the Benchmark Futures Contract. As USNG’s assets reach higher levels, it is more likely to exceed position limits, accountability levels or other regulatory limits and, as a result, it is more likely that it will invest in accordance with such priority in Other Natural Gas-Related Investments at such higher levels. In addition, market conditions that the General Partner currently anticipates could cause USNG to invest in Other Natural Gas-Related Investments include those allowing USNG to obtain greater liquidity or to execute transactions with more favorable pricing. But see “WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN USNG? — Risks Associated With Investing Directly or Indirectly in Natural Gas — Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect USNG” for a discussion of the potential impact of the Dodd-Frank Act on USNG’s ability to invest in over-the-counter transactions and cleared swaps.

The General Partner may not be able to fully invest USNG’s assets in the Natural Gas Futures Contract having an aggregate notional amount exactly equal to USNG’s NAV. For example, as standardized contracts, the Natural Gas Futures Contracts are for a specified amount of a particular commodity, and USNG’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of those contracts. As a result, in such circumstances, USNG may be better able to achieve the exact amount of exposure to changes in price of the Benchmark Futures Contract through the use of Other Natural Gas-Related Investments, such as over-the-counter contracts that have better correlation with changes in price of the Benchmark Futures Contract.

USNG anticipates that to the extent it invests in Other Natural Gas-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Other Natural Gas-Related Investments against the current Benchmark Futures Contract.

The General Partner does not anticipate letting USNG’s futures contracts expire and taking delivery of the underlying commodity. Instead, the General Partner closes existing positions, e.g., when it changes the Benchmark Futures Contract or Other Natural Gas-Related Investments or it otherwise determines it would be appropriate to do so and reinvests the proceeds in new Futures Contracts or Other Natural Gas- Related Investments. Positions may also be closed out to meet orders for Redemption Baskets and in such case proceeds for such baskets will not be reinvested.

What are Futures Contracts?

Futures contracts are agreements between two parties. One party agrees to buy a commodity such as natural gas from the other party at a later date at a price and quantity agreed upon when the contract is made. Futures contracts are traded on futures exchanges, including the NYMEX. For example, the Benchmark Futures Contract is traded on the NYMEX in units of 10,000 MMBtu. Futures contracts traded on the NYMEX are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell.

Impact of Accountability Levels, Position Limits and Price Fluctuation Limits. Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets such as the NYMEX have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by USNG is not) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges, such as the NYMEX, limit the daily price fluctuation for futures contracts. Currently, the ICE Futures imposes position and accountability limits that are similar to those imposed by U.S.-based futures exchanges and also limits the maximum daily price fluctuation, while some other non-U.S. futures exchanges have not adopted such limits.

The accountability levels for the Benchmark Futures Contract and other Natural Gas Futures Contracts traded on U.S.-based futures exchanges, such as the NYMEX, are not a fixed ceiling, but rather a threshold above which the NYMEX may exercise greater scrutiny and control over an investor’s positions. The current accountability level for investments for any one-month in the Benchmark Futures Contract is 6,000 net contracts. In addition, the NYMEX imposes an accountability level for all months of 12,000 net futures contracts for natural gas. In addition, the ICE Futures maintains the same accountability levels, position limits and monitoring authority for its natural gas contract as the NYMEX. If USNG and the Related Public Funds exceed these accountability levels for investments in the futures contract for natural gas, the NYMEX and ICE Futures will monitor such exposure and may ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of USNG and the Related Public Funds. If deemed necessary by the NYMEX and/or ICE Futures, USNG could be ordered to reduce its aggregate position back to the accountability level. As of December 31, 2012, USNG held 17,891 NYMEX Natural Gas Futures NG contracts and 17,952 NYMEX Natural Gas Futures NN contracts. As of December 31, 2012, USNG held 30,192 natural gas cleared-swap contracts traded on the ICE Futures. USNG exceeded accountability levels of the NYMEX during the year ended December 31, 2012, when it held a maximum of 25,065 Natural Gas Futures NG contracts and 19,952 Natural Gas Financial Futures NN contracts, exceeding both the “any” and “all” month limits. No action was taken by the NYMEX and USNG did not reduce the number of Futures Contracts held as a result. USNG exceeded accountability levels of ICE Futures during the year ended December 31, 2012, when it held a maximum of 44,808 natural gas cleared swap contracts, exceeding the “any” month limit. No action was taken by ICE Futures and USNG did not reduce the number of cleared swap contracts held as a result.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the NYMEX and ICE Futures impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that USNG will run up against such position limits because USNG’s investment strategy is to close out its positions and “roll” from the near month contract to expire to the next month contract during a four-day period beginning two weeks from expiration of the contract. For the year ended December 31, 2012, USNG did not exceed any position limits imposed by the NYMEX and ICE Futures.

In late 2011, the CFTC adopted rules that impose new position limits on Referenced Contracts (as defined below) involving 28 energy, metals and agricultural commodities (the “Position Limit Rules”). The Position Limit Rules were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012 decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect USNG, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives (collectively, “Referenced Contracts). Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, USNG may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect USNG, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of USNG to meet its investment objectives through limits that may inhibit the General Partner’s ability to sell additional Creation Baskets of USNG.

Examples of the position and price limits imposed are as follows:

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
NYMEX Henry Hub Natural Gas (physically settled)	Any one month: 6,000 net futures/all months: 12,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	$3.00 per mmBtu ($30,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $3.00 per mmBtu in either direction. If another halt were triggered, the market would continue to be expanded by $3.00 per mmBtu in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
ICE Natural Gas (cleared swaps)	Any one month: 6,000 net futures/all months: 12,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	There is no maximum daily price fluctuation limit.

NYMEX Light, Sweet Crude Oil (physically settled)	Any one month: 10,000 net futures/all months: 20,000 net futures, but not to exceed 3,000 contracts in the last three days of trading in the spot month.	$10.00 per barrel ($10,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $10.00 per barrel in either direction. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

NYMEX Light, Sweet Crude Oil (financially settled)	Any one month: 20,000 net futures/all months: 20,000 net futures, but not to exceed 2,000 contracts in the last three days of trading in the spot month.	There is no maximum daily price fluctuation limit.

ICE West Texas Intermediate (“WTI”) Crude Futures (financially settled)	Any one month: 10,000 net futures/all months: 20,000 net futures, but not to exceed 3,000 contracts in the last three days of trading in the spot month.	There is no maximum daily price fluctuation.

ICE Brent Crude Futures (physically settled)	There are no position accountability levels or limits for this contract. However, the exchange’s daily position management regime requires that any position greater than 500 lots in the nearest two expiry months must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
NYMEX Heating Oil (physically settled)	Any one month: 5,000 net futures/all months: 7,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

NYMEX Gasoline (physically settled)	Any one month: 5,000 net futures/all months: 7,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

Price Volatility. The price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Futures contracts tend to be more volatile than stocks and bonds because price movements for natural gas are more currently and directly influenced by economic factors for which current data is available and are traded by natural gas futures traders throughout the day. Because USNG invests a significant portion of its assets in Natural Gas Futures Contracts, the assets of USNG, and therefore the prices of USNG units, may be subject to greater volatility than traditional securities.

Marking-to-Market Futures Positions. Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if USNG’s futures positions have declined in value, USNG may be required to post “variation margin” to cover this decline. Alternatively, if USNG’s futures positions have increased in value, this increase will be credited to USNG’s account.

What is the Natural Gas Market and the Petroleum-Based Fuel Market?

Natural Gas. Natural gas accounts for almost a quarter of U.S. energy consumption. The price of natural gas is established by the supply and demand conditions in the North American market, and more particularly, in the main refining center of the U.S. Gulf Coast. The natural gas market essentially constitutes an auction, where the highest bidder wins the supply. When markets are “strong” (i.e., when demand is high and/or supply is low), the bidder must be willing to pay a higher premium to capture the supply. When markets are “weak” (i.e., when demand is low and/or supply is high), a bidder may choose not to outbid competitors, waiting instead for later, possibly lower priced, supplies. Demand for natural gas by consumers, as well as agricultural, manufacturing and transportation industries, determines overall demand for natural gas. Since the precursors of product demand are linked to economic activity, natural gas demand will tend to reflect economic conditions. However, other factors such as weather significantly influence natural gas demand.

The NYMEX is the world’s largest physical commodity futures exchange and the dominant market for the trading of energy and precious metals. The Benchmark Futures Contract trades in units of 10,000 MMBtu and is based on delivery at the Henry Hub in Louisiana, the nexus of 16 intra- and interstate natural gas pipeline systems that draw supplies from the region’s prolific gas deposits. The pipelines serve markets throughout the U.S. East Coast, the Gulf Coast, the Midwest, and up to the Canadian border. Because of the volatility of natural gas prices, a vigorous basis market has developed in the pricing relationships between the Henry Hub and other important natural gas market centers in the continental United States and Canada. The NYMEX makes available for trading a series of basis swap futures contracts that are quoted as price differentials between approximately 30 natural gas pricing points and the Henry Hub. The basis contracts trade in units of 2,500 MMBtu on the New York Mercantile Exchange ClearPort® trading platform. The New York Mercantile Exchange ClearPort® is an electronic trading platform through which a slate of energy futures contracts are available for competitive trading. Transactions can also be consummated off-NYMEX and submitted to the NYMEX for clearing via the NYMEX ClearPort® clearing website as an exchange of futures for physicals or an exchange of futures for swaps transactions.

Light, Sweet Crude Oil. Crude oil is the world’s most actively traded commodity. The futures contracts for light, sweet crude oil that are traded on the NYMEX are the world’s most liquid forum for crude oil trading, as well as the world’s largest volume futures contract trading on a physical commodity. Due to the liquidity and price transparency of oil futures contracts, they are used as a principal international pricing benchmark. The futures contracts for light, sweet crude oil trade on the NYMEX in units of 1,000 U.S. barrels (42,000 gallons) and, if not closed out before maturity, will result in delivery of oil to Cushing, Oklahoma, which is also accessible to the international spot markets via pipelines.

Demand for petroleum products by consumers, as well as agricultural, manufacturing and transportation industries, determines demand for crude oil by refiners. Since the precursors of product demand are linked to economic activity, crude oil demand will tend to reflect economic conditions. However, other factors such as weather also influence product and crude oil demand.

Crude oil supply is determined by both economic and political factors. Oil prices (along with drilling costs, availability of attractive prospects for drilling, taxes and technology, among other factors) determine exploration and development spending, which influence output capacity with a lag. In the short run, production decisions by the Organization of Petroleum Exporting Countries (“OPEC”) also affect supply and prices. Oil export embargoes and the current conflict in Iraq represent other routes through which political developments move the market. It is not possible to predict the aggregate effect of all or any combination of these factors.

Diesel-Heating Oil. Diesel-heating oil, also known as No. 2 fuel oil, accounts for 25% of the yield of a barrel of crude oil, the second largest “cut” from oil after gasoline. The diesel-heating oil futures contract listed and traded on the NYMEX trades in units of 42,000 gallons (1,000 barrels) and is based on delivery in the New York harbor, the principal cash market center. The ICE Futures also offers a Diesel-Heating Oil Futures Contract which trades in units of 42,000 U.S. gallons (1,000 barrels). The Diesel-Heating Oil Futures Contract is cash-settled against the prevailing market price for diesel-heating oil delivered to the New York Harbor.

Gasoline. Gasoline is the largest single volume refined product sold in the U.S. and accounts for almost half of national oil consumption. The gasoline futures contract listed and traded on the NYMEX trades in units of 42,000 gallons (1,000 barrels) and is based on delivery at petroleum products terminals in the New York harbor, the major East Coast trading center for imports and domestic shipments from refineries in the New York harbor area or from the Gulf Coast refining centers. The price of gasoline has historically been volatile.

Why Does USNG Purchase and Sell Futures Contracts?

USNG’s investment objective is to have the daily changes in percentage terms of its units’ NAV reflect the daily changes in percentage terms of the Benchmark Futures Contract, less USNG’s expenses. USNG invests primarily in Natural Gas Futures Contracts. USNG seeks to have its aggregate NAV approximate at all times the aggregate market value of the Natural Gas Futures Contracts (or Other Natural Gas-Related Investments) it holds.

Other than investing in Natural Gas Futures Contracts and Other Natural Gas-Related Investments, USNG only invests in assets to support these investments in Natural Gas Interests. At any given time, most of USNG’s investments are in Treasuries, cash and/or cash equivalents that serve as segregated assets supporting USNG’s positions in Natural Gas Futures Contracts and Other Natural Gas-Related Investments. For example, the purchase of Natural Gas Futures Contract with a stated value of $10 million would not require USNG to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% — 30% of the stated value of the Natural Gas Futures Contract, would be required. To secure its Natural Gas Futures Contract obligations, USNG would deposit the required margin with the FCM and would separately hold, through its Custodian, Treasuries, cash and/or cash equivalents in an amount equal to the balance of the current market value of the contract, which at the contract’s inception would be $10 million minus the amount of the margin deposit, or $9.0 million (assuming a 10% margin).

As a result of the foregoing, typically 5% to 30% of USNG’s assets are held as margin in segregated accounts with a FCM. In addition to the Treasuries and cash it posts with the FCM for the Natural Gas Futures Contracts it owns, USNG holds, through the Custodian, Treasuries, cash and/or cash equivalents that can be posted as additional margin or as other collateral to support its over-the-counter contracts. USNG earns interest income from the Treasuries and/or cash equivalents that it purchases, and on the cash it holds through the Custodian. USNG anticipates that the earned interest income will increase the NAV and limited partners’ capital contribution accounts. USNG reinvests the earned interest income, holds it in cash, or uses it to pay its expenses. If USNG reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

What is the Flow of Units?

What are the Trading Policies of USNG?

Liquidity

USNG invests only in Natural Gas Futures Contracts and Other Natural Gas-Related Investments that, in the opinion of the General Partner, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and Other Natural Gas-Related Investments that, in the opinion of the General Partner, may be readily liquidated with the original counterparty or through a third party assuming the position of USNG.

Spot Commodities

While the Natural Gas Futures Contracts traded on the NYMEX can be physically settled, USNG does not intend to take or make physical delivery. USNG may from time to time trade in Other Natural Gas-Related Investments, including contracts based on the spot price of natural gas.

Leverage

The General Partner endeavors to have the value of USNG’s Treasuries, cash and cash equivalents, whether held by USNG or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Natural Gas Futures Contracts and Other Natural Gas-Related Investments. Commodity pools’ trading positions in futures contracts or other related investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the General Partner has not and does not intend to leverage USNG’s assets, it is not prohibited from doing so under the LP Agreement.

Borrowings

Borrowings are not used by USNG, unless USNG is required to borrow money in the event of physical delivery, if USNG trades in cash commodities, or for short-term needs created by unexpected redemptions.

Over-the-Counter Derivatives (Including Spreads and Straddles)

In addition to Natural Gas Futures Contracts, there are also a number of listed options on the Natural Gas Futures Contracts on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the natural gas market. Consequently, USNG may purchase options on Natural Gas Futures Contracts on these exchanges in pursuing its investment objective.

In addition to the Natural Gas Futures Contracts and options on the Natural Gas Futures Contracts, there also exists an active non-exchange-traded market in derivatives tied to natural gas. These derivatives transactions (also known as over-the-counter contracts) are usually entered into between two parties in private contracts. Unlike most of the exchange-traded Natural Gas Futures Contracts or exchange-traded options on the Natural Gas Futures Contracts, each party to such contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract.

To reduce the credit risk that arises in connection with such contracts, USNG will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty.

Some natural gas-based derivatives transactions contain fairly generic terms and conditions and are available from a wide range of participants. Other natural gas-based derivatives have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are cash-settled forwards for the future delivery of natural gas- or petroleum-based fuels that have terms similar to the Futures Contracts. Others take the form of “swaps” in which the two parties exchange cash flows based on pre-determined formulas tied to the natural gas spot price, forward natural gas price, the Benchmark Futures Contract price, or other natural gas futures contract price. In these swaps, a party pays a fixed price per unit and the other pays a variable price based on the average price of futures contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis. For example, USNG may enter into over-the-counter derivative contracts whose value will be tied to changes in the difference between the natural gas spot price, the Benchmark Futures Contract price, or some other futures contract price traded on the NYMEX or ICE Futures and the price of other Futures Contracts that may be invested in by USNG.

Swap transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular swap transaction necessarily depend upon the terms and circumstances of the transaction. In general, however, all swap transactions involve some combination of market risk, credit risk, counterparty credit risk, funding risk, liquidity risk and operational risk.

Highly customized swap transactions in particular may increase liquidity risk, which may result in a suspension of redemptions. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for the General Partner to modify, terminate or offset USNG’s obligations or its exposure to the risks associated with a transaction prior to its scheduled termination date.

The General Partner assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the General Partner’s Board of Directors. Furthermore, the General Partner on behalf of USNG only enters into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of energy, whether or not regulated by the CFTC. Any entity acting as a counterparty shall be regulated in either the United States or the United Kingdom unless otherwise approved by the Board after consultation with its legal counsel. Existing counterparties are also reviewed periodically by the General Partner. USNG will also require that the counterparty be highly rated and/or provide collateral or other credit support.

USNG may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the price of the Benchmark Futures Contract. USNG would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months. The effect of holding such combined positions is to adjust the sensitivity of USNG to changes in the price relationship between futures contracts which will expire sooner and those that will expire later. USNG would use such a spread if the General Partner felt that taking such long and short positions, when combined with the rest of its holdings, would more closely track the investment goals of USNG, or if the General Partner felt it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in natural gas prices. USNG would enter into a straddle when it chooses to take an option position consisting of a long (or short) position in both a call option and put option. The economic effect of holding certain combinations of put options and call options can be very similar to that of owning the underlying futures contracts. USNG would make use of such a straddle approach if, in the opinion of the General Partner, the resulting combination would more closely track the investment goals of USNG or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in natural gas prices.

USNG has employed hedging methods to the extent it invested in fully-collateralized over-the-counter swap transactions designed to track percentage changes in the price of the Benchmark Futures Contract. USNG has been exposed to counterparty risk on these fully-collateralized over-the-counter swap transactions.

Pyramiding

USNG has not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Who are the Service Providers?

In its capacity as the Custodian for USNG, BBH&Co. holds USNG’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. BBH&Co. is also the registrar and transfer agent for the units. In addition, in its capacity as Administrator for USNG, BBH&Co. performs certain administrative and accounting services for USNG and prepares certain SEC, NFA and CFTC reports on behalf of USNG. The General Partner pays BBH&Co.’s fees for these services.

BBH&Co.’s principal business address is 50 Milk Street, Boston, MA 02109-3661. BBH&Co., a private bank founded in 1818, is neither a publicly held company nor insured by the Federal Deposit Insurance

Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160–181, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

USNG also employs ALPS Distributors, Inc. as the Marketing Agent. The General Partner pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the General Partner for distribution-related services in connection with the offering of units exceed ten percent (10%) of the gross proceeds of the offering.

ALPS’s principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. ALPS is the marketing agent for USNG. ALPS is a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”) and a member of the Securities Investor Protection Corporation.

UBS Securities LLC (“UBS Securities”) is USNG’s FCM. USNG and UBS Securities have entered into an Institutional Futures Client Account Agreement. This agreement requires UBS Securities to provide services to USNG in connection with the purchase and sale of Natural Gas Interests that may be purchased or sold by or through UBS Securities for USNG’s account. USNG pays UBS Securities’ commissions for executing and clearing trades on behalf of USNG.

UBS Securities’ principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for USNG. UBS Securities is registered in the U.S. with FINRA as a broker-dealer and with the CFTC as a FCM. UBS Securities is a member of various U.S. futures and securities exchanges.

UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities, files annual reports and quarterly reports to the SEC in which it discloses material information about matters involving, but not limited to, UBS Securities, including information about any material litigation or regulatory investigations (https://www.ubs.com/global/en/about_ubs/investor_relations/quarterly_reporting/2011.html). Actions with respect to UBS Securities’ FCM business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleged that UBS Securities violated the Massachusetts Uniform Securities Act (the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. On November 22, 2010, UBS Securities entered into a Consent Order and Settlement with the Massachusetts Securities Division, pursuant to which UBS Securities agreed to implementing a disclosure policy and retaining an independent consultant to monitor the policy. UBS Securities also paid a $100,000 fine.

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General (“NYAG”) all brought actions against UBS and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial Services reached agreements with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North

American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS Securities and UBS Financial paid penalties of $75 million to NYAG and an additional $75 million to be apportioned among the participating NASAA states. In March 2010, UBS Securities and UBS Financial and NASAA agreed on final settlement terms, pursuant to which, UBS Securities and UBS Financial agreed to provide client liquidity up to an additional $200 million.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation (the “Bureau”) filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (“NHHELCO”). The complaint alleged fraudulent and unethical conduct in violation of New Hampshire state statutes. On April 14, 2010, UBS entered into a Consent Order resolving all of the Bureau’s claims. UBS Securities paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS Securities entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20M to NHHELCO.

On April 29, 2010, the CFTC issued an order with respect to UBS Securities and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the NYMEX in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C(A) (6). Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close. Because the employee broker undertook his actions within the scope of his employment, pursuant to Section 2(a)(1)(B) of the CEA, 7 U.S.C. § 2(a)(1)(B) (2006), and Commission Regulation 1.2, 17 C.F.R. § 1.2 (2009), UBS Securities is liable for the employee broker’s aiding and abetting of its customer’s violation of Section 9(a)(4) of the CEA. The fine has been paid and the matter is now closed.

UBS Securities will act only as clearing broker for USNG and as such will be paid commissions for executing and clearing trades on behalf of USNG. UBS Securities has not passed upon the adequacy or accuracy of this annual report on Form 10-K. UBS Securities neither will act in any supervisory capacity with respect to the General Partner nor participate in the management of the General Partner or USNG.

UBS Securities is not affiliated with USNG or the General Partner. Therefore, USNG does not believe that USNG has any conflicts of interest with

UBS Securities or their trading principals arising from their acting as USNG’s FCM.

Currently, the General Partner does not employ commodity trading advisors for the trading of USNG contracts. The General Partner currently does, however, employ a trading advisor for USCI, CPER, USAG and USMI, SummerHaven Investment Management, LLC (“SummerHaven”). If, in the future, the General Partner does employ commodity trading advisors for USNG, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees and reputation.

Fees to be paid by USNG

Fees and Compensation Arrangements with the General Partner and Non-Affiliated Service Providers

Service Provider	Compensation Paid by the General Partner
BBH&Co., Custodian and Administrator	Minimum amount of $75,000 annually* for its custody, fund accounting and fund administration services rendered to all funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of USNG and the Related Public Funds’ combined net assets, (b) 0.0465% for USNG and the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USNG and the Related Public Funds’ combined net assets exceed $1 billion.**

ALPS Distributors, Inc., Marketing Agent	0.06% on USNG’s assets up to $3 billion; 0.04% on USNG’s assets in excess of $3 billion.

*	The General Partner pays this compensation.
**	The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The General Partner also will pay transaction charge fees to BBH&Co., ranging from $7.00 to $15.00 per transaction for the funds.

Compensation to the General Partner

Assets	Management Fee
First $1,000,000,000	0.60% of NAV
After the first $1,000,000,000	0.50% of NAV

Fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of USNG’s total assets and subtracting any liabilities.

Fees and Compensation Arrangements between USNG and Non-Affiliated Service Providers***

Service Provider	Compensation Paid by USNG
UBS Securities LLC, FCM	Approximately $3.50 per buy or sell; charges may vary
Non-Affiliated Brokers	Approximately 0.28% of assets

***	USNG pays this compensation.

New York Mercantile Exchange Licensing Fee****

Assets	Management Fee
Prior to October 20, 2011:
First $1,000,000,000	0.04% of NAV
After the first $1,000,000,000	0.02% of NAV
On and after October 20, 2011	0.015% on all assets

****	Fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. USNG is responsible for its pro rata share of the assets held by USNG and the Related Public Funds, other than USBO, USCI, CPER, USAG and USMI.

Other Fees. USNG also pays the fees and expenses associated with its tax accounting and reporting requirements. These fees were approximately $1,900,000 for the fiscal year ended December 31, 2012. In addition, USNG is responsible for paying its portion of the directors’ and officers’ liability insurance for USNG and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of USNG and the Related Public Funds organized as limited partnerships and, as of July 8, 2011, those Related Public Funds organized as a series of a Delaware statutory trust. USNG shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2012 were $540,586 for USNG and the Related Public Funds. USNG’s portion of such fees and expenses for the year ended December 31, 2012 was $172,838.

Form of Units

Registered Form. Units are issued in registered form in accordance with the LP Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring units in certificated form. The Administrator keeps a record of all limited partners and holders of the units in certificated form in the registry (the “Register”). The General Partner recognizes transfers of units in certificated form only if done in accordance with the LP Agreement. The beneficial interests in such units are held in book-entry form through participants and/or accountholders in DTC.

Book Entry. Individual certificates are not issued for the units. Instead, units are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the units outstanding at any time. Unitholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of units. DTC Participants acting on behalf of investors holding units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC. DTC has advised us as follows. It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Units

Transfers of Units Only Through DTC. The units are only transferable through the book-entry system of DTC. Limited partners who are not DTC Participants may transfer their units through DTC by instructing the DTC Participant holding their units (or by instructing the Indirect Participant or other entity through which their units are held) to transfer the units. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in units with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a unitholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Transfer/Application Requirements. All purchasers of USNG’s units, and potentially any purchasers of units in the future, who wish to become limited partners or other record holders and receive cash distributions, if any, or have certain other rights, must deliver an executed transfer application in which the purchaser or transferee must certify that, among other things, he, she or it agrees to be bound by USNG’s LP Agreement and is eligible to purchase USNG’s securities. Each purchaser of units offered by this prospectus must execute a transfer application and certification. The obligation to provide the form of transfer application will be imposed on the seller of units or, if a purchase of units is made through an exchange, the form may be obtained directly through USNG. Further, the General Partner may request each record holder to furnish certain information, including that record holder’s nationality, citizenship or other related status. A record holder is a unitholder that is, or has applied to be, a limited partner. An investor who is not a U.S. resident may not be eligible to become a record holder or one of USNG’s limited partners if that investor’s ownership would subject USNG to the risk of cancellation or forfeiture of any of USNG’s assets under any federal, state or local law or regulation. If the record holder fails to furnish the information or if the General Partner determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become one of USNG’s limited partners, the General Partner may be substituted as a holder for the record holder, who will then be treated as a non-citizen assignee, and USNG will have the right to redeem those securities held by the record holder.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application and certification. USNG may, at its discretion, treat the nominee holder of a unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

A person purchasing USNG’s existing units, who does not execute a transfer application and certify that the purchaser is eligible to purchase those securities acquires no rights in those securities other than the right to resell those securities. Whether or not a transfer application is received or the consent of the General Partner obtained, our units are securities and are transferable according to the laws governing transfers of securities.

Any transfer of units will not be recorded by the transfer agent or recognized by the General Partner unless a completed transfer application is delivered to the General Partner or the Administrator. When acquiring units, the transferee of such units that completes a transfer application will:

•

be an assignee until admitted as a substituted limited partner upon the consent and sole discretion of the General Partner and the recording of the assignment on the books and records of the partnership;

•	automatically request admission as a substituted limited partner;

•	agree to be bound by the terms and conditions of, and execute, our LP Agreement;

•	represent that such transferee has the capacity and authority to enter into our LP Agreement;

•	grant powers of attorney to our General Partner and any liquidator of us; and

•	make the consents and waivers contained in our LP Agreement.

An assignee will become a limited partner in respect of the transferred units upon the consent of our General Partner and the recordation of the name of the assignee on our books and records. Such consent may be withheld in the sole discretion of our General Partner.

If consent of the General Partner is withheld such transferee shall be an assignee. An assignee shall have an interest in the partnership equivalent to that of a limited partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the partnership. With respect to voting rights attributable to units that are held by assignees, the General Partner shall be deemed to be the limited partner with respect thereto and shall, in exercising the voting rights in respect of such units on any matter, vote such units at the written direction of the assignee who is the record holder of such units. If no such written direction is received, such units will not be voted. An assignee shall have no other rights of a limited partner.

Until a unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Withdrawal of Limited Partners

As discussed in the LP Agreement, if the General Partner gives at least fifteen (15) days’ written notice to a limited partner, then the General Partner may for any reason, in its sole discretion, require any such limited partner to withdraw entirely from the partnership or to withdraw a portion of its partner capital account. If the General Partner does not give at least fifteen (15) days’ written notice to a limited partner, then it may only require withdrawal of all or any portion of the capital account of any limited partner in the following circumstances: (i) the unitholder made a misrepresentation to the General Partner in connection with its purchase of units; or (ii) the limited partner’s ownership of units would result in the violation of any law or regulations applicable to the partnership or a partner. In these circumstances, the General Partner without notice may require the withdrawal at any time, or retroactively. The limited partner thus designated shall withdraw from the partnership or withdraw that portion of its partner capital account specified, as the case may be, as of the close of business on such date as determined by the General Partner. The limited partner thus designated shall be deemed to have withdrawn from the partnership or to have made a partial withdrawal from its partner capital account, as the case may be, without further action on the part of the limited partner and the provisions of the LP Agreement shall apply.

What is the Plan of Distribution?

Buying and Selling Units

Most investors buy and sell units of USNG in secondary market transactions through brokers. Units trade on the NYSE Arca under the ticker symbol “UNG.” Units are bought and sold throughout the trading day like other publicly traded securities. When buying or selling units through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Purchasers

The offering of USNG’s units is a best efforts offering. USNG continuously offers Creation Baskets consisting of 100,000 units through the Marketing Agent, to Authorized Purchasers. All Authorized Purchasers pay a $1,000 fee for each order to create one or more Creation Baskets. The Marketing Agent receives, for its services as marketing agent to USNG, a marketing fee of 0.06% on USNG’s assets up to the first $3 billion and 0.04% on USNG’s assets in excess of $3 billion, provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the General Partner for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of units.

The per unit price of units offered in Creation Baskets on any subsequent day will be the total NAV of USNG calculated shortly after the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding units. An Authorized Purchaser is not required to sell any specific number or dollar amount of units.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, USNG. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create.

A list of Authorized Purchasers is available from the Marketing Agent. Because new units can be created and issued on an ongoing basis, at any point during the life of USNG, a “distribution”, as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser was a statutory underwriter with respect to its initial purchase of Creation Baskets. In addition, any purchaser who purchases units with a view towards distribution of such units may be deemed to be a statutory underwriter. Authorized Purchasers will comply with the prospectus-delivery requirements in connection with the sale of units to customers. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from USNG, breaks the basket down into the constituent units and sells the units to its customers; or if it chooses to couple the creation of a supply of new units with an active selling effort involving solicitation of secondary market demand for the units. Authorized Purchasers may also engage in secondary market transactions in units that would not be deemed “underwriting”. For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to units that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with units that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The General Partner may qualify the units in states selected by the General Partner and intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the General Partner, they will not be entitled to receive a discount or commission from USNG for their purchases of Creation Baskets.

Calculating NAV

USNG’s per unit NAV is calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding units.

The Administrator calculates the per unit NAV of USNG once each NYSE Arca trading day. The per unit NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the NYMEX closing price (determined at the earlier of the close of the NYMEX or 2:30 p.m. New York time) for the Natural Gas Futures Contracts traded on the NYMEX, but calculates or determines the value of all other USNG investments (including Natural Gas Futures Contracts not traded on the NYMEX, Other Natural Gas-Related Investments and Treasuries) using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time, in accordance with the current Administrative Agency Agreement among BBH&Co., USNG and the General Partner. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by USNG in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to USNG for use by investors and market professionals, the NYSE Arca calculates and disseminates throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value is calculated by using the prior day’s closing per unit NAV of USNG as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade price for the active Natural Gas Futures Contracts on the NYMEX. The prices reported for those Natural Gas Futures Contract months are adjusted based on the prior day’s spread differential between settlement values for the relevant contract and the spot month contract. In the event that the spot month contract is also the Benchmark Futures Contract, the last sale price for that contract is not adjusted. The indicative fund value unit basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the per unit NAV, because the per unit NAV is calculated only once at the end of each trading day based upon the relevant end of day values of USNG’s investments.

The indicative fund value is disseminated on a per unit basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the NYMEX are 10:00 a.m. New York time to 2:30 p.m. New York time. This means that there is a gap in time at the beginning and the end of each day during which USNG’s units are traded on the NYSE Arca, but real-time NYMEX trading prices for futures contracts traded on the NYMEX are not available. During such gaps in time, the indicative fund value will be calculated based on the end of day price of such Natural Gas Futures Contracts from the NYMEX’s immediately preceding trading session. In addition, Other Natural Gas-Related Investments and Treasuries held by USNG will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of USNG units on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of USNG and the indicative fund value. If the market price of USNG units diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if USNG appears to be trading at a discount compared to the indicative fund value, a market professional could buy

USNG units on the NYSE Arca and sell short Natural Gas Futures Contracts. Such arbitrage trades can tighten the tracking between the market price of USNG and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Units

USNG creates and redeems units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USNG or the distribution by USNG of the amount of Treasuries and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of units included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the General Partner. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by USNG, without the consent of any limited partner or unitholder or Authorized Purchaser. Authorized Purchasers will pay a transaction fee of $1,000 to USNG for each order they place to create or redeem one or more baskets. Authorized Purchasers who make deposits with USNG in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either USNG or the General Partner, and no such person will have any obligation or responsibility to the General Partner or USNG to effect any sale or resale of units. As of December 31, 2012, 17 Authorized Purchasers had entered into agreements with the General Partner on behalf of USNG. During the year ended December 31, 2012, USNG issued 1,623 Creation Baskets and redeemed 1,343 Redemption Baskets.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical natural gas market and the natural gas futures market. In some cases, Authorized Purchasers or their affiliates may from time to time buy or sell natural gas or Natural Gas Interests and may profit in these instances. The General Partner believes that the size and operation of the natural gas oil market make it unlikely that an Authorized Purchaser’s direct activities in the natural gas or securities markets will significantly affect the price of natural gas, Natural Gas Interests or the price of the units.

Each Authorized Purchaser is required to be registered as a broker-dealer under the Exchange Act and is a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the General Partner has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the LP Agreement and the form of Authorized Purchaser Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasuries, cash or a combination of Treasuries and cash, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a purchase order, an Authorized Purchaser agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the fund, and (2) if required by the General Partner in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter energy transaction (through itself or a designated acceptable broker) with the fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the General Partner, in its sole discretion, to meet USNG’s investment objective and shall be purchased as a result of the Authorized Purchaser’s purchase of units.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of USNG (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of units to be created under the purchase order is in proportion to the total number of units outstanding on the purchase order dates. The General Partner determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and proportions of Treasury and cash that may be included in deposits to create baskets. The Marketing Agent will publish such requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to USNG’s account with the Custodian the required amount of Treasuries and cash by the end of the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of USNG shall be borne solely by the Authorized Purchaser.

Because orders to purchase baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until after 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. USNG’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The General Partner acting by itself or through the Marketing Agent shall have the absolute right no obligation to reject a purchase order or a Creation Basket Deposit if:

•	it determines that the investment alternative available to USNG at that time will not enable it to meet its investment objective;

•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

•	it believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to USNG, the limited partners or its unitholders;

•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the General Partner, be unlawful; or

•	circumstances outside the control of the General Partner, Marketing Agent or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of the General Partner, Marketing Agent or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual unitholder to redeem any units in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.

By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to USNG, as described below. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to USNG’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a redemption order, an Authorized Purchaser agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the fund’s account with the Custodian not later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Distribution Date”), and (2) if required by the General Partner in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter energy transaction (through itself or a designated acceptable broker) with the fund for the sale of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Purchaser fails to consummate (1) and (2) above, the order shall be cancelled. The number and type of contracts specified shall be determined by the General Partner, in its sole discretion, to meet USNG’s investment objective and shall be sold as a result of the Authorized Purchaser’s sale of units.

Determination of Redemption Distribution

The redemption distribution from USNG consists of a transfer to the redeeming Authorized Purchaser of an amount of Treasuries and/or cash that is in the same proportion to the total assets of USNG (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of units to be redeemed under the redemption order is in proportion to the total number of units outstanding on the date the order is received. The General Partner, directly or in consultation with the Administrator, determines the requirements for Treasuries and the amounts of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from USNG will be delivered to the Authorized Purchaser by 3:00 p.m. New York time on the third business day following the redemption order date if, by 3:00 p.m. New York time on such third business day, USNG’s DTC account has been credited with the baskets to be redeemed. If USNG’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USNG receives the fee applicable to the extension of the redemption distribution date which the General Partner may, from time to time, determine and the remaining baskets to be redeemed are credited to USNG’s DTC account by 3:00 p.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the General Partner, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to USNG’s DTC account by 3:00 p.m. New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the General Partner may from time to time determine.

Suspension or Rejection of Redemption Orders

The General Partner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the NYMEX is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the NYMEX is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the General Partner determines to be necessary for the protection of the limited partners or unitholders. For example, the General Partner may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of USNG’s assets at an appropriate value to fund a redemption. If the General Partner has difficulty liquidating its positions, e.g., because of a market disruption event in the futures markets, a suspension of trading by the exchange where the futures contracts are listed or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the General Partner, the Marketing Agent, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The General Partner will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The General Partner may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 100,000 units (i.e., one basket) or less, unless the General Partner has reason to believe that the placer of the redemption order does in fact possess all the outstanding units and can deliver them.

Creation and Redemption Transaction Fee

To compensate USNG for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to USNG of $1,000 per order to create or redeem baskets, regardless of the number of baskets in such order. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the General Partner and USNG if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, USNG creates and redeems units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USNG or the distribution by USNG of the amount of Treasuries and cash represented by the baskets being created or redeemed, the amount of which will be based on the aggregate NAV of the number of units included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Authorized Purchasers that do offer to the public units from the baskets they create will do so at per-unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of USNG at the time the Authorized Purchaser purchased the Creation Baskets and the NAV of the units at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Natural Gas Futures Contract market and the market for Other Natural Gas-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between USNG’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Units initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Authorized Purchasers who make deposits with USNG in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either USNG or the General Partner, and no such person has any obligation or responsibility to the General Partner or USNG to effect any sale or resale of units. Units trade in the secondary market on the NYSE Arca. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per unit. The amount of the discount or premium in the trading price relative to the NAV per unit may be influenced by various factors, including the number of investors who seek to purchase or sell units in the secondary market and the liquidity of the Natural Gas Futures Contracts market and the market for Other Natural Gas-Related Investments. While the units trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Natural Gas Futures Contracts and Other Natural Gas-Related Investments may be reduced after the close of the NYMEX at 2:30 p.m. New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the units may widen.

Use of Proceeds

The General Partner causes USNG to transfer the proceeds from the sale of Creation Baskets to the Custodian or other custodian for trading activities. The General Partner will invest USNG’s assets in Natural Gas Futures Contracts and Other Natural Gas-Related Investments and investments in Treasuries, cash and/or cash equivalents. When USNG purchases a Natural Gas Futures Contract and certain exchange-traded Other Natural Gas- Related Investments, USNG is required to deposit 5% to 30% with the selling FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under Natural Gas Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter Natural Gas Interests will generally impose similar collateral requirements on USNG. The General Partner will invest the assets that remain after margin and collateral are posted in Treasuries, cash and/or cash equivalents subject to these margin and collateral requirements. The General Partner has sole authority to determine the percentage of assets that are:

•	held on deposit with the FCM or other custodian,

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.

Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Natural Gas Interests based on changes in the value of the Natural Gas Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Natural Gas Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under a Natural Gas Interest and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Natural Gas Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of USNG’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by USNG will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for USNG’s benefit.

A FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to USNG to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of USNG posted as margin for Natural Gas Futures Contracts are held in segregated accounts pursuant to the CEA and CFTC regulations.

USNG must post both collateral and independent amounts to its swap counterparties. The amount of collateral USNG posts changes according to the amounts owed by USNG to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by USNG at the start of a swap transaction. Collateral and independent amounts posted to swap counterparties are held by a third party custodian.

Limited Partnership Agreement

The following paragraphs are a summary of certain provisions of our LP Agreement. The following discussion is qualified in its entirety by reference to our LP Agreement.

Authority of the General Partner

Our General Partner is generally authorized to perform all acts deemed necessary to carry out the purposes of the limited partnership and to conduct our business. Our partnership existence will continue into perpetuity, until terminated in accordance with our LP Agreement. Our General Partner has a power of attorney to take certain actions, including the execution and filing of documents, on our behalf and with respect to our LP Agreement. However, our partnership agreement limits the authority of our General Partner as follows:

•

Other than in connection with the issuance or redemption of units, or upon termination of the partnership as contemplated by the LP Agreement, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other person) or approve on behalf of the partnership, the sale, exchange or other disposition of all or substantially all of the assets of all of the partnership, taken as a whole, without the approval of at least a majority of the limited partners; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the partnership’s assets and shall not apply to any forced sale of any or all of the partnership’s assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

•

The General Partner is not authorized to institute or initiate on behalf of, or otherwise cause, the partnership to (a) make a general assignment for the benefit of creditors; (b) file a voluntary bankruptcy petition; or (c) file a petition seeking for the partnership a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law.

•

The General Partner may not, without written approval of the specific act by all of the limited partners or by other written instrument executed and delivered by all of the limited partners subsequent to the date of the LP Agreement, take any action in contravention of the LP Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the partnership, except as otherwise provided in the LP Agreement; (ii) possess partnership property, or assign any rights in specific partnership property, for other than a partnership purpose; (iii) admit a person as a partner, except as otherwise provided in the LP Agreement; (iv) amend the LP Agreement in any manner, except as otherwise provided in the LP Agreement or applicable law; or (v) transfer its interest as General Partner of the partnership, except as otherwise provided in the LP Agreement.

•

In general, unless approved by a majority of the limited partners, our General Partner shall not take any action, or refuse to take any reasonable action, the effect of which would be to cause us, to the extent it would materially and adversely affect limited partners, to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes.

Withdrawal or Removal of Our General Partner

The General Partner shall be deemed to have withdrawn from the partnership upon the occurrence of any one of the following events:

•	the General Partner voluntarily withdraws from the partnership by giving written notice to the other partners;

•	the General Partner transfers all of its rights as General Partner;

•	the General Partner is removed;

•

the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) – (C) of this sentence; or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

•

a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

•

a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

The General Partner may be removed with or without cause if such removal is approved by the holders of at least 66 2/3% of the outstanding units (excluding for this purpose units held by the General Partner and its affiliates).

Meetings

All acts of the limited partners should be done in accordance with the Delaware Revised Uniform Limited Partnership Act (“DRULPA”). Upon the written request of 20% or more in interest of the limited partners, the General Partner may, but is not required to, call a meeting of the limited partners. Notice of such meeting shall be given within 30 days after, and the meeting shall be held within 60 days after, receipt of such request. The General Partner may also call a meeting not less than 20 and not more than 60 days prior to the meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and place. Any limited partner may obtain a list of names, addresses, and interests of the limited partners upon written request to the General Partner.

Limited Liability

Assuming that a limited partner does not take part in the control of our business, and that he otherwise acts in conformity with the provisions of our LP Agreement, his liability under Delaware law will be limited, subject to certain possible exceptions, generally to the amount of capital he is obligated to contribute to us in respect of his units or other limited partner interests plus his share of any of our undistributed profits and assets. In light of the fact that a limited partner’s liability may extend beyond his capital contributions, a limited partner may lose more money than he contributed.

Under Delaware law, a limited partner might be held liable for USNG’s obligations as if it were a General Partner if the limited partner participates in the control of the partnership’s business and the persons who transact business with the partnership think the limited partner is the General Partner.

Under the LP Agreement, a limited partner will not be liable for assessments in addition to its initial capital investment in any of USNG’s capital securities representing limited partnership interests. However, a limited partner still may be required to repay to USNG any amounts wrongfully returned or distributed to it under some circumstances. Under Delaware law, USNG may not make a distribution to limited partners if the distribution causes USNG’s liabilities (other than liabilities to partners on account of their partnership interests and nonrecourse liabilities) to exceed the fair value of USNG’s assets. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

The General Partner Has Conflicts of Interest

There are present and potential future conflicts of interest in USNG’s structure and operation you should consider before you purchase units. The General Partner will use this notice of conflicts as a defense against any claim or other proceeding made. If the General Partner is not able to resolve these conflicts of interest adequately, it may impact USNG’s and the Related Public Funds’ ability to achieve their investment objectives.

USNG and the General Partner may have inherent conflicts to the extent the General Partner attempts to maintain USNG’s asset size in order to preserve its fee income and this may not always be consistent with USNG’s objective of having the value of its unit’s NAV track changes in the price of the Benchmark Futures Contract.

The General Partner’s officers, directors and employees, do not devote their time exclusively to USNG. These persons are directors, officers or employees of other entities which may compete with USNG for their services. They could have a conflict between their responsibilities to USNG and to those other entities. The General Partner believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to USNG.

The General Partner and the General Partner’s principals, officers, directors and employees may trade futures and related contracts for their own account. Limited partners and other unitholders are not permitted to inspect the trading records or any written policies related to such trading of the General Partner and its principals, officers, directors and employees. A conflict of interest may exist if their trades are in the same markets and at the same time as USNG trades using the clearing broker to be used by USNG. A potential conflict also may occur when the General Partner’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by USNG. The General Partner has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of the General Partner and its affiliates do not engage in trades that will harm the fund or the unitholders. The General Partner has also adopted a Corporate Governance Policy. If these provisions are not successful, unitholders may be harmed in that such trades could affect the prices of the futures contracts purchased by USNG which could affect USNG’s ability to track the Benchmark Futures Contract. The Code of Business Conduct and Ethics and the Corporate Governance Policy may be found on USNG’s website at www.unitedstatesnaturalgasfund.com.

The General Partner has sole current authority to manage the investments and operations of USNG, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Limited partners have limited voting control, which will limit their ability to influence matters such as amendment of the LP Agreement, change in USNG’s basic investment policy, dissolution of this fund, or the sale or distribution of USNG’s assets.

The General Partner serves as the general partner or sponsor to each of USNG and the Related Public Funds. The General Partner may have a conflict to the extent that its trading decisions for USNG may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the NYMEX, USNG purchased gasoline futures contracts, this decision could impact UGA’s ability to purchase additional gasoline futures contracts if the number of contracts held by funds managed by the General Partner reached the maximum allowed by the NYMEX. Similar situations could adversely affect the ability of any fund to track its benchmark futures contract.

In addition, the General Partner is required to indemnify the officers and directors of the other funds, if the need for indemnification arises. This potential indemnification will cause the General Partner’s assets to decrease. If the General Partner’s other sources of income are not sufficient to compensate for the indemnification, then the General Partner may terminate and you could lose your investment.

No Resolution of Conflicts Procedures

Whenever a conflict of interest exists or arises between the General Partner on the one hand, and the partnership or any limited partner, on the other hand, any resolution or course of action by the General Partner in respect of such conflict of interest shall be permitted and deemed approved by all partners and shall not constitute a breach of the LP Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of the LP Agreement is deemed to be, fair and reasonable to the partnership. If a dispute arises, under the LP Agreement it will be resolved either through negotiations with the General Partner or by courts located in the State of Delaware.

Under the LP Agreement, any resolution is deemed to be fair and reasonable to the partnership if the resolution is:

•	approved by the audit committee, although no party is obligated to seek approval and the General Partner may adopt a resolution or course of action that has not received approval;

•	on terms no less favorable to the limited partners than those generally being provided to or available from unrelated third parties; or

•

fair to the limited partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the limited partners.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this fund, you should read this entire prospectus, including the LP Agreement (Appendix B). You should also consult with your personal legal, tax, and other professional advisors.

Interests of Named Experts and Counsel

The General Partner has employed Reed Smith LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USNG to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor does any of them have any present or future expectation of interest in the General Partner, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to USNG.

The General Partner’s Responsibilities and Remedies

Pursuant to the DRULPA, parties may contractually modify or even eliminate fiduciary duties in a limited partnership agreement to the limited partnership itself, or to another partner or person otherwise bound by the limited partnership agreement. Parties may not, however, eliminate the implied covenant of good faith and fair dealing. Where parties unambiguously provide for fiduciary duties in a limited partnership agreement, those expressed duties become the standard courts will use to determine whether such duties were breached. For this reason, USNG’s limited partnership agreement does not explicitly provide for any fiduciary duties so that common law fiduciary duty principles will apply to measure the General Partner’s conduct. A prospective investor should be aware that the General Partner has a responsibility to limited partners of USNG to exercise good faith and fairness in all dealings. The fiduciary responsibility of a general partner to limited partners is a developing and changing area of the law and limited partners who have questions concerning the duties of the General Partner should consult with their counsel. In the event that a limited partner of USNG believes that the General Partner has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of USNG under applicable laws, including under DRULPA and under commodities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from the General Partner where the losses result from a violation by the General Partner of the federal securities laws. State securities laws may also provide certain remedies to limited partners. Limited partners should be aware that performance by the General Partner of its fiduciary duty is measured by the terms of the LP Agreement as well as applicable law. Limited partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by the General Partner.

Liability and Indemnification

Under the LP Agreement, neither a General Partner nor any employee or other agent of USNG nor any officer, director, stockholder, partner, employee or agent of a General Partner (a “Protected Person”) shall be liable to any partner or USNG for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, director, stockholder, partner, employee, agent of USNG or any officer, director, stockholder, partner, employee or agent of such General Partner, provided that such officer, director, stockholder, partner, employee, or agent of the partner or officer, director, stockholder, partner, employee or agent of such General Partner was selected, engaged or retained by such General Partner with reasonable care, except with respect to any matter as to which such General Partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s action was in the best interests of USNG and except that no Protected Person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office.

USNG shall, to the fullest extent permitted by law, but only out of USNG assets, indemnify and hold harmless a General Partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at USNG’s request as directors, officers or trustees of another organization in which USNG has an interest as a unitholder, creditor or otherwise) and their respective Legal Representatives and successors (hereinafter referred to as a “Covered Person” against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a General Partner or director or officer thereof, or by reason of its being or having been such a General Partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of USNG, and except that no Covered Person shall be indemnified against any liability to USNG or limited partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by USNG in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to USNG if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

Provisions of Law

According to applicable law, indemnification of the General Partner is payable only if the General Partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of USNG and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the General Partner, and such indemnification or agreement to hold harmless is recoverable only out of the assets of USNG and not from the members, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the General Partner that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

Those conditions require that no indemnification of the General Partner or any underwriter for USNG may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the General Partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the General Partner or its directors, officers, or persons controlling USNG, USNG has been informed that SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Books and Records

USNG keeps its books of record and account at its office located at 1999 Harrison Street, Suite 1530, Oakland, California 94612 or at the offices of the Administrator at its office located at 40 Water Street, Boston, Massachusetts, 02109, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to USNG’s satisfaction that such person is a limited partner upon reasonable advance notice at all reasonable times during the usual business hours of USNG.

USNG keeps a copy of USNG’s LP Agreement on file in its office which is available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any limited partner.

Statements, Filings, and Reports

At the end of each fiscal year, USNG will furnish to DTC Participants for distribution to each person who is a unitholder at the end of the fiscal year an annual report containing USNG’s audited financial statements and other information about USNG. The General Partner is responsible for the registration and qualification of the units under the federal securities laws and federal commodities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the General Partner may select. The General Partner is responsible for preparing all reports required by the SEC, NYSE Arca and the CFTC, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, CFTC and the NYSE Arca on USNG’s behalf.

The financial statements of USNG will be audited, as required by law and as may be directed by the General Partner, by an independent registered public accounting firm designated from time to time by the General Partner. The accountants report will be furnished by USNG to unitholders upon request. USNG will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

Reports to Limited Partners

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be accessed on the SEC’s website at www.sec.gov or on USNG’s website at www.unitedstatesnaturalgasfund.com , USNG, pursuant to the LP Agreement, will provide the following reports to limited partners in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, the General Partner shall cause to be delivered to each limited partner who was a limited partner at any time during the fiscal year, an annual report containing the following:

(i)	financial statements of the partnership, including, without limitation, a balance sheet as of the end of the partnership’s fiscal year and statements of income, partners’ equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii)	a general description of the activities of the partnership during the period covered by the report, and

(iii)	a report of any material transactions between the partnership and the General Partner or any of its affiliates, including fees or compensation paid by the partnership and the services performed by the General Partner or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, the General Partner shall cause to be delivered to each limited partner who was a limited partner at any time during the quarter then ended, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by the General Partner as fairly presenting the financial position and results of operations of the partnership during the period covered by the report. The report shall also contain a description of any material event regarding the business of the partnership during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, the General Partner shall cause to be posted on its website and, upon request, to be delivered to each limited partner who was a limited partner at any time during the month then ended, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the partnership, General Partner, commodity trading advisor (if any), FCM, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

USNG will provide information to its unitholders to the extent required by applicable SEC, CFTC, and NYSE Arca requirements. An issuer, such as USNG, of exchange-traded securities may not always readily know the identities of the investors who own those securities. USNG will post the same information that would otherwise be provided in USNG’s reports to limited partners described above including its monthly account statements, which will include, without limitation, USNG’s NAV, on USNG’s website (www.unitedstatesnaturalgasfund.com).

Fiscal Year

The fiscal year of USNG is the calendar year. The General Partner may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the General Partner, USNG, DTC (as registered owner of USNG’s global certificate for units) and the unitholders, are governed by the laws of the State of Delaware. The General Partner, USNG and DTC and, by accepting units, each DTC Participant and each unitholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the General Partner or USNG.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the General Partner, underwriter, or any principal or affiliate of either of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Reed Smith LLP is counsel to advise USNG and the General Partner with respect to the units being offered hereby and has passed upon the validity of the units being issued hereunder. Reed Smith LLP has also provided the General Partner with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the financial statements of USNG and the General Partner, as of December 31, 2012, 2011 and 2010 that appear in the annual report on Form 10-K and Form 8-K, respectively that are incorporated by reference. The financial statements in the Form 10-K and Form 8-K were included herein in reliance upon the reports of Spicer Jeffries LLP dated March 28, 2013, March 27, 2013, March 25, 2013, February 27, 2013 and January 29, 2013, respectively, given on its authority of such firm as experts in accounting and auditing.

Privacy Policy

USNG and the General Partner may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in units of USNG.

USNG and the General Partner do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, USNG and the General Partner restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

USNG and the General Partner maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom USNG and the General Partner share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of USNG and the General Partner’s current Privacy Policy is provided to investors annually and is also available upon request.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of units in USNG, and the U.S. federal income tax treatment of USNG, as of the date hereof. This discussion is applicable to a beneficial owner of units who purchases units in the offering to which this prospectus relates, including a beneficial owner who purchases units from an Authorized Purchaser. Except where noted otherwise, it deals only with units held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding units as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

Persons considering the purchase, ownership or disposition of units should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. As used herein, a “U.S. unitholder” of a unit means a beneficial owner of a unit that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. unitholder” is a holder that is not a U.S. unitholder. If a partnership holds our units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your own tax advisor regarding the tax consequences.

The General Partner of USNG has received the opinion of Reed Smith LLP, counsel to USNG, that the material U.S. federal income tax consequences to USNG and to U.S. unitholders and Non-U.S. unitholders will be as described below. In rendering its opinion, Reed Smith LLP has relied on the facts described in this prospectus as well as certain factual representations made by USNG and the General Partner. The opinion of Reed Smith LLP is not binding on the Internal Revenue Service (“IRS”), and as a result, the IRS may not agree with the tax positions taken by USNG. If challenged by the IRS, USNG’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting USNG or prospective investors.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO HOW U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN USNG APPLY TO YOU AND AS TO HOW THE APPLICABLE STATE, LOCAL OR FOREIGN TAXES APPLY TO YOU.

Tax Status of USNG

USNG is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law. Under the Code, an entity classified as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (“qualifying income exception”). For this purpose, section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from such commodities and futures, forwards and options with respect to commodities. USNG and the General Partner have represented the following to Reed Smith LLP:

•	At least 90% of USNG’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

•	USNG is organized and operated in accordance with its governing agreements and applicable law;

•	USNG has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Reed Smith LLP is of the opinion that USNG classifies as a partnership for federal income tax purposes and that it is not taxable as a corporation for such purposes.

If USNG failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, USNG would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, unitholders would not report their share of USNG’s income or loss on their returns. In addition, distributions to unitholders would be treated as dividends to the extent of USNG’s current and accumulated earnings and profits. To the extent a distribution exceeded USNG’s earnings and profits, the distribution would be treated as a return of capital to the extent of a unitholder’s basis in its units, and thereafter as gain from the sale of units. Accordingly, if USNG were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in USNG and on the value of the units.

The remainder of this summary assumes that USNG is classified as a partnership for federal income tax purposes and that it is not taxable as a corporation.

U.S. Unitholders

Tax Consequences of Ownership of Units

Taxation of USNG’s Income. No U.S. federal income tax is paid by USNG on its income. Instead, USNG files annual information returns, and each U.S. unitholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of USNG. For example, unitholders must take into account their share of ordinary income realized by USNG from accruals of interest on Treasuries and other investments, and their share of gain from Natural Gas Futures Contracts and Other Natural Gas-Related Investments. These items must be reported without regard to the amount (if any) of cash or property the unitholder receives as a distribution from USNG during the taxable year. Consequently, a unitholder may be allocated income or gain by USNG but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because the General Partner currently does not intend to make distributions, it is likely that in any year USNG realizes net income and/or gain that a U.S. unitholder will be required to pay taxes on its allocable share of such income or gain from sources other than USNG distributions. In addition, for taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). ). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Allocations of USNG’s Profit and Loss. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.

In general, USNG applies a monthly closing-of-the-books convention in determining allocations of economic profit or loss to unitholders. Income, gain, loss and deduction are determined on a monthly “mark-to-market” basis, taking into account our accrued income and deductions and realized and unrealized gains and losses for the month. These items are allocated among the holders of units in proportion to the number of units owned by them as of the close of business on the last business day of the month. Items of taxable income, deduction, gain, loss and credit recognized by USNG for federal income tax purposes for any taxable year are allocated among holders in a manner that equitably reflects the allocation of economic profit or loss. USNG has made the election permitted by section 754 of the Code, which election is irrevocable without the consent of the Service. The effect of this election is that when a secondary market sale of our units occur, we adjust the purchaser’s proportionate share of the tax basis of our assets to fair market value, as reflected in the price paid for the units, as if the purchaser had directly acquired an interest in our assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for units and the tax bases of USNG’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of units may be favorable or unfavorable.

USNG applies certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. The General Partner believes that application of these conventions is consistent with the intent of the partnership provisions of the Code, and that the resulting allocations will have substantial economic effect or otherwise are respected as being in accordance with unitholders’ interests in USNG for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions although the monthly allocation convention described above is consistent with a semi-monthly method permitted under recently proposed Treasury Regulations, as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interest. It is possible that the IRS could successfully challenge this method and require a unitholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our method were respected. The General Partner is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

The assumptions and conventions used in making tax allocations may cause a unitholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by USNG during the period it held its units. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the units are sold, but could be permanent. For example, a unitholder could be allocated income accruing before it purchased its units, resulting in an increase in the basis of the units (see “Tax Basis of Units”, below). On a subsequent disposition of the units, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Mark to Market of Certain Exchange-Traded Contracts. For federal income tax purposes, USNG generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.

Under these rules, section 1256 contracts held by USNG at the end of each taxable year, including for example Natural Gas Futures Contracts and options on Natural Gas Futures Contracts traded on a U.S. exchange or board of trade or certain foreign exchanges, are treated as if they were sold by USNG for their fair market value on the last business day of the taxable year. A unitholder’s distributive share of USNG’s net gain or loss with respect to each section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60 percent thereof, and as short-term capital gain or loss to the extent of 40 percent thereof, without regard to the actual holding period.

Many of USNG’s Natural Gas Futures Contracts and some of their other commodity interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of USNG’s section 1256 contracts will be subject to 60 – 40 treatment and allocated to unitholders in accordance with the monthly allocation convention. Under recently enacted legislation, cleared swaps and other commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by USNG, including but not limited to those described below.

A unitholder’s deduction of its allocable share of any loss of USNG is limited to the lesser of (1) the tax basis in its units or (2) in the case of a unitholder that is an individual or a closely held corporation, the amount which the unitholder is considered to have “at risk” with respect to our activities. In general, the amount at risk will be your invested capital plus your share of any recourse debt of USNG for which you are liable. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which USNG generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2 percent of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees we pay to the General Partner and other expenses we incur constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Noncorporate unitholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a unitholder will generally include any interest accrued by USNG and any interest paid or accrued on direct borrowings by a unitholder to purchase or carry its units, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that we allocate losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your units. As one example, you could be allocated and required to pay tax on your share of interest income accrued by USNG for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your units. Unitholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on your ability to deduct your allocable share of USNG’s losses and expenses.

Tax Basis of Units

A unitholder’s tax basis in its units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its units, (2) the amount of non-taxable distributions that it may receive from USNG and (3) its ability to utilize its distributive share of any losses of USNG on its tax return. A unitholder’s initial tax basis of its units will equal its cost for the units plus its share of USNG’s liabilities (if any) at the time of purchase. In general, a unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of USNG as to which the unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of USNG that are not partner nonrecourse liabilities as to any unitholder.

A unitholder’s tax basis in its units generally will be (1) increased by (a) its allocable share of USNG’s taxable income and gain and (b) any additional contributions by the unitholder to USNG and (2) decreased (but not below zero) by (a) its allocable share of USNG’s tax deductions and losses and (b) any distributions by USNG to the unitholder. For this purpose, an increase in a unitholder’s share of USNG’s liabilities will be treated as a contribution of cash by the unitholder to USNG and a decrease in that share will be treated as a distribution of cash by USNG to the unitholder. Pursuant to certain IRS rulings, a unitholder will be required to maintain a single, “unified” basis in all units that it owns. As a result, when a unitholder that acquired its units at different prices sells less than all of its units, such unitholder will not be entitled to specify particular units ( e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its units to the units sold.

Treatment of Fund Distributions. If USNG makes non-liquidating distributions to unitholders, such distributions generally will not be taxable to the unitholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the unitholder’s adjusted basis of its interest in USNG immediately before the distribution. Any cash distributions in excess of a unitholder’s tax basis generally will be treated as gain from the sale or exchange of units.

Constructive Termination of the Partnership. We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total interests in our units within a 12-month period. A termination would result in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Units

If a unitholder sells its units, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the units sold. A unitholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any USNG debt outstanding.

Gain or loss recognized by a unitholder on the sale or exchange of units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow unitholders to identify and use the actual holding periods for the units sold for purposes of determining whether the gain or loss recognized on a sale of units will give rise long-term or short-term capital gain or loss. It is expected that most unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for units sold. If a unitholder fails to make the election or is not able to identify the holding periods of the units sold, the unitholder will have a split holding period in the units sold. Under such circumstances, a unitholder will be required to determine its holding period in the units sold by first determining the portion of its entire interest in USNG that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The unitholder would then treat each unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in USNG.

Under Section 751 of the Code, a portion of a unitholder’s gain or loss from the sale of units (regardless of the holding period for such units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by USNG. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by USNG.

If some or all of your units are lent by your broker or other agent to a third party — for example, for use by the third party in covering a short sale — you may be considered as having made a taxable disposition of the loaned units, in which case —

•	you may recognize taxable gain or loss to the same extent as if you had sold the units for cash;

•	any of USNG’s income, gain, loss or deduction allocable to those units during the period of the loan will not be reportable by you for tax purposes; and

•	any distributions you receive with respect to the units will be fully taxable, most likely as ordinary income.

Unitholders desiring to avoid these and other possible consequences of a deemed disposition of their units should consider modifying any applicable brokerage account agreements to prohibit the lending of their units.

Other Tax Matters

Information Reporting. We report tax information to the beneficial owners of units. Unitholders who have become additional limited partners are treated as partners for federal income tax purposes. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we treat the following persons as partners for federal income tax purposes: (1) assignees of units who are pending admission as limited partners, and (2) unitholders whose units are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units. USNG will furnish unitholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the unitholders in completing their tax returns.

Persons who hold an interest in USNG as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of units acquired or transferred for the beneficial owner; and

(4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code of 1986, as amended for failure to report such information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by USNG. Adjustments resulting from any such audit may require each unitholder to adjust a prior year’s tax liability and could result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments of non-partnership items as well as USNG items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the unitholders. The Code provides for one unitholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The LP Agreement appoints the General Partner as the tax matters partner of USNG.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by USNG or unitholders (1) if a unitholder incurs a loss in excess a specified threshold from a sale or redemption of its units, (2) if USNG engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a passthrough entity, such as the units, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If USNG were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization unitholder, then in computing its UBTI, the unitholder must include its share of (1) USNG’s gross income from the unrelated trade or business, whether or not distributed, and (2) USNG’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. USNG currently does not anticipate that it will borrow money to acquire investments; however, USNG cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization unitholder that incurs acquisition indebtedness to purchase its units in USNG may have UBTI.

The federal tax rate applicable to an exempt organization unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the unitholder’s form of organization. USNG may report to each such unitholder information as to the portion, if any, of the unitholder’s income and gains from USNG for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that USNG’s calculation of UBTI will be accepted by the Service. An exempt organization unitholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Under recently enacted legislation, interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as USNG is a qualified publicly traded partnership is made on an annual basis. USNG expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Unitholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30 percent withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6 percent for individual Unitholders and a rate of 35% for corporate Unitholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, USNG believes that the activities directly conducted by USNG do not result in USNG being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that USNG’s activities constitute a U.S. trade or business.

In the event that USNG’s activities were considered to constitute a U.S. trade or business, USNG would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to individual Non-U.S. Unitholders and the highest rate specified in Code section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Unitholders, when such income is allocated or distributed. A non-U.S. unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. unitholder with the mechanism to seek a refund of any withholding in excess of such unitholder’s actual U.S. federal income tax liability

Any amount withheld by USNG on behalf of a non-U.S. unitholder will be treated as a distribution to the non-U.S. unitholder to the extent possible. In some cases, USNG may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. unitholder, which may result in such cost being borne by USNG, generally, and accordingly, by all unitholders.

If USNG is not treated as engaged in a U.S. trade or business, a non-U.S. unitholder may nevertheless be treated as having FDAP income, which would be subject to a 30 percent withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from USNG or its allocable share of USNG income. Amounts withheld on behalf of a non-U.S. unitholder will be treated as being distributed to such unitholder.

To the extent any interest income allocated to a non-U.S. unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. unitholder nor a subsequent distribution of such interest income to the non-U.S. unitholder will be subject to withholding, provided that the non-U.S. unitholder is not otherwise engaged in a trade or business in the U.S. and provides USNG with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10 percent or more of the voting power of the issuer.

Most of USNG’s interest income qualifies as “portfolio interest.” In order for USNG to avoid withholding on any interest income allocable to non-U.S. unitholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. unitholders to provide USNG with a timely and properly completed and executed Form W-8BEN (or other applicable form). If a non-U.S. unitholder fails to provide a properly completed Form W-8BEN, the General Partner may request that the non-U.S. unitholder provide, within 15 days after the request by the General Partner, a properly completed Form W-8BEN. If a non-U.S. unitholder fails to comply with this request, the units owned by such non-U.S. unitholder will be subject to redemption.

Gain from Sale of Units. Gain from the sale or exchange of the units may be taxable to a non-U.S. unitholder if the non-U.S. unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30 percent withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Unitholders. In addition to the taxes noted above, any non-U.S. unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30 percent. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. unitholder is a “qualified resident.”

Certain information reporting and withholding requirement. Recently enacted legislation that becomes effective after December 31, 2012, generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on the status of a non-U.S. unitholder and the status of the intermediaries through which it holds units, a non-U.S. unitholder could be subject to this 30% withholding tax with respect to distributions on its units and proceeds from the sale of its units. Under certain circumstances, a non-U.S. unitholder might be eligible for refund or credit of such taxes.

Prospective non-U.S. unitholders should consult their tax advisor with regard to these and other issues unique to non-U.S. unitholders.

Backup Withholding

USNG may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28 percent from all taxable distributions payable to: (1) any unitholder who fails to furnish USNG with his, her or its correct taxpayer identification number or a certificate that the unitholder is exempt from backup withholding, and (2) any unitholder with respect to whom the IRS notifies USNG that the unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Other Tax Considerations

In addition to federal income taxes, unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USNG does business or owns property or where the unitholders reside. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in USNG. It is each unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Reed Smith LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Internal Revenue Code of 1986, as amended (the “Code”), or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in USNG. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in USNG and the manner in which units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in USNG, including the role that an investment in USNG would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in USNG, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in USNG complies with the terms of the plan.

USNG and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly-offered security. If the underlying assets of a partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

1.	freely transferable (determined based on the relevant facts and circumstances);

2.	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3.	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

The General Partner believes that the conditions described above are satisfied with respect to the units. The General Partner believes that the units therefore constitute publicly-offered securities, and the underlying assets of USNG are not considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

In general, units may not be purchased with the assets of a plan if the General Partner, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which USNG is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause USNG to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause USNG to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from USNG and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the General Partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in USNG (and any continued investment in USNG), or the operation and administration of USNG, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in USNG is not to be construed as a representation by USNG, its General Partner, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in USNG in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the units. You may rely on the information contained in this prospectus. Neither USNG nor its General Partner has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the units in any jurisdiction where the offer or sale of the units is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

USNG has used the following sales material it has prepared:

•	USNG’s website, www.unitedstatesnaturalgasfund.com;

•	Press release dated the effective date of USNG’s initial registration statement; and

•	USNG fact sheet available on USNG’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part and have been submitted to the staff of the Securities and Exchange Commission for their review pursuant to Industry Guide 5.

INTELLECTUAL PROPERTY

The General Partner owns trademark registrations for UNITED STATES NATURAL GAS FUND (U.S. Reg. No. 3407494) for “fund investment services in the field of natural gas futures contracts, cash-settled options on natural gas futures contracts, forward contracts for natural gas, over-the-counter transactions based on the price of natural gas, and indices based on the foregoing,” in use since April 18, 2007, and UNG UNITED STATES NATURAL GAS FUND, LP (and Flame Design) (U.S. Reg. No. 3683574) for “fund investment services in the field of natural gas futures contracts, cash-settled options on natural gas futures contracts, forward contracts for natural gas, over-the-counter transactions based on the price of natural gas, and indices based on the foregoing,” in use since April 18, 2007 and UNG UNITED STATES NATURAL GAS FUND, LP (and Flame Design), S.N. 85592277 in use since September 4, 2012. USNG relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USNG continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. The General Partner. has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange-traded fund that tracks the price of one or more commodities.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus and movements in the commodities markets and indexes that track such movements, USNG’s operations, the General Partner’s plans and references to USNG’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the General Partner has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the General Partner’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in USNG?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the events or developments that will or may occur in the future, including such matters as changes in inflation in the United States movements in the stock market, movements in the U.S. and foreign currencies, actual results or developments the General Partner anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, USNG’s operations or the value of the units.

WHERE YOU CAN FIND MORE INFORMATION

The General Partner has filed on behalf of USNG a registration statement on Form S-3 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about USNG or the units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about USNG and the units can also be obtained from USNG’s website, which is

www.unitedstatesnaturalgasfund.com. USNG’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. USNG is subject to the informational requirements of the Exchange Act and the General Partner and USNG will each, on behalf of USNG, file certain reports and other information with the SEC. The General Partner will file an updated prospectus annually for USNG pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the Securities and Exchange Commission. The rules of the Securities and Exchange Commission allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement on Form S-3 and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to completion of our offering.

•	Annual Report on Form 10-K for the year ended December 31, 2012 filed February 27, 2013; and

•	Current Reports on Form 8-K filed January 29, 2013, February 27, 2013, and March 25, 2013, March 27, 2013, and March 28, 2013.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States Natural Gas Fund, LP

Attention: Nicholas D. Gerber

1999 Harrison Street, Suite 1530

Oakland, California 94612

(510) 522-9600

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meanings set forth after such term:

Administrator: Brown Brothers Harriman & Co.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to USNG.

Benchmark Futures Contract: The near month futures contract for natural gas oil traded on the NYMEX unless the near month futures contract will expire within two weeks of the valuation day, in which case the Benchmark Futures Contract is the next month futures contract for natural gas traded on the NYMEX.

Business Day: Any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded over-the-counter or on an exchange or other trading platform.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures or future options collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

CPER: United States Copper Index Fund.

Creation Basket: A block of 100,000 units used by USNG to issue units.

Custodian: Brown Brothers Harriman & Co.

Dodd-Frank Act: “The Dodd-Frank Wall Street Reform and Consumer Protection Act” that was signed into law July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the units.

DTC Participant: An entity that has an account with DTC.

DTEF: A derivatives transaction execution facility.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Physical (EFP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFP can include swaps, swap options, or other instruments traded in the OTC market. In order that an EFP transaction can take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

Exchange for Swap: A technique, analogous to an EFP transaction used by financial institutions to avoid taking physical delivery of commodities. A dealer takes the financial institution’s futures positions into its own account and swaps the commodity return for a funding rate.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

General Partner: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of USNG.

HARD: US Golden Currency Fund

ICE Futures: The leading electronic regulated futures and options exchange for global energy markets. Its trading platform offers participants access to a wide spectrum of energy futures products including the Brent and West Texas Intermediate (WTI) global crude benchmark contracts, Gas, Oil, Electricity, Coal, and ECX carbon financial instruments.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

LP Agreement: The Fourth Amended and Restated Agreement of Limited Partnership dated as of March 1, 2013.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

mmBtu: 10,000 million British thermal units.

NAV: Net Asset Value of USNG.

NFA: National Futures Association.

New York Mercantile Exchange (NYMEX): The primary exchange on which futures contracts are traded in the U.S. USNG expects to invest primarily in futures contracts, and particularly in futures contracts traded on the New York Mercantile Exchange. USNG expressly disclaims any association with the Exchange or endorsement of USNG by the Exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

Natural Gas Futures Contracts: Futures contracts for natural gas that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges.

Natural Gas Interests: Natural Gas Futures Contracts and Other Natural Gas-Related Investments.

1933 Act: The Securities Act of 1933.

OPEC: Organization of Petroleum Exporting Countries

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Natural Gas–Related Investments: Other natural gas related investments such as cash-settled options on Natural Gas Futures Contracts, forward contracts for natural gas, cleared swap contracts, and non-exchange traded (“over-the-counter”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, as well as futures contracts for crude oil, heating oil, gasoline, and other petroleum-based fuels and indices based on the foregoing.

Over-the-Counter Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Prudential Regulators: the CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit Administration and the Federal Housing Finance Agency, collectively.

Redemption Basket: A block of 100,000 units used by USNG to redeem units.

Related Public Funds: USOF, USDHO, US12OF, UGA, USSO, US12NG, USBO, USCI, USAG, USMI, and CPER.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of USNG will not track the price of natural gas.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

UAC: United States Asian Commodities Basket Fund

UGA: United States Gasoline Fund, LP.

US12NG: United States 12 Month Natural Gas Fund, LP.

US12OF: United States 12 Month Oil Fund, LP.

USAG: United States Agriculture Fund

USBO: United States Brent Oil Fund, LP.

USCI: United States Commodity Index Fund.

USDHO: United States Diesel-Heating Oil, LP.

USMI: United States Metals Index Fund.

USNG: United States Natural Gas Fund, LP.

USOF: United States Oil Fund, LP.

USSF: United States Sugar Fund.

UNGD: United States Natural Gas Double Inverse Fund.

UNGO: United States Gasoil Fund.

USSO: United States Short Oil Fund, LP.

Valuation Day: Any day as of which USNG calculates its NAV.

You: The owner of units.

APPENDIX B

UNITED STATES NATURAL GAS FUND, LP

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

This Fourth Amended and Restated Agreement of Limited Partnership (this “Agreement”) effective as of March 1, 2013, is entered into by United States Commodity Funds LLC, a Delaware limited liability company, as General Partner, on behalf of itself and any Person or Persons who shall hereafter be admitted as Partners in accordance with this Agreement.

WHEREAS, the General Partner and Knight Capital Markets, LLC, as successor company to Kellogg Capital Markets, the Initial Limited Partner, are parties to that certain third amended and restated agreement of limited partnership executed on December 31, 2010 (the “LP Agreement”);

WHEREAS, Knight Capital Markets, LLC is no longer a Limited Partner; and

WHEREAS, the General Partner now desires to amend and restate the LP Agreement regarding the operation of the Partnership;

NOW THEREFORE, the LP Agreement in its entirety is hereby amended and restated as follows:

SECTION I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1. “Accounting Period” shall mean the following periods: the initial accounting period which shall commence upon the commencement of operations of the Partnership. Each subsequent Accounting Period shall commence immediately after the close of the preceding Accounting Period. Each Accounting Period hereunder shall close on the earliest of (i) the last Business Day of a month, (ii) the effective date of dissolution of the Partnership, and (iii) such other day or days in addition thereto or in substitution therefore as may from time to time be determined by the General Partner in its discretion either in any particular case or generally.

1.2. “Act” shall mean the Revised Uniform Limited Partnership Act of the State of Delaware, as amended from time to time.

1.3. “Additional Limited Partner” shall mean a Person admitted to the Partnership as a Limited Partner pursuant to this Agreement and who is shown as such on the books and records of the Partnership.

1.4. “Affiliate” shall mean, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

1.5. “Assignee” shall mean a Record Holder that has not been admitted to the Partnership as a Substituted Limited Partner.

1.6. “Agreement” shall mean this Fourth Amended and Restated Agreement of Limited Partnership as may be amended, modified, supplemented or restated from time to time.

1.7. “Authorized Purchaser Agreement” shall mean an agreement among the Partnership, the General Partner and a Participant, as may be amended or supplemented from time to time in accordance with its terms.

1.8. “Business Day” shall mean any day other than a day when the New York Mercantile Exchange, the New York Stock Exchange or the NYSE Arca, Inc. is closed for regular trading.

1.9. “Beneficial Owner” shall mean the ultimate beneficial owner of Units held by a nominee which has furnished the identity of the Beneficial Owner in accordance with Section 6031(c) of the Code (or any other method acceptable to the General Partner in its sole discretion) and with Section 9.2.2 of this Agreement.

1.10. “Capital Account” shall have the meaning assigned to such term in Section 4.1.

1.11. “Capital Contribution” shall mean the total amount of money or agreed-upon value of property contributed to the Partnership by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the interests of such Partner or Partners).

1.12. “Capital Transaction” shall mean a sale of all or substantially all of the assets of the Partnership not in the ordinary course of business.

1.13. “Certificate” shall mean a certificate issued by the Partnership evidencing ownership of one or more Units.

1.14. “Close of Business” shall mean 5:00 PM New York time.

1.15. “Creation Basket” shall mean 100,000 Units, or such other number of Units as may be determined by the General Partner from time to time, purchased by a Participant.

1.16. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.17. “Departing Partner” shall mean a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner.

1.18. “Depository” or “DTC” shall mean The Depository Trust Company, New York, New York, or such other depository of Units as may be selected by the General Partner as specified herein.

1.19. “Depository Agreement” shall mean the Letter of Representations from the General Partner to the Depository, dated as of April 17, 2007, as may be amended or supplemented from time to time.

1.20. “Distributable Cash” shall mean, with respect to any period, all cash revenues of the Partnership (not including (i) Capital Contributions, (ii) funds received by the Partnership in respect of indebtedness incurred by the Partnership, (iii) interest or other income earned on temporary investments of Partnership funds pending utilization, and (iv) proceeds from any Capital Transaction), less the sum of the following: (x) all amounts expended by the Partnership pursuant to this Agreement in such period and (y) such working capital or reserves or other amounts as the General Partner reasonably deems to be necessary or appropriate for the proper operation of the Partnership’s business or its winding up and liquidation. The General Partner in its sole discretion may from time to time declare other funds of the Partnership to be Distributable Cash.

1.21. “DTC Participants” shall have the meaning assigned to such term in Section 9.2.2.

1.22. “General Partner” shall mean the United States Commodity Funds LLC, a Delaware limited liability company, or any Person who, at the time of reference thereto, serves as a general partner of the Partnership.

1.23. “Global Certificates” shall mean the global certificate or certificates issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit B.

1.24. “Indirect Participants” shall have the meaning assigned to such term in Section 9.2.2.

1.25. “Initial Limited Partner” shall have the meaning assigned to such term in Section 3.3.

1.26. “Initial Offering Period” shall mean the period commencing with the initial effective date of the Prospectus and terminating no later than the ninetieth (90th) day following such date unless extended for up to an additional 90 days at the sole discretion of the General Partner.

1.27. “Limited Partner” shall mean any Person who is a limited partner (whether the Initial Limited Partner, a Limited Partner admitted pursuant to this Agreement or an assignee who is admitted as a Limited Partner) at the time of reference thereto, in such Person’s capacity as a limited partner of the Partnership.

1.28. “Management Fee” shall mean the management fee paid to the General Partner pursuant to this Agreement.

1.29. “Net Asset Value” or “NAV” shall mean the current market value of the Partnership’s total assets, less any liabilities, and dividing that total by the total number of outstanding Units, as reasonably determined by the General Partner or its designee.

1.30. “Opinion of Counsel” shall mean a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

1.31. “Organizational Limited Partner” shall mean Wainwright Holdings, Inc., a Delaware corporation, in its capacity as the organizational limited partner of the Partnership.

1.32. “Outstanding” shall mean, with respect to the Units or other Partnership Securities, as the case may be, all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination.

1.33. “Participant” shall mean a Person that is a DTC Participant and has entered into an Authorized Purchaser Agreement, which at the relevant time, is in full force and effect.

1.34. “Partner” shall mean the General Partner or any Limited Partner. “Partners” shall mean the General Partner and all Limited Partners (unless otherwise indicated).

1.35. “Partnership” shall mean the limited partnership hereby formed, as such limited partnership may from time to time be constituted.

1.36. “Partnership Securities” shall mean any additional Units, options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership.

1.37. “Person” shall mean any natural person, partnership, limited partnership, limited liability company, trust, estate, corporation, association, custodian, nominee or any other individual or entity in its own or any representative capacity.

1.38. “Profit or Loss” with respect to any Accounting Period shall mean the excess (if any) of:

(a) the Net Asset Value as of the Valuation Time on the Valuation Date, less

(b) the Net Asset Value as of the Valuation Time on the Valuation Date immediately preceding the commencement of such Accounting Period, adjusted as deemed appropriate by the General Partner to reflect any Capital Contributions, redemptions, withdrawals, distributions, or other events occurring or accounted for during such Accounting Period (including any allocation of Profit or Loss to a redeeming partner pursuant to Section 4.3.2 with respect to such Accounting Period).

If the amount determined pursuant to the preceding sentence is a positive number, such amount shall be the “Profit” for the Accounting Period and if such amount is a negative number, such amount shall be the “Loss” for the Accounting Period.

1.39. “Prospectus” shall mean the United States Natural Gas Fund, LP prospectus, dated April 17, 2007, as the same may have been amended or supplemented, used in connection with the offer and sale of Units in the Partnership.

1.40. “Record Date” shall mean the date established by the General Partner for determining (a) the identity of Limited Partners (or Assignees if applicable) entitled to notice of, or to vote at any meeting of Limited Partners or entitled to vote by ballot or give approval of any Partnership action in writing without a meeting or entitled to exercise rights in respect of any action of Limited Partners or (b) the identity of Record Holders entitled to receive any notice, report or distribution.

1.41. “Record Holder” shall mean the Person in whose name such Unit is registered on the books of the Transfer Agent as of the open of business on a particular Business Day.

1.42. “Redeemable Units” shall mean any Units for which a redemption notice has been given.

1.43. “Redemption Basket” shall mean 100,000 Units or such other number of Units as may be determined by the General Partner from time to time, redeemed by a Participant.

1.44. “Revolving Credit Facility” shall mean a revolving credit facility that the Partnership may enter into on behalf of the Partnership with one or more commercial banks or other lenders for liquidity or other purposes for the benefit of the Partnership.

1.45. “Substituted Limited Partner” shall mean a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

1.46. “Tax Certificate” shall mean an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Limited Partner that is a U.S. person within the meaning of the Code, or an Internal Revenue Service Form W-8BEN or other applicable form in the case of a Limited Partner that is not a U.S. person.

1.47. “Transfer Agent” shall mean Brown Brothers Harriman & Co. or such bank, trust company or other Person (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units or any applicable Partnership Securities.

1.48. “Transfer Application” shall mean an application and agreement for transfer of Units, which shall be substantially in the form attached hereto as Exhibit D.

1.49. “Unit” shall mean an interest of a Limited Partner or an assignee of the Partnership representing such fractional part of the interests of all Limited Partners and assignees, as shall be determined by the General Partner pursuant to this Agreement.

1.50. “Unit Register” shall have the meaning assigned to such term in Section 9.2.1.

1.51. “Unitholders” shall mean the General Partner and all holders of Units, where no distinction is required by the context in which the term is used.

1.52. “Valuation Date” shall mean the last Business Day of any Accounting Period.

1.53. “Valuation Time” shall mean (i) Close of Business on a Valuation Date or (ii) such other time or day as the General Partner in its discretion may determine from time to time either in any particular case or generally.

SECTION II

GENERAL PROVISIONS

2.1.    This Agreement shall become effective on the date set forth in the preamble of this Agreement. The rights and liabilities of the Partners shall be as set forth in the Act, except as herein otherwise expressly provided. The Partnership shall continue without interruption as a limited partnership pursuant to the provisions of the Act.

2.2.    The name of the Partnership shall be United States Natural Gas Fund, LP; however, the business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name designated in writing by the General Partner to the Limited Partners.

2.3.    The Partnership’s principal place of business shall be located at 1999 Harrison Street, Suite 1530, Oakland California 94612 or such other place as the General Partner may designate from time to time. The registered agent for the Partnership is Corporation Service Company and the registered office is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The Partnership may maintain such other offices at such other places as the General Partner deems advisable.

2.4.    The investment objective of the Partnership is to have the changes in percentage terms of the Units’ NAV to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub in Louisiana, as measured by changes in the price of the futures contract on natural gas traded on the NYMEX (the “Benchmark Futures Contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less the Partnership’s expenses. It is not the intent of the Partnership to be operated in such a fashion such that its NAV will equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas. The Partnership will invest in futures contracts for natural gas, other types of natural gas, diesel-heating oil, gasoline, oil and other petroleum based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “Natural Gas Futures Contracts”) and other natural gas interests such as cash-settled options on Natural Gas Futures Contracts, forward contracts for natural gas, oil, and over-the-counter transactions that are based on the price of natural gas, other petroleum-based fuels, Natural Gas Futures Contracts and indices based on the foregoing.

2.5.    The term of the Partnership shall be from the date of its formation in perpetuity, unless earlier terminated in accordance with the terms of this Agreement.

2.6.    The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments required by law for the formation or operation of a limited partnership in all jurisdictions where the Partnership may elect to do business. The General Partner shall not be required to deliver or mail to the Limited Partners a copy of the certificate of limited partnership of the Partnership or any certificate of amendment thereto.

2.7.    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes, business, protection and benefit of the Partnership.

2.8.    The business and affairs of the Partnership shall be managed by the General Partner in accordance with Section 7 hereof. The General Partner has seven directors, a majority of whom may also be executive officers of the General Partner. The General Partner shall establish and maintain an audit committee of its board of directors for the Partnership (the “Audit Committee”) in compliance with, and granted the requisite authority and funding pursuant to, any applicable (1) federal securities laws and regulations, including the Sarbanes-Oxley Act of 2002, and (2) rules, policies and procedures of any national securities exchange on which the securities issued by the Partnership are listed and traded.

SECTION III

PARTNERS AND CAPITAL CONTRIBUTIONS

3.1.    General Partner.

3.1.1    The name of the General Partner is United States Commodity Funds LLC, which maintains its principal business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612.

3.1.2    In consideration of management and administrative services rendered by the General Partner, the Partnership shall pay the Management Fee to the General Partner (or such other person or entity designated by the General Partner). In addition, all ongoing charges, costs and expenses of the Partnership’s operations shall be billed to and paid by the Partnership. Such costs and expenses, shall include, without limitation, (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Units of the Partnership, (ii) licensing fees for the use of intellectual property used by the Partnership, (iii) expenses incurred in connection with registering additional Units of the Partnership or offering Units of the Partnership after the time any units of Partnership have begun trading on an Exchange; (iv) the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities; (v) fees and expenses associated with compensation to the directors; (vi) payment for legal counsel and independent accountants; (vii) payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by Affiliates of the General Partner (viii) postage and insurance, including directors’ and officers’ liability insurance; (ix) costs and expenses associated with client relations and services; (x) the payment of any distributions related to redemption of Units; and (xi) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Partnership and the preparation of all tax returns related thereto. Fees and expenses, including the Management Fee, are calculated on a daily basis and paid on a monthly basis (accrued at 1/365 of applicable percentage of NAV on that day). The Management Fee shall be set forth on Exhibit A attached hereto, as may be amended from time to time. The General Partner may, in its sole discretion, waive all or part of the Management Fee. The Partnership shall be responsible for all extraordinary expenses (i.e., expenses not in the ordinary course of business, including, without limitation, the items listed above in this Section 3.1.2, the indemnification of any Person against liabilities and obligations to the extent permitted by law and required under this Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

3.1.3    In connection with the formation of the Partnership under the Act, the General Partner acquired a 2% interest in the profits and losses of the Partnership and made an initial capital contribution to the Partnership in the amount of $20.00, and the Organizational Limited Partner acquired a 98% interest in the profits and losses of the Partnership and made an initial capital contribution to the Partnership in the amount of $980.00. As of the date of the initial offering of Units to the public, the interest of the Organizational Limited Partner and the General Partner was redeemed, the initial capital contribution of the Organizational Limited Partner and the General Partner was refunded, and the Organizational Limited Partner thereupon withdrew and ceased to be a Limited Partner. Ninety-eight percent of any interest or other profit that may have resulted from the investment or other use of such initial capital contribution was allocated and distributed to the Organizational Limited Partner, and the balance thereof was allocated and distributed to the General Partner. The General Partner may but shall not be required to make Capital Contributions to the Partnership on or after the date hereof. If the General Partner does make a Capital Contribution to the Partnership on or after the date hereof, it shall be issued Units based on the same terms and conditions applicable to the purchase of a Creation Basket under Section 16 hereof.

3.1.4    The General Partner may not, without written approval by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement or under applicable law; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

3.1.5    Except as otherwise provided herein, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, taken as a whole, without the approval of at least a majority of the Limited Partners; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership’s assets and shall not apply to any forced sale of any or all of the Partnership’s assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

3.1.6    Unless approved by a majority of the Limited Partners, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership, to the extent it would materially and adversely affect the Limited Partners, to be taxable as a corporation for federal income tax purposes.

3.1.7    Notwithstanding any other provision of this Agreement, the General Partner is not authorized to institute or initiate on behalf of, or otherwise cause the Partnership to:

(a) make a general assignment for the benefit of creditors;

(b) file a voluntary bankruptcy petition; or

(c) file a petition seeking for the Partnership a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law.

3.2.    Issuance of Units. Units in the Partnership will only be issued in a Creation Basket or whole number multiples thereof.

3.3.    Initial Limited Partner. The Initial Limited Partner was Knight Capital Markets, LLC formerly, Kellogg Capital Markets (“Initial Limited Partner”) located at 55 Broadway New York, NY 10006.

3.4.    Capital Contribution. Except as otherwise provided in this Agreement, no Partner shall have any right to demand or receive the return of its Capital Contribution to the Partnership. No Partner shall be entitled to interest on any Capital Contribution to the Partnership or on such Partner’s Capital Account.

SECTION IV

CAPITAL ACCOUNTS OF PARTNERS AND OPERATION THEREOF

4.1.    Capital Accounts. There shall be established on the books and records of the Partnership for each Partner (or Beneficial Owner in the case of Units held by a nominee) a capital account (a “Capital Account”). It is intended that each Partner’s Capital Account shall be maintained at all times in a manner consistent with Section 704 of the Code and applicable Treasury regulations thereunder, and that the provisions hereof relating to the Capital Accounts shall be interpreted in a manner consistent therewith. For each Accounting Period, the Capital Account of each Partner shall be:

(i) credited with the amount of any Capital Contributions made by such Partner during such Accounting Period;

(ii) credited with any allocation of Profit made to such Partner for such Accounting Period;

(iii) debited with any allocation of Loss made to such Partners for such Accounting Period; and

(iv) debited with the amount of cash paid to such Partner as an amount withdrawn or distributed to such Partner during such Accounting Period, or, in the case of any payment of a withdrawal or distribution in kind, the fair value of the property paid or distributed during such Accounting Period.

4.1.2    For any Accounting Period in which Units are issued or redeemed for cash or other property, the General Partner shall, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), adjust the Capital Accounts of all Partners and the carrying value of each Partnership asset upward or downward to reflect any unrealized gain or unrealized loss attributable to each such Partnership asset, as if such unrealized gain or unrealized loss had been recognized on an actual sale of the asset and had been allocated to the Partners at such time pursuant to Section 4.2 of this Agreement in the same manner as any item of gain or loss actually recognized during such period would have been allocated.

4.1.3    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

4.2.    Allocation of Profit or Loss. Profit or Loss for an Accounting Period shall be allocated among the Partners in proportion to the number of Units each Partner holds as of the Close of Business on the last Business Day of such Accounting Period. The General Partner may revise, alter or otherwise modify this method of allocation to the extent it deems necessary to comply with the requirements of Section 704 or Section 706 of the Code and Treasury regulations or administrative rulings thereunder.

4.3.    Allocations for Tax Purposes

4.3.1    Except as otherwise provided in this Agreement, for each fiscal year of the Partnership, items of income, deduction, gain, loss, and credit recognized by the Partnership for federal income tax purposes shall be allocated among the Partners in a manner that equitably reflects the amounts credited or debited to each Partner’s Capital Account for each Accounting Period during such fiscal year. Allocations under this

Section 4.3 shall be made by the General Partner in accordance with the principles of Sections 704(b) and 704(c) of the Code and in conformity with applicable Treasury regulations promulgated thereunder (including, without limitation, Treasury regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i), and 1.704-3(e)).

4.3.2    Notwithstanding anything else contained in this Section 4, if any Partner has a deficit Capital Account for any Accounting Period as a result of any adjustment of the type described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), then the Partnership’s income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible. Any special allocation of items of income or gain pursuant to this Section 4.3.2 shall be taken into account in computing subsequent allocations pursuant to this Section 4 so that the cumulative net amount of all items allocated to each Partner shall, to the extent possible, be equal to the amount that would have been allocated to such Partner if there had never been any allocation pursuant to the first sentence of this Section 4.3.2.

4.3.3    Allocations that would otherwise be made to a Limited Partner under the provisions of this Section 4 shall instead be made to the Beneficial Owner of Units held by a nominee.

4.4.    Compliance. In applying the provisions of this Section 4, the General Partner is authorized to utilize such reasonable accounting conventions, valuation methods and assumptions as the General Partner shall determine to be appropriate and in compliance with the Code and applicable Treasury regulations. The General Partner may amend the provisions of this Agreement to the extent it determines to be necessary to comply with the Code and Treasury regulations.

SECTION V

RECORDS AND ACCOUNTING; REPORTS

5.1.    Records and Accounting. The Partnership will keep proper books of record and account of the Partnership at its office located in 1999 Harrison Street, Suite 1530, Oakland, California 94612 or such office, including that of an administrative agent, as it may subsequently designate upon notice to the Limited Partners. These books and records are open to inspection by any person who establishes to the Partnership’s satisfaction that such person is a Limited Partner upon reasonable advance notice at all reasonable times during the usual business hours of the Partnership.

5.2.    Annual Reports. Within 90 days after the end of each fiscal year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the fiscal year, an annual report containing the following:

(i) financial statements of the Partnership, including, without limitation, a balance sheet as of the end of the Partnership’s fiscal year and statements of income, Partners’ equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii) a general description of the activities of the Partnership during the period covered by the report, and

(iii) a report of any material transactions between the Partnership and the General Partner or any of its Affiliates, including fees or compensation paid by the Partnership and the services performed by the General Partner or any such Affiliate for such fees or compensation.

5.3.    Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the quarter then ended, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by the General Partner as fairly presenting the financial position and results of operations of the Partnership during the period covered by the report. The report shall also contain a description of any material event regarding the business of the Partnership during the period covered by the report.

5.4.    Monthly Reports. Within 30 days after the end of each month, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the month then ended, a monthly report containing an account statement, which will include a statement of income (or loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Partnership, General Partner, commodity trading advisor (if any), futures commission merchant, or the principals thereof that previously have not been disclosed in the Partnership’s Prospectus or any amendment thereto, other account statements or annual reports.

5.5.    Tax Information. Unless not required to be provided to a Partner, Assignee or Beneficial Owner under the applicable rules and regulations of the Code, the General Partner shall use its best efforts to prepare and to transmit a U.S. federal income tax form K-1 for each Partner, Assignee, or Beneficial Owner or a report setting forth in sufficient detail such transactions effected by the Partnership during each fiscal year as shall enable each Partner, Assignee, or Beneficial Owner to prepare its U.S. federal income tax return, if any, within a reasonable period after the end of such fiscal year.

5.6.    Tax Returns. The General Partner shall cause income tax returns of the Partnership to be prepared and timely filed with the appropriate authorities.

5.7.    Tax Matters Partner. The General Partner is hereby designated as the Partnership’s “Tax Matters Partner,” as defined under Section 6231(a)(7) of the Code. The General Partner is specifically directed and authorized to take whatever steps the General Partner, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the U.S. Internal Revenue Service and taking such other action as may from time to time be required under U.S. Treasury regulations. Any Partner shall have the right to participate in any administrative proceedings relating to the determination of Partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner shall be expenses of the Partnership. Each Partner who elects to participate in such proceedings shall be responsible for any expenses incurred by such Partner in connection with such participation. The cost of any resulting audits or adjustments of a Partner’s tax return shall be borne solely by the affected Partner. In the event of any audit, investigation, settlement or review, for which the General Partner is carrying out the responsibilities of Tax Matters Partner, the General Partner shall keep the Partners reasonably apprised of the status and course of such audit, investigation, settlement or review and shall forward copies of all written communications from or to any regulatory, investigative or judicial authority with regard thereto.

SECTION VI

FISCAL AFFAIRS

6.1.    Fiscal Year. The fiscal year of the Partnership shall be the calendar year. The General Partner may select an alternate fiscal year.

6.2.    Partnership Funds. Pending application or distribution, the funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest bearing investment, including, without limitation, checking and savings accounts, certificates of deposit and time or demand deposits in commercial banks, U.S. government securities and securities guaranteed by U.S. government agencies as shall be designed by the General Partner. Such funds shall not be commingled with funds of any other Person. Withdrawals therefrom shall be made upon such signatures as the General Partner may designate.

6.3.    Accounting Decisions. All decisions as to accounting principles, except as specifically provided to the contrary herein, shall be made by the General Partner.

6.4.    Tax Elections. The General Partner shall, from time to time, make such tax elections as it deems necessary or desirable in its sole discretion to carry out the business of the Partnership or the purposes of this Agreement. Notwithstanding the foregoing, the General Partner shall make a timely election under Section 754 of the Code.

6.5.    Partnership Interests. Title to the Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner shall be held by the General Partner for the exclusive use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, that prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner will use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets are held.

SECTION VII

RIGHTS AND DUTIES OF THE GENERAL PARTNER

7.1.    Management Power. The General Partner shall have exclusive management and control of the business and affairs of the Partnership, and all decisions regarding the management and affairs of the Partnership shall be made by the General Partner. The General Partner shall have all the rights and powers of general partner as provided in the Act and as otherwise provided by law. Except as otherwise expressly provided in this Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to, the right, power and authority from time to time to do the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations and the securing of same by mortgage, deed of trust or other lien or encumbrance;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership, or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (c) being subject, however, to any prior approval that may be required in accordance with this Agreement);

(d) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons, and the repayment of obligations of the Partnership;

(e) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(f) the distribution of Distributable Cash;

(g) the selection and dismissal of employees (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(h) the maintenance of insurance for the benefit of the Partners and the Partnership (including, without limitation, the assets and operations of the Partnership);

(i) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships;

(j) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(k) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l) the entering into of listing agreements with the NYSE Arca, Inc. and any other securities exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange; and

(m) the purchase, sale or other acquisition or disposition of Units.

7.2.    Best Efforts. The General Partner will use its best efforts to cause the Partnership to be formed, reformed, qualified or registered under assumed or fictitious name statutes or similar laws in any state in which the Partnership owns property or transacts business if such formation, reformation, qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business.

7.3.    Right of Public to Rely on Authority of a General Partner. No person shall be required to determine the General Partner’s authority to make any undertaking on behalf of the Partnership.

7.4.    Obligation of the General Partner. The General Partner shall:

(a) devote to the Partnership and apply to the accomplishment of the Partnership purposes so much of its time and attention as is necessary or advisable to manage properly the affairs of the Partnership;

(b) maintain the Capital Account for each Partner; and

(c) cause the Partnership to enter into and carry out the obligations of the Partnership contained in the agreements with Affiliates of the General Partner as described in the Prospectus and cause the Partnership not to take any action in violation of such agreements.

7.5.    Good Faith. The General Partner has a responsibility to the Limited Partners to exercise good faith and fairness in all dealings. In the event that a Limited Partner believes that the General Partner has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of the Partnership under applicable laws, including under the Act and under securities and commodities laws, to recover damages from or require an accounting by the General Partner. Limited Partners should be aware that performance by the General

Partner of its fiduciary duty is measured by the terms of this Agreement as well as applicable law. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from the General Partner where the losses result from a violation by the General Partner of the federal securities laws. State securities laws may also provide certain remedies to limited partners. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the Commodity Futures Trading Commission (“CFTC”) by the General Partner.

7.6.    Indemnification

7.6.1    Notwithstanding any other provision of this Agreement, neither a General Partner nor any employee or other agent of the Partnership nor any officer, director, stockholder, partner, employee or agent of a General Partner (a “Protected Person”) shall be liable to any Partner or the Partnership for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, director, stockholder, partner, employee or agent of the Partnership or any officer, director, stockholder, partner, employee or agent of such General Partner, provided that such officer, director, stockholder, partner, employee or agent of the Partner or officer, director, stockholder, partner, employee or agent of such General Partner was selected, engaged or retained by such General Partner with reasonable care, except with respect to any matter as to which such General Partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s action was in the best interests of the Partnership and except that no Protected Person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office. A General Partner and its officers, directors, employees or partners may consult with counsel and accountants (except for the Partnership’s independent auditors) in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants (except for the Partnership’s independent auditors), provided that they shall have been selected with reasonable care.

Notwithstanding any of the foregoing to the contrary, the provisions of this Section 7.6.1 and of Section 7.6.2 hereof shall not be construed so as to relieve (or attempt to relieve) a General Partner (or any officer, director, stockholder, partner, employee or agent of such General Partner) of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 7.6.1 and of Section 7.6.2 hereof to the fullest extent permitted by law.

7.6.2    The Partnership shall, to the fullest extent permitted by law, but only out of Partnership assets, indemnify and hold harmless a General Partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at the Partnership’s request as directors, officers or trustees of another organization in which the Partnership has an interest as a Unitholder, creditor or otherwise) and their respective legal representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a General Partner or director or officer thereof, or by reason of its being or having been such a General Partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Partnership, and except that no Covered Person shall be indemnified against any liability to the Partnership or Limited Partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Partnership in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Partnership if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by a compromise payment by any such Covered Person, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Partnership, after notice that it involved such indemnification by any disinterested person or persons to whom the questions may be referred by the General Partner, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Partnership and that such indemnification would not protect such persons against any liability to the Partnership or its Limited Partners to which such person would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Approval by any disinterested person or persons shall not prevent the recovery from persons of indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Partnership or to have been liable to the Partnership or its Limited Partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Section 7.6.2, an “interested Covered Person” is one against whom the action, suit or other proceeding on the same or similar grounds is then or has been pending and a “disinterested person” is a person against whom no actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Section 7.6.2 shall affect any rights to indemnification to which personnel of a General Partner, other than directors and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Partnership to purchase and maintain liability insurance on behalf of any such person.

Nothing in this Section 7.6.2 shall be construed to subject any Covered Person to any liability to which he or she is not already liable under this Agreement or applicable law.

7.6.3    Each Limited Partner agrees that it will not hold any Affiliate or any officer, director, stockholder, partner, employee or agent of any Affiliate of the General Partner liable for any actions of such General Partner or any obligations arising under or in connection with this Agreement or the transactions contemplated hereby.

7.7.    Resolutions of Conflicts of Interest; Standard of Care.

7.7.1    Unless otherwise expressly provided in this Agreement or any other agreement contemplated hereby, whenever a conflict of interest exists or arises between the General Partner on the one hand, and the Partnership or any Limited Partner, on the other hand, any resolution or course of action by the General Partner in respect of such conflict of interest shall be permitted and deemed approved by all Partners and shall not constitute a breach of this Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. If a dispute arises, it will be resolved through negotiations with the General Partner or by a court located in the State of Delaware. Any resolution of a dispute is deemed to be fair and reasonable to the Partnership if the resolution is:

(a) approved by the Audit Committee, although no party is obligated to seek such approval and the General Partner may adopt a resolution or course of action that has not received such approval;

(b) on terms no less favorable to the Limited Partners than those generally being provided to or available from unrelated third parties; or

(c) fair to the Limited Partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the Limited Partners.

7.7.2    Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner is permitted or required to make a decision (i) in its discretion or under a grant of similar authority or latitude, the General Partner shall be entitled to the extent permitted by applicable law, to consider only such interest and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the partnership or the Limited Partners, or (ii) in its good faith or under another express standard, the General Partner shall act under such express standard and except as required by applicable law, shall not be subject to any other different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.

7.8.    Other Matters Concerning the General Partner.

7.8.1    The General Partner (including the Audit Committee) may rely on and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.

7.8.2    The General Partner (including the Audit Committee) may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and any opinion or advice of any such person as to matters which the General Partner (including the Audit Committee) believes to be within such person’s professional or expert competence shall be the basis for full and complete authorization of indemnification and provide legal protection with respect to any action taken or suffered or omitted by the General Partner (including the Audit Committee) hereunder in good faith and in accordance with such opinion or advice.

7.8.3    The General Partner (including the Audit Committee) may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner (including the Audit Committee) shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

7.9.    Other Business Ventures. Any Partner, director, employee, Affiliate or other person holding a legal or beneficial interest in any entity which is a Partner, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Partnership or otherwise; and, neither the Partnership nor the Partners shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived there from.

7.10.    Contracts with the General Partner or its Affiliates. The General Partner may, on behalf of the Partnership, enter into contracts with any Affiliate. The validity of any transaction, agreement or payment involving the Partnership and any General Partner or any Affiliate of a General Partner otherwise permitted by the terms of this Agreement shall not be affected by reason of (i) the relationship between the Partnership and the Affiliate of the General Partner, or (ii) the approval of said transaction agreement or payment by officers or directors of the General Partner.

7.11.    Additional General Partners. Additional general partners may be admitted with the consent of the General Partner.

SECTION VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1.    No Participation in Management. No Limited Partner (other than a General Partner if it has acquired an interest of a Limited Partner) shall take part in the management of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.

8.2.    Limitation of Liability. Except as provided in the Act, the debts, obligations, and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership. A Limited Partner will not be liable for assessments in addition to its initial capital investment in any capital securities representing limited partnership interests. However, a Limited Partner may be required to repay to the Partnership any amounts wrongfully returned or distributed to it under some circumstances.

8.3.    Indemnification and Terms of Admission. Each Limited Partner shall indemnify and hold harmless the Partnership, the General Partner and every Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Limited Partner in connection with any assignment, transfer, encumbrance or other disposition of all or any part of an interest, or the admission of a Limited Partner to the Partnership, against expenses for which the Partnership or such other Person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding.

8.4.    Effective Date. The effective date of admission of a Limited Partner shall be the date designated by the General Partner in writing to such assignee or transferee.

8.5.    Death or Incapacity of Limited Partner. The death or legal incapacity of a Limited Partner shall not cause dissolution of the Partnership.

8.6. Rights of Limited Partner Relating to the Partnership.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as otherwise limited under this Agreement, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable demand and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local tax returns for each year;

(iii) to have furnished to it, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to have furnished to it, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

(v) to obtain true and full information regarding the amount of cash contributed by and a description and statement of the value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or that the Partnership is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Section 8.6).

SECTION IX

UNIT CERTIFICATES

9.1.    Unit Certificates. Certificates shall be executed on behalf of the Partnership by any officer either of the General Partner or, if any, of the Partnership.

9.2.    Registration Form, Registration of Transfer and Exchange.

9.2.1    The General Partner shall cause to be kept on behalf of the Partnership a register (the “Unit Register”) in which, subject to such reasonable regulations as it may prescribe, the General Partner will provide for the registration and the transfer of Units. The Transfer Agent has been appointed registrar and transfer agent for the purpose of registering and transferring Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless same are effected in the manner described in this Section 9.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

9.2.2    Book-Entry-Only System.

(a) Global Certificate Only. Unless otherwise authorized by the General Partner, Certificates for Units will not be issued, other than the one or more Global Certificates issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described below.

(1) Global Certificate. The Partnership and the General Partner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for the Units. Units will be represented by the Global Certificate (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Units will be issued. The Global Certificate shall be in the form attached hereto as Exhibit B and shall represent such Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets (as defined in Section 16.1). Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Units represented thereby shall be made in such manner and upon instructions given by the General Partner on behalf of the Partnership as specified in the Depository Agreement.

(2) Legend. Any Global Certificate issued to the Depository or its nominee shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) The Depository. The Depository has advised the Partnership and the General Partner as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of DTC Participants and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. “DTC Participants” include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”). The Depository may determine to discontinue providing its service with respect to Creation Baskets and Units by giving notice to the General Partner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the General Partner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the General Partner or, if such a replacement is unavailable, to terminate the Partnership.

(4) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Units, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the General Partner on behalf of the Partnership and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Beneficial Owners will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive, from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Units, a written confirmation relating to their purchase of Units.

(5) Reliance on Procedures. Except for those who have provided Transfer Applications to the General Partner, so long as Cede & Co., as nominee of the Depository, is the registered owner of Units, references herein to the registered or record owners of Units shall mean Cede & Co. and shall not mean the Beneficial Owners of Units. Beneficial Owners of Units will not be entitled to have Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Units under this Agreement. Accordingly, to exercise any rights of a holder of Units under the Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Partnership and the General Partner understand that under existing industry practice, if the Partnership requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Units, is entitled to take, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Units through it, with each successive Indirect Participant continuing to notify each person holding Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act that is being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Partnership through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the Units is held.

(6) Communication between the Partnership and the Beneficial Owners. As described above, the Partnership will recognize the Depository or its nominee as the owner of all Units for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected in accordance with this paragraph. Pursuant to the Depository Agreement, the Depository is required to make available to the Partnership, upon request and for a fee to be charged to the Partnership, a listing of the Unit holdings of each DTC Participant. The Partnership shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Units, directly or indirectly, through such DTC Participant. The Partnership shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Partnership shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(7) Distributions. Distributions on Units pursuant to this Agreement shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Partnership and the General Partner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Partnership and the General Partner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. Neither the Partnership nor the General Partner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Units.

(8) Limitation of Liability. The Global Certificate to be issued hereunder is executed and delivered solely on behalf of the Partnership by the General Partner in its capacity as such and in the exercise of the powers and authority conferred and vested in it by this Agreement. The representations, undertakings and agreements made on the part of the Partnership in the Global Certificate are made and intended not as personal representations, undertakings and agreements by the General Partner, but are made and intended for the purpose of binding only the Partnership. Nothing in the Global Certificate shall be construed as creating any liability on the General Partner, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Agreement.

(9) Successor Depository. If a successor to the Depository shall be employed as Depository hereunder, the Partnership and the General Partner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 9.2.2.

(10) Transfer of Units. Beneficial Owners that are not DTC Participants may transfer Units by instructing the DTC Participant or Indirect Participant holding the Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

9.2.3    Except as otherwise provided in this Agreement, the Partnership shall not recognize any transfer of Units until the Certificates (if applicable) and a Transfer Application have been provided to the General Partner evidencing such Units are surrendered for registration of transfer. Such Certificates must be accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 9.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

9.3.    Mutilated, Destroyed, Lost or Stolen Certificates.

9.3.1    If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership, shall execute, and upon its request, the Transfer Agent shall countersign and deliver in exchange therefore, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

9.3.2    The General Partner, on behalf of the Partnership, shall execute, and upon its request, the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(a) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(b) requests the issuance of a new Certificate before the Partnership has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c) if requested by the General Partner, delivers to the Partnership a bond or such other form of security or indemnity as may be required by the General Partner, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(d) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

9.3.3    As a condition to the issuance of any new Certificate under this Section 9.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) connected therewith.

9.4.    Record Holder. The Partnership and DTC shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any national securities exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

9.5.    Units and Partnership Securities. The General Partner is hereby authorized to cause the Partnership to issue Units and Partnership Securities or declare any distribution, subdivision or combination of Units or Partnership Securities, in each case for any Partnership purpose, at any time or from time to time, to the Partners, Unitholders or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners or Unitholders. The General Partner shall have sole discretion, subject to the requirements of the Act, in determining the consideration and terms and conditions with respect to any future issuance of Units or Partnership Securities.

9.5.1    The General Partner shall do all things necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any national securities exchange on which the Units or other Partnership Securities are listed for trading.

9.5.2    Distributions, Subdivisions and Combinations of Units.

(a) The Partnership may make a pro rata distribution of Units or other Partnership Securities to all Unitholders or may effect a subdivision or combination of the Units or other Partnership Securities so long as such event will not affect any Unitholder’s percentage interest in the Partnership except to the extent that a cash distribution, e.g., in lieu of fractional Units, or rounding of Units alters such percentage interest of the Unitholders following such event in accordance with Section 9.5.2(g) below. Any amounts calculated on a per Unit basis or stated as a number of Units will be proportionately adjusted retroactive to the beginning of the Partnership.

(b) Any distributions on Units shall be made as set forth in Section 9.2.2(a)(7).

(c) Any subdivision or combination of the Units pursuant to this Agreement shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Partnership and the General Partner expect that the Depository or its nominee, upon receipt of any instructions to effect a subdivision or combination in respect of Units, shall credit immediately DTC Participants’ accounts with the relevant Units or payment as a result of such subdivision or combination proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Partnership and the General Partner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. Neither the Partnership nor the General Partner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners with respect to such subdivision or combination of Units, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Units.

(d) Any distributions on or subdivision or combination of Units or other Partnership Securities shall be made in accordance with any notice of such distribution, subdivision or combination.

(e) Whenever such a distribution, subdivision or combination of Units or other Partnership Securities is declared, the General Partner shall select a date as of which the distribution, subdivision or combination shall be effective (the “Transaction Date”) and shall provide notice thereof at least 20 days prior to the Transaction Date.

(f) Promptly following any such distribution, subdivision or combination, the new number of Units or other Partnership Securities as of the applicable Transaction Date shall be reflected by DTC, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes.

(g) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the creation of fractional Units but for the provisions of this Section 9.5.2(g), each such fractional Unit shall be redeemed for cash or as otherwise provided in any notice of such distribution, subdivision or combination.

SECTION X

TRANSFER OF INTERESTS

10.1.    Transfer.

10.1.1    The term “transfer,” when used in this Section 10 with respect to an interest, shall be deemed to refer to an appropriate transaction by which the General Partner assigns its interest as General Partner to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

10.1.2    No interest shall be transferred in whole or in part, except in accordance with the terms and conditions set forth in this Section 10. Any transfer or purported transfer of an interest not made in accordance with this Section 10 shall be null and void.

10.2.    Transfer of General Partner’s Interest.

10.2.1    Except as set forth in this Section 10.2.1, the General Partner may transfer all, but not less than all, of its interest as the general partner to a single transferee if, but only if, (i) at least a majority of the

Limited Partners approve of such transfer and of the admission of such transferee as general partner, (ii) the transferee agrees to assume the rights and duties of the General Partner and be bound by the provisions of this Agreement and other applicable agreements, and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of the Partnership or cause the Partnership to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes. The foregoing notwithstanding, the General Partner is expressly permitted to pledge its interest as General Partner to secure the obligations of the Partnership under a Revolving Credit Facility, as the same may be amended, supplemented, replaced, refinanced or restated from time to time, or any successor or subsequent loan agreement.

10.2.2    Neither Section 10.2.1 nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) (i) the transfer by the General Partner of all of its interest as a general partner to an Affiliate or (ii) the transfer by the General Partner of all its interest as a general partner upon its merger or consolidation with or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement; provided, that in either such case, such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of the Partnership or cause the Partnership to be taxable as a corporation or otherwise taxed as an entity for federal income tax purpose. In the case of a transfer pursuant to this Section 10.2.2, the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the interest, and the business of the Partnership shall continue without dissolution.

10.3.    Transfer of Units.

10.3.1    Units may be transferred only in the manner described in Section 9.2. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

10.3.2    Until admitted as a Substituted Limited Partner pursuant to Section 11.2, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

10.3.3    Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

10.3.4    A transferee who has completed and delivered a Transfer Application provided by the seller of the Units (or if purchased on an exchange directly from the Partnership), shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the capacity and authority to enter into this Agreement, (iv) made the powers of attorney set forth in this Agreement, and (v) given the consents and made the waivers contained in this Agreement.

10.4.    Restrictions on Transfers. Notwithstanding the other provisions of this Section 10, no transfer of any Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the SEC, any state securities commission, the CFTC, or any other governmental authorities with jurisdiction over such transfer, (b) cause the Partnership to be taxable as a corporation or (c) affect the Partnership’s existence or qualification as a limited partnership under the Act. The General Partner may request each Record Holder to furnish certain information, including that holder’s nationality, citizenship or other related status. A transferee who is not a U.S. resident may not be eligible to become a Record Holder or a Limited Partner if such ownership would subject the Partnership to the risk of cancellation or forfeiture of any of its assets under any federal, state or local law or regulation. If the Record Holder fails to furnish the information or if the General Partner determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become a Limited Partner, the General Partner may be substituted as a holder for the Record Holder, who will then be treated as a non-citizen assignee, and the Partnership will have the right to redeem those securities held by the Record Holder.

10.5.    Tax Certificates.

10.5.1    All Limited Partners or Assignees (or, if the Limited Partner or Assignee is a nominee holding for the account of a Beneficial Owner, the Beneficial Owner) are required to provide the Partnership with a properly completed Tax Certificate.

10.5.2    If a Limited Partner or Assignee (or, if the Limited Partner or Assignee is a nominee holding for the account of a Beneficial Owner, the Beneficial Owner) fails to provide the Partnership with a properly completed Tax Certificate, the General Partner may request at any time and from time to time, that such Limited Partner or Assignee (or Beneficial Owner) shall, within 15 days after request (whether oral or written) therefore by the General Partner, furnish to the Partnership, a properly completed Tax Certificate. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 15-day period such Tax Certificate, the Units owned by such Limited Partner or Assignee (or in the case of a Limited Partner or Assignee that holds Units on behalf of a Beneficial Owner, the Units held on behalf of the Beneficial Owner) shall be subject to redemption in accordance with the provisions of Section 10.6.

10.6.    Redemption of Units for Failure to Provide Tax Certificate.

10.6.1    If at any time a Limited Partner or Assignee fails to furnish a properly completed Tax Certificate within the 15-day period specified in Section 10.5.2, the Partnership may redeem the Units of such Limited Partner or Assignee as follows:

(a) The General Partner shall not later than the tenth (10th) Business Day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at its last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed (the “Notice Date”). The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, and that payment of the redemption price will be made upon surrender of the certification evidencing the Redeemable Units.

(b) The aggregate redemption price for Redeemable Units shall be an amount equal to the market price as of the Close of Business on the Business Day immediately prior to the date fixed for redemption of Units to be so redeemed multiplied by the number of Units included among the Redeemable Units. The redemption price shall be paid in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the Prime Rate (as established by the Federal Reserve Board) and payable in three equal annual installments of principal together with accrued interest commencing one year after the redemption date.

(c) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the certification evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or its duly authorized representative shall be entitled to receive the payment therefore.

(d) In the event the Partnership is required to pay withholding tax or otherwise withhold any amount on behalf of, or with respect to, a Limited Partner or Assignee (or Beneficial Owner) who has failed to provide a properly completed Tax Certificate, such amounts paid or withheld by the Partnership shall be deemed to have been paid to such Limited Partner or Assignee (or Beneficial Owner) as part of the redemption price for the Redeemable Units and the Partnership shall reduce the amount of the payment made to such Limited Partner or Assignee (or Beneficial owner) in redemption of such Redeemable Units by any amounts so withheld.

10.6.2    After the Notice Date, Redeemable Units shall no longer constitute issued and Outstanding Units and no allocations or distributions shall be made with respect to such Redeemable Units. In addition, after the Notice Date, the Redeemable Units shall not be transferable.

10.6.3    The provisions of this Section 10.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Beneficial Owner.

SECTION XI

ADMISSION OF PARTNERS

11.1.    Admission of Initial Limited Partners and Other Creation Basket Purchases. Subject to the requirements of this Section 11, upon the issuance by the Partnership of Units to the Initial Limited Partner and any other purchasers of a Creation Basket, the General Partner shall admit the Initial Limited Partner and such other purchasers of the Creation Basket to the Partnership as Limited Partners in respect of the Units purchased.

11.2.    Admission of Substituted Limited Partners. By transfer of a Unit in accordance with Section 10, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Certificate to a purchaser or other transferee, and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (i) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s sole discretion, and (ii) when any such admission is shown on the books and records of the Partnership, following the consent of the General Partner to such admission. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have none of the other rights of a Limited Partner.

11.3.    Admission of Successor General Partner. A successor General Partner approved pursuant to this Section 11.3 or the transferee of or successor to all of the General Partner’s interest pursuant to Section 10.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 12 or the transfer of the General Partner’s interest pursuant to Section 10.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 10.2 has occurred. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

11.4.    Admission of Additional Limited Partners.

11.4.1    A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in this Agreement, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

11.4.2    Notwithstanding anything to the contrary in this Section 11.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

11.5.    Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and if necessary, to prepare as soon as practical an amendment of this Agreement and if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 15.

SECTION XII

WITHDRAWAL OR REMOVAL OF PARTNERS

12.1.    Withdrawal of the General Partner.

12.1.1    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(a) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(b) the General Partner transfers all of its rights as general partner pursuant to this Agreement;

(c) the General Partner is removed;

(d) the General Partner (1) makes a general assignment for the benefit of creditors; (2) files a voluntary bankruptcy petition; (3) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; (4) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (1) – (3) of this sentence; or (5) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(e) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

(f) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in this Section 12.1.1(d), (e) or (f) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 12.1 shall result in the withdrawal of the General Partner from the Partnership.

12.1.2    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be a General Partner pursuant to Section 12.1.1(b) or is removed pursuant to Section 12.2. If the General Partner gives a notice of withdrawal pursuant to Section 12.1.1(a), holders of at least a majority of such Outstanding Units (excluding for purposes of such determination any Units owned by the General Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein, the Partnership shall be dissolved in accordance with Section 13. If a successor General Partner is elected, such successor shall be admitted immediately prior to the effective time of the withdrawal or removal of the Departing Partner and shall continue the business of the Partnership without dissolution.

12.2.    Removal of the General Partner. The General Partner may be removed only if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (excluding for this purpose any Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Units (excluding for this purpose any Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner.

12.3.    Withdrawal of a Limited Partner other than the Organizational Limited Partner. In addition to withdrawal of a Limited Partner due to its redemption of Units constituting a Redemption Basket under this Agreement, the General Partner may, at any time, in its sole discretion, require any Limited Partner to withdraw entirely from the Partnership or to withdraw a portion of its Partner Capital Account, by giving not less than 15 days’ advance written notice to the Limited Partner thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the Capital Account of any Limited Partner: (i) that made a misrepresentation to the General Partner in connection with its purchase of Units; or (ii) whose ownership of Units would result in the violation of any law or regulations applicable to the Partnership or a Partner. The Limited Partner thus designated shall withdraw from the Partnership or withdraw that portion of its Partner Capital Account specified in such notice, as the case may be, as of the Close of Business on such date as determined by the General Partner. The Limited Partner thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from its Partner Capital Account, as the case may be, without further action on the part of said Limited Partner and the provisions of Section 17.6 shall apply.

SECTION XIII

TERMINATION AND DISTRIBUTION

13.1.    Termination. The Partnership shall continue in effect from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

(a) The death, adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of a General Partner who is the sole remaining General Partner, unless a majority in interest of the Limited Partners within 90 days after such event elects to continue the Partnership and appoints a successor General Partner; or

(b) The affirmative vote of a majority in interest of the Limited Partners; provided, however, that any such termination shall be subject to the conditions set forth in this Agreement.

13.2.    Assumption of Agreements. No vote by the Limited Partners to terminate the Partnership pursuant to Section 13.1(b) shall be effective unless, prior to or concurrently with such vote, there shall have been established procedures for the assumption of the Partnership’s obligations arising under any agreement to which the Partnership is a party and which is still in force immediately prior to such vote regarding termination, and there shall have been an irrevocable appointment of an agent who shall be empowered to give and receive notices, reports and payments under such agreements, and hold and exercise such other powers as are necessary to permit all other parties to such agreements to deal with such agent as if the agent were the sole owner of the Partnership’s interest, which procedures are agreed to in writing by each of the other parties to such agreements.

13.3.    Distribution

13.3.1    Upon termination of the Partnership, the affairs of the Partnership shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Partnership shall then be determined by the General Partner. Thereupon, the assets of the Partnership shall be distributed to the Partners pro rata in accordance with their Units. Each Partner shall receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Partner to Partner, all as the General Partner in its sole discretion may decide. If such distributions are insufficient to return to any Partner the full amount of its Capital Contributions, such Partner shall have no recourse against any other Partner.

13.3.2    The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partner or its successor, which is hereby authorized to do all acts authorized by law for these purposes. Without limiting the generality of the foregoing, the General Partner, in carrying out such winding up and distribution, shall have full power and authority to sell all or any of the Partnership’s assets or to distribute the same in kind to the Partners.

SECTION XIV

MEETINGS

14.1.    Meeting of Limited Partners. Upon the written request of 20% or more in interest of the Limited Partners, the General Partner may, but is not required to, call a meeting of the Limited Partners. Notice of such meeting shall be given within 30 days after, and the meeting shall be held within 60 days after, receipt of such request. The General Partner may also call a meeting not less than 20 and not more than 60 days prior to the meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and place.

SECTION XV

POWER OF ATTORNEY

15.1.    Appointment. Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a liquidator shall have been selected, the liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their respective authorized officers and attorneys-in-fact with full power of substitution, as its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (ii) all certificates, documents and other instruments that the General Partner or the liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement, (iii) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, (iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner or the Capital Contribution of any Partner, (v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Units issued, and (vi) all certificates documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership;

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approval waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the General Partner or the liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the liquidator, to effectuate the terms or intent of this Agreement, provided, that when required by this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the liquidator may exercise the power of attorney made in this Section 15 only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series;

15.2.    Survival. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest and it shall survive and not be affected by the subsequent death, incompetence, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership interest and shall extend to such Limited Partners or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the liquidator, within 15 days after receipt of the General Partner’s or the liquidator’s request therefor, such further designations, powers of attorney and other instruments as the General Partner or the liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION XVI

CREATION OF UNITS

16.1.    General. The Partnership will create and redeem Units from time to time, but only in one or more Creation Baskets or Redemption Baskets (a block of 100,000 Units shall be referred to as a “Basket”). The creation and redemption of Baskets will only be made in exchange for delivery to the Partnership or the distribution by the Partnership of the amount of United States government securities with maturities of 2 years or less (“Treasuries”) and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Units included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

16.2.    Creation Procedures. On any Business Day, a Participant, may place an order with the Partnership’s marketing agent to create one or more Baskets. Purchase orders must be placed by 12:00 PM New York time or the close of regular trading on the NYSE Arca, Inc., whichever is earlier. The day on which the marketing agent receives a valid purchase order is the purchase order date. By placing a purchase order, the Participant agrees to deposit Treasuries with the Partnership, or a combination of Treasuries and cash. Prior to the delivery of Baskets for a purchase order, the Participant must also have wired to the custodian the non-refundable creation transaction fee described in this Section 16.

16.3.    Determination of Required Deposits. The total deposit required to create each Basket (“Creation Basket Deposit”) is an amount of Treasuries and/or cash with a value that is in the same proportion to the total assets of the Partnership (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is properly received as the number of Units to be created under the purchase order is in proportion to the total number of Units outstanding on the date the order is received. The General Partner determines, in its sole discretion or in consultation with the administrator of the Partnership, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and cash that may be included in deposits to create Baskets. The Partnership, or its marketing agent on the Partnership’s behalf, will publish such requirements at the beginning of each Business Day. The amount of cash deposit required is the difference between (i) the aggregate market value of the Treasuries included in a Creation Basket Deposit as of 4:00 PM New York time on the date the order to purchase is properly received and (ii) the total required deposit.

16.4.    Delivery of Required Deposits. A Participant who places a purchase order is responsible for transferring to the Partnership’s account with the custodian the required amount of Treasuries and cash by the end of the third Business Day following the purchase order date. Upon receipt of the deposit amount, the administrator will direct DTC to credit the number of Baskets ordered to the Participant’s DTC account on the third Business Day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the custodian on behalf of the Partnership shall be borne solely by the Participant.

16.5.    Rejection of Purchase Orders. The General Partner, or its marketing agent on its behalf, shall have the absolute right but no obligation to reject a purchase order or a Creation Basket Deposit if: (1) it determines that the purchase order or the Creation Basket Deposit is not in proper form; (2) the General Partner, in its sole discretion, believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Partnership, Limited Partners or Unitholders; (3) the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the General Partner, be unlawful; or (4) circumstances outside the control of the General Partner, marketing agent or custodian make it, for all practical purposes, not feasible to process creations of Baskets (including if the General Partner determines that the investment alternatives available to the Partnership at that time will not enable it to meet its investment objective). None of the General Partner, marketing agent or custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

16.6.    Creation Transaction Fee. To compensate the Partnership for its expenses in connection with the creation of Baskets, a Participant is required to pay a transaction fee to the Partnership of $1,000 per order to create Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC in advance of any change in the transaction fee and will not implement any increase in the fee for the creation of Baskets until 30 days after the date of the notice.

SECTION XVII

REDEMPTION OF UNITS

17.1.    General. The procedures by which a Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any Business Day, a Participant may place an order with the marketing agent to redeem one or more Baskets. Redemption orders must be placed by 12:00 PM New York time or the close of regular trading on the NYSE Arca, Inc., whichever is earlier. A redemption order so received is effective on the date it is received in satisfactory form by the marketing agent. The day on which the marketing agent receives a valid redemption order is the redemption order date. By placing a redemption order, a Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Partnership’s account with its custodian not later than 3:00 PM New York time on the third Business Day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Participant must also have wired to the Partnership’s account with the custodian the non-refundable redemption transaction fee described in this Section 17.

17.2.    Determination of Redemption Distribution. The redemption distribution from the Partnership consists of a transfer to the redeeming Participant of an amount of Treasuries and/or cash with a value that is in the same proportion to the total assets of the Partnership (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Units to be redeemed under the redemption order is in proportion to the total number of Units outstanding on the date the order to redeem is received. The General Partner, directly or through its agent, will determine the requirements for Treasuries and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash, that may be included in distributions to redeem Baskets. The marketing agent will publish such requirements as of 4:00 PM New York time on the redemption order date.

17.3.    Delivery of Redemption Distribution. The redemption distribution due from the Partnership is delivered to the Participant by 3:00 PM New York time on the third Business Day following the redemption order date if, by 3:00 PM New York time on such third Business Day, the Partnership’s DTC account has been credited with the Baskets to be redeemed. If the Partnership’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Partnership (1) receives the fee applicable to the extension of the redemption distribution date which the General Partner may, from time to time, determine and (2) the remaining Baskets to be redeemed are credited to the Partnership’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the redemption order shall be cancelled and the Participant will indemnify the Partnership for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the redemption order and investments made to reflect that such order has been cancelled. Pursuant to instruction from the General Partner, the custodian is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Partnership’s DTC account by 3:00 PM New York time on the third Business Day following the redemption order date if the Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the General Partner may from time to time determine.

17.4.    Suspension or Rejection of Redemption orders. The General Partner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the New York Mercantile Exchange, the NYSE Arca, Inc. or the New York Stock Exchange is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, Inc. is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the General Partner determines to be necessary for the protection of the Limited Partners or Unitholders. None of the General Partner, the marketing agent or the custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. The General Partner will reject a redemption order if the order is not in proper form or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The General Partner may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding Units to 100,000 Units (i.e., one basket) or less, unless the General Partner has reason to believe that the party placing the redemption order does in fact possess all of the outstanding Units and can deliver them.

17.5.    Redemption Transaction Fee. To compensate the Partnership for its expenses in connection with the redemption of Baskets, a Participant is required to pay a transaction fee to the Partnership of $1,000 per order to redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC in advance of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

17.6.    Required Redemption. The General Partner may, at any time, in its sole discretion, require any Limited Partner to withdraw entirely from the Partnership or to withdraw a portion of its Partner Capital Account, by giving not less than 15 days advance written notice to the Limited Partner thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the Capital Account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of the Department of Labor Regulation (s) 2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) that made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) whose ownership of Units would result in the violation of any law or regulations applicable to the Partnership or a Partner. The Limited Partner thus designated shall withdraw from the Partnership or withdraw that portion of its Partner Capital Account specified in such notice, as the case may be, as of the Close of Business on such date as determined by the General Partner. The Limited Partner thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from its Partner Capital Account, as the case may be, without further action on the part of said Limited Partner.

SECTION XVIII

MISCELLANEOUS

18.1.    Notices. Any notice, offer, consent or other communication required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been sufficiently given or made when delivered personally to the party (or an officer of the party) to whom the same is directed, or (except in the event of a mail strike) five (5) Business Days after being mailed by first-class mail, postage prepaid, if to the Partnership or to a General Partner, or if to a Limited Partner, to the address set forth on Exhibit C hereof. Any Partner may change its address for the purpose of this Section 18.1 by giving notice of such change to the Partnership, such change to become effective on the tenth (10th) Business Day after such notice is given.

18.2.    Waiver of Partition. Each Partner hereby irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any Partnership property.

18.3.    Governing Law, Successors, Severability. This Agreement shall be governed by the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware by and between residents of Delaware and shall, subject to the restrictions on transferability set forth herein, bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

18.4.    Consent to Jurisdiction. The General Partner and the Limited Partners hereby (i) irrevocably submit to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to this Agreement, and (ii) consent to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party, to the fullest extent permitted by applicable law, waives any right it may otherwise have to (a) seek punitive or consequential damages, or (b) request a trial by jury.

18.5.    Entire Agreement. This Agreement constitutes the entire agreement among the parties; it supersedes any prior agreement or understanding among them, oral or written, all of which are hereby canceled. This Agreement may not be modified or amended other than pursuant to Sections 3 and 15.

18.6.    Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

18.7.    No Waiver. The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

18.8.    Legends. If certificates for any interest or interests are issued evidencing a Limited Partner’s interest in the Partnerships, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the General Partner to reflect restrictions upon transfer contemplated herein.

18.9.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

18.10.    Relationship between the Agreement and the Act. Regardless of whether any provisions of this Agreement specifically refer to particular Default Rules (as defined below), (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. For purposes of this Section 18.10, “Default Rule” shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of the Partnership’s certificate of limited partnership or this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Agreement of Limited Partnership on the date first written above.

General Partner
United States Commodity Funds LLC

By:
Name: Howard Mah
Title: Management Director

EXHIBIT A

Assets	Management Fee
First $1,000,000,000	0.60% of NAV
After the first $1,000,000,000	0.50% of NAV

Fees and Expenses are calculated on a daily basis and paid on a monthly basis (accrued at 1/365 of applicable percentage of the NAV on that day).

EXHIBIT B

FORM OF GLOBAL CERTIFICATE

Evidencing Units Representing Limited Partner Interests

in United States Natural Gas Fund, LP

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co. is the owner and registered holder of this Certificate evidencing the ownership of issued and outstanding Limited Partner Units (“Units”), each of which represents a fractional undivided unit of a beneficial interest in United States Natural Gas Fund, LP (the “Fund”), a Delaware limited partnership. Capitalized terms used not defined herein have the meaning given to such terms in the Fourth Amended and Restated Agreement of Limited Partnership, as amended, supplemented or restated to the date hereof (the “Limited Partnership Agreement”).

At any given time, this Certificate shall represent the limited units of beneficial interest in the Fund purchased by a particular authorized Participant on the date of this Certificate. The Limited Partnership Agreement of the Fund provides for the deposit of cash with the Fund from time to time and the issuance by the Fund of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Fund. At the request of the registered holder, this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request; provided, however, that in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Limited Partnership Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of California and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Limited Partnership Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Limited Partnership Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal business office of the General Partner.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Limited Partnership Agreement and this Certificate are executed and delivered by United States Commodity Funds LLC as General Partner of the Fund, in the exercise of the powers and authority conferred and vested in it by the Limited Partnership Agreement. The representations, undertakings and agreements made on the part of the Fund in the Limited Partnership Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by the General Partner, other than acting in its capacity as such, but are made and intended for the purpose of binding only the Fund. Nothing in the Limited Partnership Agreement or this Certificate shall be construed as imposing any liability on the General Partner, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Limited Partnership Agreement or this Certificate.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF UNITED STATES NATURAL GAS FUND, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, TERMINATE THE EXISTENCE OR QUALIFICATION OF UNITED STATES NATURAL GAS FUND, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR CAUSE UNITED STATES NATURAL GAS FUND, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). UNITED STATES COMMODITY FUNDS LLC, THE GENERAL PARTNER OF UNITED STATES NATURAL GAS FUND, LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF UNITED STATES NATURAL GAS FUND, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

This Certificate shall not become valid or binding for any purpose until properly executed by the General Partner.

IN WITNESS WHEREOF, the General Partner of the Fund has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Persons.

United States Commodity Funds, LLC as General Partner

By:
Date:

EXHIBIT C

ADDRESSES FOR NOTICE

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, California 94612

with a copy to

Brown Brothers Harriman & Co.

40 Water Street

Boston, MA 02109

Attention: Manager, Fund Administration Department

EXHIBIT D

APPLICATION FOR TRANSFER OF UNITS

Transferees of Units must execute and deliver this application to United States Natural Gas Fund, LP, c/o United States Commodity Funds LLC, 1999 Harrison Street, Suite 1530, Oakland, California 94612, to be admitted as limited partners to United States Natural Gas Fund, LP.

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Units evidenced hereby and hereby certifies to United States Natural Gas Fund, LP (the “Partnership”) that the Assignee (including to the best of Assignee’s knowledge, any person for whom the Assignee will hold the Units) is an Eligible Holder.*

The Assignee (a) requests admission as a Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated to the date hereof (the “Limited Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Limited Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Limited Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Limited Partnership Agreement, (d) gives the powers of attorney provided for in the Limited Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Limited Partnership Agreement. Capitalized terms used but not defined herein have the meanings given to such terms in the Limited Partnership Agreement.

Date:
Social Security or other identifying Number of Assignee	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

Individual Trust	Partnership Other (specify)	Corporation

If not an Individual (check one):

the entity is subject to United States federal income taxation on the income generated by the Partnership;

the entity is not subject to United States federal income taxation, but it is a pass-through entity and all of its beneficial owners are subject to United States federal income taxation on the income generated by the Partnership;

the entity is not subject to United States federal income taxation and it is (a) not a pass-through entity or (b) a pass-through entity, but not all of its beneficial owners are subject to United States federal income taxation on the income generated by the Partnership. Important Note – by checking this box, the Assignee is contradicting its certification that it is an Eligible Holder.

*	The Term “Eligible Holder” means (a) an individual or entity subject to United States federal income taxation on the income generated by the Partnership; or (b) an entity not subject to United States federal income taxation on the income generated by the Partnership, so long as all of the entity’s owners are subject to United States federal income taxation on the income generated by the Partnership. Individuals or entities are subject to taxation, in the context of defining an Eligible Holder, to the extent they are taxable on the items of income and gain allocated by the Partnership. Schedule I hereto contains a list of various types of investors that are categorized and identified as either “Eligible Holders” or “Non-Eligible Holders.”

Nationality (check one):

U.S. Citizen, Resident or Domestic Entity**	Non-resident Alien**

Foreign Corporation**

**	As those terms are defined in the Code.

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A. Individual Interestholder

1. I am not a non-resident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identification number (Social Security Number) is

3. My home address is

B. Partnership, Corporation or Other Interestholder

1. The interestholder is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury regulations).

2. The interestholder’s U.S. employer identification number is

3. The interestholder’s office address and place of incorporation (if applicable) is

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of FINRA, or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Units shall be made to the best of the Assignee’s knowledge.

STATEMENT OF ADDITIONAL INFORMATION

UNITED STATES NATURAL GAS FUND, LP

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 12.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

This statement of additional information and accompanying disclosure document are both dated April 29, 2013.

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UNITED STATES NATURAL GAS FUND, LP

Page
The Commodity Interest Markets	SAI-3
Potential Advantages of Investment	SAI-9
Prior Performance of the General Partner and Related Public Funds	SAI-10

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The Commodity Interest Markets

General

The CEA governs the regulation of commodity interest transactions, markets and intermediaries. The CEA provides for varying degrees of regulation of commodity interest transactions depending upon: (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization.

The offer and sale of units of USNG, as well as units of each of the Related Public Funds, is registered under the Securities Act. USNG and the Related Public Funds are subject to the requirements of the Securities Act, the Exchange Act and the rules and regulations adopted thereunder as administered by the SEC. Firms’ participation in the distribution of units are regulated as described above, as well as by the self regulatory association, FINRA.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has

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offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

To date, the forward markets have been largely unregulated, forward contracts have been executed bilaterally and, in general, forward contracts have not been cleared or guaranteed by a third party. While recently adopted laws and regulations may require certain forward contracts to be cleared through regulated clearing organizations, absent such clearing organizations, USNG’s trading in forward contracts will be exposed to the creditworthiness of the counterparties on the other side of the trade.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take

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a position at a specified price in the underlying forward contract or commodity. However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Swap Contracts

Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principally traded off-exchange, although certain swap contracts are also being traded in electronic trading facilities and cleared through clearing organizations.

Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty’s obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less any collateral deposits it is holding.

Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Once accepted by the clearing house, the original swap transaction is novated and the central counterparty becomes the counterparty to a trade with each of the original parties based upon the trade terms determined in the original transaction. In this manner each individual swap counterparty reduces its risk of loss due to counterparty nonperformance because the clearing house acts as the counterparty to each transaction.

Regulation

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, exempt board of trade or electronic trading facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder and administered by the CFTC. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a CPO, such as the General Partner, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the General Partner’s registration as a CPO would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, USNG or the Related Public Funds.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

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Under certain circumstances, the CEA grants unitholders the right to institute a reparations proceeding before the CFTC against the General Partner (as a registered commodity pool operator), as well as those of their respective employees who are required to be registered under the CEA. Unitholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. The NFA is the only self regulatory association for commodities professionals other than the exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operation. the General Partner is a member of the NFA. As a member of the NFA, the General Partner is subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA requires all FCMs, such as USNG’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The proposed rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the self-regulatory organizations are monitoring the activities of FCMs in a thorough manner. The final regulations have not yet been adopted.

USNG’s investors are afforded prescribed rights for reparations under the CEA against the General Partner (as a registered commodity pool operator), as well as its respective employees who are required to be registered under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a FCM, introducing broker, commodity trading advisor, CPO and their respective associated persons.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law, as exemplified by the various discussions of the Dodd-Frank Act. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

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Futures Contracts and Position Limits

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the United States. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the United States.

In October 2011, the CFTC finalized the Position Limit Rules, which were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect USNG, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. As a result, USNG may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect USNG, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of USNG to meet its investment objectives through limits that may inhibit the General Partner’s ability to sell additional Creation Baskets of USNG.

Based on its current understanding of the final position limit regulations, the General Partner does not anticipate significant negative impact on the ability of USNG to achieve its investment objective.

“Swap” Transactions

The Dodd-Frank Act imposes new regulatory requirements on certain “swap” transactions that USNG is authorized to engage in that may ultimately impact the ability of USNG to meet its investment objective. On April 27, 2011, the CFTC and the SEC proposed joint rules defining the term “swap” and thus providing more clarity regarding which transactions will be regulated as such under the Dodd-Frank Act. However, the CFTC and SEC have not implemented final regulations on this issue and it is therefore still uncertain which types of transactions will be ultimately regulated as “swaps.”

The Dodd-Frank Act requires that certain transactions ultimately falling within the definition of “swap” be executed on organized exchanges or “swap execution facilities” and cleared through regulated clearing organizations (which are referred to in the Dodd-Frank Act as “derivative clearing organizations”). However, as described above, it is currently unknown which swaps will be subject to such trading and clearing requirements. If a swap is required to be cleared, the initial margin will be set by the clearing organization, subject to certain regulatory requirements and guidelines. Initial and variation margin requirements for swap dealers and major swap participants who enter into uncleared swaps and capital requirements for swap dealers and major swap participants who enter into both cleared and uncleared trades will be set by the CFTC, the SEC or the applicable Prudential Regulator. On July 25, 2011, the CFTC adopted final regulations to determine which entities will be regulated as “swap dealers” and “major swap participants” and thus have to comply with these capital and margin requirements (as well as a multitude of other requirements under the Dodd-Frank Act). In general, increased regulation of, and the imposition of additional costs on, swap transactions could have an adverse effect on USNG

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by, for example, reducing the size of and therefore liquidity in the derivatives market, increasing transaction costs and decreasing the ability to customize derivative transactions. The final rule regarding review of swaps for mandatory clearing went effective September 26, 2011.

On July 14, 2011, the CFTC issued an order providing temporary relief from certain swaps-related provisions of Title VII that would have automatically taken effect on July 16, 2011. The final order granted temporary exemptive relief that, by its terms, expires upon the earlier of the effective date of the required final rulemaking or December 31, 2011. On October 18, 2011, the CFTC issued an order, which modifies the July 14, 2011 order by extending the temporary exemptive relief to the earlier of the effective date of the required final rulemaking or July 16, 2012.

On February 7, 2012, the CFTC published a rule requiring each FCM and derivative clearing organization (“DCO”) to segregate cleared swaps and related collateral posted by a customer of the FCM from the assets of the FCM or DCO, although such property can be commingled with the property of other cleared swaps customers of the FCM or DCO. This rule addresses losses incurred by a DCO in a so-called “double default” scenario in which a customer of an FCM defaults in its obligations to the FCM and the FCM, in turn, defaults in its obligations to the DCO. Under this scenario, the DCO can only access the collateral attributable to other customers of the DCO whose cleared swap positions are in a loss position following the primary customer’s default. This rule is scheduled to become effective on November 8, 2012. Some market participants have expressed concern that the requirements of this segregation rule may result in higher initial margins or higher fees. USNG does not anticipate any impact to its operations in order to meet the requirements of the new rule.

Additionally, the CFTC published rules on February 17, 2012 and April 3, 2012 that require “swap dealers” and “major swap participants” to: 1) adhere to business conduct standards, 2) implement policies and procedures to ensure compliance with the Commodity Exchange Act, 3) maintain records of such compliance. These new requirements may impact the documentation requirements for both cleared and non-cleared swaps and cause swap dealers and major swap participants to face increased compliance costs that, in turn, may be passed along to counterparties (such as USNG) in the form of higher fees and expenses that related to trading swaps.

Finally, on February 24, 2012, the CFTC amended certain disclosure obligations to require that the operator of a commodity pool that invests in swaps include standardized swap risk disclosures in the pool’s disclosure documents by December 31, 2012.

The effect of the future regulatory change on USNG is impossible to predict, but it could be substantial and adverse.

Commodity Margin

Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 5%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

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Brokerage firms, such as USNG’s clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require USNG to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers’ discretion.

Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin but generally does require the extension of credit between counterparties. This extension of credit is generally secured by transfers of collateral and/or independent amounts. Collateral is transferred between counterparties during the term of an over-the-counter transaction based upon the changing value of the transaction, while independent amounts are fixed amounts posted by one or both counterparties at the start of an over-the-counter transaction.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to USNG’s trading, USNG (and not its investors personally) is subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Potential Advantages of Investment

The Advantages of Non-Correlation

Given that historically, the price of natural gas and of Natural Gas Futures Contracts and Other Natural Gas-Related Investments has had very little correlation to the stock and bond markets, the General Partner believes that the performance of USNG should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts — being able to be long or short a commodity interest position with similar ease — means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and it is entirely possible that USNG may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding USNG’s units to an investor’s portfolio may provide diversification, USNG is not a hedging mechanism vis-à-vis traditional debt and equity portfolio components and you should not assume that USNG units will appreciate during periods of inflation or stock and bond market declines.

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Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that USNG’s performance will likely have little relation to the performance of equity and debt instruments, reflecting the General Partner’s belief that certain factors that affect equity and debt prices may affect USNG differently and that certain factors that affect equity and debt prices may not affect USNG at all. USNG’s net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The General Partner does not expect that USNG’s performance will be negatively correlated to general debt and equity markets.

Prior Performance of the General Partner and Related Public Funds

The General Partner manages the Related Public Funds. Each of the Related Public Funds is a commodity pool that issues units traded on the NYSE Arca. The chart below shows, as of January 31, 2013, the number of Authorized Purchasers, the total number of baskets created and redeemed since inception and the number of outstanding units for each of the Related Public Funds.

	# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Units
USDHO	12	10	9	200,000
USOF	19	8,051	7,742	30,900,000
US12OF	10	168	147	2,800,000
USCI	8	136	30	8,600,000
UGA	13	91	97	1,000,000
US12NG	9	54	16	2,700,000
USSO	13	27	21	400,000
USBO	9	49	47	550,000
CPER	6	1	0	100,000
USAG	6	3	2	100,000
USMI	6	3	1	100,000

The ability of each of the Related Public Funds (other than USNG) to track its benchmark from inception to January 31, 2013 presented below.

Since the commencement of the offering of USDHO units to the public on April 9, 2008 to January 31, 2013, the simple average daily change in its Benchmark Futures Contract was (0.005)%, while the simple average daily change in the NAV of USDHO over the same time period was (0.007)%. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Futures Contract, the average error in daily tracking by the NAV (0.812)%, meaning that over this time period USDHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to January 31, 2013, the simple average daily change in its benchmark oil futures contract was (0.012)%, while the simple average daily change in the NAV of USOF over the same time period was (0.010)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 0.468%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12OF units to the public on December 6, 2007 to January 31, 2013, the simple average daily change in the average price of its benchmark futures contracts was 0.011%, while

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the simple average daily change in the NAV of US12OF over the same time period was 0.010%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.596)%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to January 31, 2013, the simple average daily change in its benchmark futures contract was 0.052%, while the simple average daily change in the NAV of UGA over the same time period was 0.050%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.831)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to January 31, 2013, the simple average daily change in its benchmark futures contract was 0.097%, while the simple average daily change in the NAV of USBO over the same time period was 0.093%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.883)%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to January 31, 2013, the simple average daily change in the average price of its benchmark futures contracts was (0.110)%, while the simple average daily change in the NAV of US12NG over the same time period was (0.114)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.569)%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to January 31, 2013, the inverse of the simple average daily change in its benchmark futures contract was (0.019)%, while the simple average daily change in the NAV of USSO over the same time period was (0.023)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.134)%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USCI units to the public on August 10, 2010 to January 31, 2013, the simple average daily change in the Commodity Index was 0.039%, while the simple average daily change in the NAV of USCI over the same time period was 0.034%. The average daily difference was (0.005)% (or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was (2.900)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of CPER units to the public on November 15, 2011 to January 31, 2013, the simple average daily change in the Copper Index was 0.022%, while the simple average daily change in the NAV of CPER over the same time period was 0.027%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Copper Index, the average error in daily tracking by the NAV was (2.015)%.

Since the commencement of the offering of USAG units to the public on April 13, 2012 to January 31, 2013, the simple average daily change in its index was 0.022%, while the simple average daily change in the

SAI-11

NAV of USAG over the same time period was 0.017%. The average daily difference was (0.005)% or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was 7.643%.

Since the commencement of the offering of USMI units to the public on June 19, 2012 to January 31, 2013, the simple average daily change in its index was 0.064%, while the simple average daily change in the NAV of USMI over the same time period was 0.062%. The average daily difference was (0.002)% or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was (1.638)%.

The table below shows the relationship between the trading prices of the units of each of the Related Public Funds and the daily NAV of such fund, since inception through January 31, 2013. The first row shows the average amount of the variation between the fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. The General Partner believes that maximum and minimum end of day premiums and discounts typically occur because trading in units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concerns relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USOF	USCI	US12OF	UGA	USDHO	US12NG	USBO	USSO	CPER	USAG	USMI
Average Difference	$(0.00)	$0.05	$(0.04)	$0.00	$(0.01)	$0.01	$(0.04)	$0.00	$(0.05)	$0.05	$0.09
Max Premium %	3.88%	2.03%	4.11%	6.29%	5.75%	6.68%	2.06%	3.08%	4.31%	4.33%	4.23%
Max Discount %	(4.51)%	(1.34)%	(9.72)%	(4.50)%	(3.85)%	(6.52)%	(3.13)%	(3.41)%	(5.45)%	(2.03)%	(9.28)%

There are significant differences between investing in the Fund and the Related Public Funds and investing directly in the futures market. The General Partner’s results with USNG and the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. Moreover, given the different investment objectives of USNG and the Related Public Funds, the performance of USNG may not be representative of the results that may be experienced by the other Related Public Funds. For more information on the performance of the Related Public Funds see the Performance Tables below.

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Performance of the Related Public Funds

USOF:

COMPOSITE PERFORMANCE DATA FOR USOF

Name of Commodity Pool: United States Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through January 31, 2013): $35,347,704,404

Total Net Assets as of January 31, 2013: 1,090,631,721

NAV per Unit as of January 31, 2013: $35.30

Worst Monthly Percentage Draw-down: Oct 2008 (31.57)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (75.84)%

Number of Unitholders (as of December 31, 2012): 54,915

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	(4.00)%	(14.60)%	(8.78)%	(0.62)%	(0.60)%	5.63%
February	11.03%	(6.55)%	8.62%	1.21%	8.25%
March	0.63%	7.23%	4.61%	8.78%	(4.27)%
April	12.38%	(2.38)%	2.04%	6.12%	1.25%
May	12.80%	26.69%	(17.96)%	(10.43)%	(17.83)%
June	9.90%	4.16%	0.47%	(7.65)%	(2.24)%
July	(11.72)%	(2.30)%	3.57%	(0.24)%	3.14%
August	(6.75)%	(1.98)%	(9.47)%	(7.66)%	9.18%
September	(12.97)%	0.25%	8.97%	(11.08)%	(4.82)%
October	(31.57)%	8.43%	0.89%	17.32%	(6.93)%
November	(20.65)%	(0.51)%	2.53%	7.76%	2.45%
December	(22.16)%	(0.03)%	8.01%	(1.78)%	2.55%
Annual Rate of Return	(54.75)%	14.14%	(0.49)%	(2.31)%	(12.21%)	5.63	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USNG.”

SAI-13

US12OF:

COMPOSITE PERFORMANCE DATA FOR US12OF

Name of Commodity Pool: United States 12 Month Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: December 6, 2007

Aggregate Subscriptions (from inception through January 31, 2013): $494,471,069

Total Net Assets as of January 31, 2013: $117,089,309

NAV per Unit as of January 31, 2013: $41.82

Worst Monthly Percentage Draw-down: Oct 2008 (29.59)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (66.97)%

Number of Unitholders (as of December 31, 2012): 4,510

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	(2.03)%	(7.11)%	(8.40)%	3.38%	0.92%	5.05%
February	10.48%	(4.34)%	6.73%	1.89%	7.71%
March	(0.66)%	9.22%	4.16%	7.30%	(3.03)%
April	11.87%	(1.06)%	6.37%	5.94%	0.65%
May	15.47%	20.40%	(15.00)%	(8.91)%	(16.94)%
June	11.59%	4.51%	(1.00)%	(6.43)%	(1.04)%
July	(11.39)%	1.22%	4.16%	(0.43)%	2.59%
August	(6.35)%	(2.85)%	(5.92)%	(8.42)%	8.54%
September	(13.12)%	(0.92)%	7.02%	(11.50)%	(4.27)%
October	(29.59)%	8.48%	(0.05)%	15.03%	(5.72)%
November	(16.17)%	2.31%	1.86%	7.72%	2.49%
December	(12.66)%	(1.10)%	9.10%	(0.75)%	1.97%
Annual Rate of Return	(42.39)%	29.23%	6.29%	1.28%	(8.40)%	5.05	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USNG.”

SAI-14

UGA:

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Commodity Pool: United States Gasoline Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 26, 2008

Aggregate Subscriptions (from inception through January 31, 2013): $343,968,568

Total Net Assets as of January 31, 2013: $63,717,067

NAV per Unit as of January 31, 2013: $63.72

Worst Monthly Percentage Draw-down: Oct 2008 (38.48)%

Worst Peak-to-Valley Draw-down: June 08 — Dec 08 (69.02)%

Number of Unitholders (as of December 31, 2012): 5,490

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008		2009	2010	2011	2012	2013
January	—		16.23%	(7.47)%	2.19%	8.37%	9.13%
February	(0.56	)%**	0.26%	7.33%	9.52%	6.83%
March	(2.39)%		2.59%	5.42%	7.16%	1.59%
April	10.94%		2.07%	3.15%	10.45%	(3.45)%
May	15.60%		30.41%	(15.54)%	(9.21)%	(11.05)%
June	4.79%		1.65%	1.93%	(0.99)%	(0.61)%
July	(12.79)%		6.24%	2.95%	4.67%	9.60%
August	(3.88)%		(3.71)%	(10.42)%	(1.53)%	13.02%
September	(9.36)%		(3.38)%	9.45%	(11.02)%	0.96%
October	(38.48)%		10.96%	2.19%	3.90%	(9.42)%
November	(21.35)%		1.00%	8.19%	(2.05)%	4.82%
December	(15.72)%		0.55%	11.33%	3.49%	1.27%
Annual Rate of Return	(59.58)%		80.16%	15.52%	15.00%	20.72%	9.13	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008
***	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USNG.”

SAI-15

USDHO:

COMPOSITE PERFORMANCE DATA FOR USDHO

Name of Commodity Pool: United States Diesel-Heating Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 9, 2008

Aggregate Subscriptions (from inception through January 31, 2013): $33,857,235

Total Net Assets as of January 31, 2013: $6,956,825

NAV per Unit as of January 31, 2013: $34.78

Worst Monthly Percentage Draw-down: Oct 2008 (28.63)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (69.17)%

Number of Unitholders (as of December 31, 2012): 666

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	—	0.05	(10.17)%	7.58%	4.73%	2.99%
February	—	(11.34)%	5.78%	6.98%	5.62%
March	—	6.73%	6.42%	5.45%	(1.46)%
April	2.84%**	(3.85)%	5.13%	4.75%	0.17%
May	15.93%	23.13%	(14.14)%	(7.17)%	(15.28)%
June	5.91%	4.55%	(0.40)%	(4.01)%	0.03%
July	(12.18)%	0.39%	2.48%	4.68%	4.98%
August	(8.41)%	(2.71)%	(5.88)%	(0.85)%	11.24%
September	(9.77)%	(0.48)%	12.75%	(10.18)%	(0.68)%
October	(28.63)%	7.60%	(2.20)%	10.10%	(2.76)%
November	(18.38)%	0.19%	2.97%	(1.36)%	(0.38)%
December	(17.80)%	2.23%	8.75%	(4.12)%	(0.94)%
Annual Rate of Return	(56.12)%	25.52%	8.28%	9.96%	2.99%	2.99	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
***	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USNG.”

SAI-16

US12NG

COMPOSITE PERFORMANCE DATA FOR US12NG

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through January 31, 2013): $118,127,314

Total Net Assets as of January 31, 2013: $46,628,788

NAV per Unit as of January 31, 2013: $17.27

Worst Monthly Percentage Draw-down: Mar 2010 (15.47)%

Worst Peak-to-Valley Draw-down: Dec 09-April 12 (69.56)%

Number of Unitholders (as of December 31, 2012): 3,546

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013
January			(5.93)%	(0.68)%	(12.16)%	0.23%
February			(5.18)%	(6.49)%	(0.32)%
March			(15.47)%	5.32%	(11.85)%
April			0.07%	3.53%	0.00%
May			3.11%	(2.23)%	0.06%
June			1.27%	(6.11)%	6.11%
July			(0.05)%	(5.28)%	6.62%
August			(13.53)%	(1.43)%	(9.39)%
September			(6.23)%	(8.12)%	11.26%
October			(1.78)%	(1.72)%	1.55%
November	(0.02	)%**	(0.92)%	(10.27)%	(5.22)%
December	7.56%		4.88%	(13.92)%	(4.17)%
Annual Rate of Return	7.54%		(34.83)%	(39.47)%	(18.76)%	0.23	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009
***	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USNG.”

SAI-17

USAG:

COMPOSITE PERFORMANCE DATA FOR USAG

Name of Commodity Pool: United States Agricultural Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 13, 2012

Aggregate Subscriptions (from inception through January 31, 2013): $2,500,000

Total Net Assets as of January 31, 2013: $2,567,382

NAV per Unit as of January 31, 2013: $25.67

Worst Monthly Percentage Draw-down: May 12 (4.88)%

Worst Peak-to-Valley Draw-down: Aug 12- Dec 12 (9.27%)

Number of Unitholders (as of December 31, 2012): 87

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013
January			0.43%
February			—
March			—
April	(1.68	)%**	—
May	(4.88)%		—
June	9.20%		—
July	10.07%		—
August	0.25%		—
September	(2.80)%		—
October	(1.97)%		—
November	(1.38)%		—
December	(3.44)%		—
Annual Rate of Return	2.24%		0.43	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 13, 2012
***	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USNG.”

SAI-18

CPER:

COMPOSITE PERFORMANCE DATA FOR CPER

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through January 31, 2013): $2,500,000

Total Net Assets as of January 31, 2013: $2,601,090

NAV per Unit as of January 31, 2013: $26.01

Worst Monthly Percentage Draw-down: May 12 (11.91)%

Worst Peak-to-Valley Draw-down: Feb 12-May 12 (13.60)%

Number of Unitholders (as of December 31, 2012): 161

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2011	2012	2013
January	—	10.13%	2.28%
February	—	2.00%	—
March	—	(1.49%)	—
April	—	(0.44%)	—
May	—	(11.91%)	—
June	—	3.49%	—
July	—	(2.12%)	—
August	—	0.79%	—
September	—	8.45%	—
October	—	(6.43%)	—
November	1.80%**	3.29%	—
December	(3.85)%	0.04%	—
Annual Rate of Return	(2.12)%	3.92%	2.28	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011
***	Through January 31, 2013

For a definition of Draw-down, please see the text below “Composite Performance Data for USNG.”

SAI-19

USSO:

COMPOSITE PERFORMANCE DATA FOR USSO

Name of Commodity Pool: United States Short Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 24, 2009

Aggregate Subscriptions (from inception through January 31, 2013): $79,889,217

Total Net Assets as of January 31, 2013: $14,318,799

NAV per Unit as of January 31, 2013: $35.80

Worst Monthly Percentage Draw-down: Oct 11 (16.00)%

Worst Peak-to-Valley Draw-down: Aug 10 — Feb 12 (33.97)%

Number of Unitholders (as of December 31, 2012): 636

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013
January			9.05%	(0.64)%	0.11%	(5.52)%
February			(8.94)%	(1.94)	(8.09)%
March			(4.92)%	(8.89)	3.88%
April			(2.50)%	(6.27)	(1.62)%
May			20.18%	9.28%	20.85%
June			(1.42)%	7.21%	0.61%
July			(4.17)%	(0.30)%	(3.97)%
August			9.61%	6.24%	(8.92)%
September	(2.90	)%**	(8.75)%	10.71%	4.59%
October	(8.65)%		(1.59)%	(16.00)%	6.56%
November	(0.25)%		(3.18)%	(7.78)%	(3.25)%
December	(0.57)%		(7.74)%	1.03%	(2.82)%
Annual Rate of Return	(12.02)%		(8.12)%	(10.54)%	4.78%	(5.52	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009
***	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USNG.”

SAI-20

USMI:

COMPOSITE PERFORMANCE DATA FOR USMI

Name of Commodity Pool: United States Metals Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 19, 2012

Aggregate Subscriptions (from inception through January 31, 2013): $4,909,773

Total Net Assets as of January 31, 2013: $2,730,343

NAV per Unit as of January 31, 2013: $27.30

Worst Monthly Percentage Draw-down: Oct 12 (7.74)%

Worst Peak-to-Valley Draw-down: Sep 12- Oct 12 (7.74%)

Number of Unitholders (as of December 31, 2012): 18

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013
January			3.14%
February			—
March			—
April			—
May			—
June	(1.20	)%**	—
July	(1.46)%		—
August	4.23%		—
September	8.99%		—
October	(7.74)%		—
November	5.17%		—
December	(1.34)%		—
Annual Rate of Return	5.88%		3.14	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 12, 2012
***	Through January 31, 2013

For a definition of Draw-down, please see the text below “Composite Performance Data for USNG.”

SAI-21

USCI Performance:

COMPOSITE PERFORMANCE DATA FOR USCI

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through January 31, 2013): $435,625,033

Total Net Assets as of January 31, 2013: $516,178,758

NAV per Unit as of January 31, 2013: $60.02

Worst Monthly Percentage Draw-down: Sept 11 (11.69)%

Worst Peak-to-Valley Draw-down: April 11 — May 12 (21.60)%

Number of Unitholders (as of December 31, 2012): 15,335

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010		2011	2012	2013
January	—		4.01%	4.45%	2.69%
February	—		5.27%	4.01%
March	—		(0.14)%	(3.49)%
April	—		1.89%	(0.62)%
May	—		(5.77)%	(7.76)%
June	—		(5.03)%	2.35%
July	—		3.52%	6.52%
August	(0.02	)%**	(0.33)%	1.34%
September	8.36%		(11.69)%	(1.18)%
October	6.31%		5.08%	(3.44)%
November	0.76%		(1.16)%	0.89%
December	10.93%		(3.72)%	(2.21)%
Annual Rate of Return	28.74%		(9.17)%	(0.03)%	2.69	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010
***	Through January 31, 2013

For a definition of Draw-down, please see the text below “Composite Performance Data for USNG.”

SAI-22